================================================================================


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor


                             CAPMARK SERVICES, L.P.,
                                    Servicer


                       NATIONAL CONSUMER COOPERATIVE BANK,
                          Servicer and Special Servicer


                             LENNAR PARTNERS, INC.,
                                Special Servicer


                        WELLS FARGO BANK MINNESOTA, N.A.,
                                     Trustee


                         POOLING AND SERVICING AGREEMENT


                            Dated as of July 11, 2000


                                 $1,111,999,815
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................
Section 1.02  Certain Calculations..........................................
Section 1.03  Loan Identification Convention................................

                                   ARTICLE II

                             CONVEYANCE OF LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Loans...........................................
Section 2.02  Acceptance by Trustee.........................................
Section 2.03  Representations, Warranties and Covenants of the
              Depositor; Repurchase of Loans by the Mortgage Loan
              Sellers, FINOVA, FINOVA Capital and Llama for Defects in Mortgage Files and Breaches of Representations and
              Warranties....................................................
Section 2.04  Execution of Certificates.....................................

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act as
              Special Servicer; Administration of the Loans.................
Section 3.02  Collection of Loan Payments...................................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
              Servicing Accounts............................................
Section 3.04  The Collection Account, Distribution Accounts and Excess
              Interest Distribution Account.................................
Section 3.05  Permitted Withdrawals from the Collection Account and the
              Distribution Accounts.........................................
Section 3.06 Investment of Funds in the Collection Account, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts,
              the Interest Reserve Account and the REO Account..............
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
              and Fidelity Coverage.........................................
Section 3.08  Enforcement of Due-On-Sale and Due-On-Encumbrance
              Clauses; Assumption Agreements; Defeasance Provisions.........
Section 3.09  Realization upon Defaulted Loans..............................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files...............
Section 3.11  Servicing Compensation........................................
Section 3.12  Reports to the Trustee; Collection Account Statements.........
Section 3.13  Annual Statement as to Compliance.............................
Section 3.14  Reports by Independent Public Accountants.....................
Section 3.15  Access to Certain Information.................................
Section 3.16  Title to REO Property; REO Account............................
Section 3.17  Management of REO Property....................................
Section 3.18  Sale of Defaulted Loans and REO Properties....................
Section 3.19  Additional Obligations of the Servicer and Special
              Servicer; Inspections; Appraisals.............................
Section 3.20  Modifications, Waivers, Amendments and Consents...............
Section 3.21  Transfer of Servicing Between Servicer and Special
              Servicer; Record Keeping; Asset Status Report.................
Section 3.22  Sub-Servicing Agreements......................................
Section 3.23  Representations, Warranties and Covenants of Each
              Servicer......................................................
Section 3.24  Representations, Warranties and Covenants of Each Special
              Servicer......................................................
Section 3.25 Servicing of the L'Enfant Mortgage Loan, the Crystal Pavilion/Petry Building Mortgage Loan and the 1211 Avenue
              of the Americas Mortgage Loan.................................
Section 3.26  Limitation on Liability of the Directing
              Certificateholder.............................................
Section 3.27  Reports to the Securities and Exchange Commission;
              Available Information.........................................
Section 3.28  Lock-Box Accounts and Servicing Accounts......................
Section 3.29  Interest Reserve Account......................................
Section 3.30  Limitations on and Authorizations of the Servicer and
              Special Servicer with Respect to Certain Loans................
Section 3.31  REMIC Administration..........................................
Section 3.32  Servicer and Special Servicer May Own Certificates............

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions.................................................
Section 4.02  Statements to Certificateholders; Reports by Trustee;
              Other Information Available to the Holders and Others.........
Section 4.03  P&I Advances..................................................
Section 4.04  Allocation of Collateral Support Deficit......................
Section 4.05  Appraisal Reductions..........................................
Section 4.06  Certificate Deferred Interest.................................
Section 4.07  Grantor Trust Reporting.......................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Transfer and Exchange of Certificates.........
Section 5.03  Book-Entry Certificates.......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.05  Persons Deemed Owners.........................................
Section 5.06  Access to Certificateholders' Names and Addresses.............

                                   ARTICLE VI

                               THE DEPOSITOR, THE
                        SERVICER AND THE SPECIAL SERVICER

Section 6.01  Liability of the Depositor, the Servicer and the Special
              Servicer......................................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
              Servicer or the Special Servicer..............................
Section 6.03  Limitation on Liability of the Trustee, the Depositor,
              the Servicer, the Special Servicer and Others.................
Section 6.04  Depositor, Servicer and Special Servicer Not to Resign........
Section 6.05  Rights of the Depositor in Respect of the Servicer and
              the Special Servicer..........................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Servicer and Special Servicer
              Termination...................................................
Section 7.02  Trustee to Act; Appointment of Successor......................
Section 7.03  Notification to Certificateholders............................
Section 7.04  Waiver of Events of Default...................................
Section 7.05  Trustee Advances..............................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.............................................
Section 8.02  Certain Matters Affecting the Trustee.........................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
              Certificates or Loans.........................................
Section 8.04  Trustee May Own Certificates..................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of Trustee......
Section 8.06  Eligibility Requirements for Trustee..........................
Section 8.07  Resignation and Removal of the Trustee........................
Section 8.08  Successor Trustee.............................................
Section 8.09  Merger or Consolidation of Trustee............................
Section 8.10  Appointment of Co-Trustee or Separate Trustee.................
Section 8.11  [Reserved]....................................................
Section 8.12  Access to Certain Information.................................
Section 8.13  Representations, Warranties and Covenants of the Trustee......

                                   ARTICLE IX

                       TERMINATION; PURCHASE OF ARD LOANS

Section 9.01  Termination Upon Repurchase or Liquidation of All Loans.......
Section 9.02  Additional Termination Requirements...........................
Section 9.03  Purchase of ARD Loans.........................................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.....................................................
Section 10.02 Recordation of Agreement; Counterparts........................
Section 10.03 Limitation on Rights of Certificateholders....................
Section 10.04 Governing Law.................................................
Section 10.05 Notices.......................................................
Section 10.06 Severability of Provisions....................................
Section 10.07 Grant of a Security Interest..................................
Section 10.08 Successors and Assigns; Beneficiaries.........................
Section 10.09 Article and Section Headings..................................
Section 10.10 Notices to Rating Agencies....................................


EXHIBITS

A-1           Form of Class A Certificate
A-2           Form of Class A-X Certificate
A-3           Form of Class B Certificate
A-4           Form of Class C and Class D Certificate
A-5           Form of Class E, Class F, Class G, Class H and Class J
              Global Certificate
A-6           Form of Class K, Class L, Class M and Class N Definitive
              Certificate
A-7           Form of Class V-1 and Class V-2 Certificate
A-8           Form of Residual Certificate
B             Mortgage Loan Schedule
C-1           Form of QIB Investment Representation Letter - Qualified
              Institutional Buyer
C-2           Form of Regulation S Investment Representation Letter -
              Non-U.S. Person
C-3           Form of Investment Representation Letter - Institutional
              Accredited Investor
D-1           Form of Transfer Affidavit
D-2           Form of Transferor Letter
E             List of Mezzanine Loans
F             Form of Request for Release
G-1           Form of Comparative Financial Status Report
G-2           Form of Delinquent Loan Status Report
G-3           Form of Historical Loan Modification Report
G-4           Form of Historical Loss Estimation Report
G-5           Form of REO Status Report
G-6           Form of Servicer Watch List
G-7           Form of Operating Statement Analysis Report
G-8           Form of NOI Adjustment Worksheet
G-9           Form of Loan Set-Up File
G-10          Form of Loan Periodic Update File
G-11          Form of Property File
G-12          Form of Bond Level File
G-13          Form of Collateral Summary File
H             Form of Affidavit of Lost Note
I             Investor Certification
J             Underwritten Debt Service Coverage Ratios
K             Form of NCCB Subordination Agreement
L             Form of Report Regarding Advances

            This Pooling and Servicing Agreement (the "Agreement"), is dated as of July 11, 2000, among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, CAPMARK SERVICES, L.P., as Pool I Servicer, NATIONAL CONSUMER COOPERATIVE BANK, as Pool II Servicer and Pool II Special Servicer, LENNAR PARTNERS, INC., as Pool I Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A., as Trustee.

                            PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust") to be created hereunder, the primary assets of which will be a pool of 211 multifamily and commercial mortgage loans listed on Exhibit B hereto. As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC (as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC"). The Excess Interest and the Excess Interest Distribution Account shall not be assets of either REMIC but shall be treated as a grantor trust under Subpart E, Part I of Subchapter J of the Code.

            The following table sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Notional Balance"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each Class of certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

                                              Original
                                             Certificate
                                           Balance (or, in
                                           the case of the
                                              Class A-X
                                            Certificates,          Initial
       Class                              Original Notional      Ratings(1)
    Designation       Pass-Through Rate       Balance)            Fitch/S&P
-------------------   -----------------   -----------------   ----------------
   Class A-1               7.325%           $184,200,000         AAA/AAA
   Class A-2               7.545%           $677,500,000         AAA/AAA
   Class A-X                 (2)           $1,111,999,815(3)     AAA/AAA
    Class B                  (4)             $50,100,000          AA/AA
    Class C                  (5)             $44,500,000           A/A
    Class D                  (6)             $15,300,000          A-/A-
    Class E                  (7)             $29,100,000         BBB/BBB
    Class F                  (7)             $13,900,000        BBB-/BBB-
    Class G                  (8)             $30,600,000         BB+/BB+
    Class H                  (8)             $12,500,000          BB/BB
    Class J                  (8)              $9,800,000         BB-/BB-
    Class K                  (8)             $11,100,000          B+/B+
    Class L                  (8)              $9,700,000           B/B
    Class M                  (8)              $8,400,000          B-/NR
    Class N                  (8)             $15,299,815          NR/NR
    Class R                None(9)             None(9)

------------
(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.
(2)   The Class A-X Pass-Through Rate, as defined herein.
(3) Original Notional Balance. The Class A-X Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal.
(4)   Weighted Average Net Mortgage Rate (as defined herein) minus 0.535%.
(5)   Weighted Average Net Mortgage Rate minus 0.390%.
(6)   Weighted Average Net Mortgage Rate minus 0.273%.
(7)   Weighted Average Net Mortgage Rate.
(8)   The lesser of 7.325% and the Weighted Average Net Mortgage Rate.
(9) The Class R Certificates will not have a Certificate Balance or notional balance, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account after all required distributions under this Agreement have been made to each other Class of Certificates will be distributed to the Holders of the Class R Certificates.

            The Class A-1, Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as one "Lower-Tier REMIC." The Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM and Class LN Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC (the "Lower-Tier REMIC Regular Interests") created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            The following table sets forth the initial Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier
Interests:

                                LOWER-TIER REMIC

                                                        Original Lower-Tier
         Class                  Interest Rate                 Principal
------------------------   ------------------------   ------------------------
      Class LA-1                     (1)                  $184,200,000
      Class LA-2                     (1)                  $677,500,000
       Class LB                      (1)                   $50,100,000
       Class LC                      (1)                   $44,500,000
       Class LD                      (1)                   $15,300,000
       Class LE                      (1)                   $29,100,000
       Class LF                      (1)                   $13,900,000
       Class LG                      (1)                   $30,600,000
       Class LH                      (1)                   $12,500,000
       Class LJ                      (1)                    $9,800,000
       Class LK                      (1)                   $11,100,000
       Class LL                      (1)                    $9,700,000
       Class LM                      (1)                    $8,400,000
       Class LN                      (1)                   $15,299,815
       Class LR                    None(2)

------------
(1) The interest rate of each of the indicated Classes of Uncertificated Lower-Tier Interests is the Weighted Average Net Mortgage Rate.
(2) The Class LR Certificates do not have a Certificate Balance or notional balance, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount on each Distribution Date shall be distributed to the Holders of the Class LR Certificates.

            The parties intend that (i) the portion of the Trust Fund representing the Excess Interest and the Excess Interest Distribution Account shall be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class V-1 and Class V-2 Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account.

            As of the close of business on the Cut-off Date (as defined herein), the Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,111,999,815.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicers, the Special Servicers and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "1211 Avenue of the Americas Mortgage Loan": The Loan known as the 1211 Avenue of the Americas and identified as Loan Number 3 on the Mortgage Loan Schedule.

            "1211 Avenue of the Americas Intercreditor Agreement": That certain Intercreditor Agreement, dated as of May 12, 2000, between Norwest Bank Minnesota, National Association, as the holder of the retained 1211 Avenue of the Americas Other Note, and the CSFB Mortgage Loan Seller, as the holder of the 1211 Avenue of the Americas Trust Fund Note.

            "1211 Avenue of the Americas Other Note": With respect to the 1211 Avenue of the Americas Whole Loan, the other note which is secured by the related Mortgaged Property and not included in the Trust Fund.

            "1211 Avenue of the Americas Other Trust Fund": As defined in
Section 2.01(g).

            "1211 Avenue of the Americas Servicer": BNY Asset Solutions, Inc. or its successors or assigns as servicer of the 1211 Avenue of the Americas Whole Loan.

            "1211 Avenue of the Americas Servicing Agreement": That certain Trust and Servicing Agreement, dated as of May 12, 2000, by and among the Depositor, as depositor, the 1211 Avenue of the Americas Servicer, as servicer, the 1211 Avenue of the Americas Special Servicer, as special servicer and Norwest Bank Minnesota, National Association, as trustee.

            "1211 Avenue of the Americas Special Servicer": ORIX Real Estate Capital Markets, LLC, or its successors or assigns, as special servicer of the 1211 Avenue of the Americas Whole Loan.

            "1211 Avenue of the Americas Subordinate Components": As defined in
Section 2.01(g).

            "1211 Avenue of the Americas Trust Fund Note": The Trust Fund Note relating to the 1211 Avenue of the Americas Mortgage Loan.

            "1211 Avenue of the Americas Whole Loan": The loan evidenced by the 1211 Avenue of the Americas Trust Fund Note and the 1211 Avenue of the Americas Other Note.

            "Accountant's Statement":  As defined in Section 3.14.

            "Accrued Certificate Interest Amount": With respect to each Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class (or, in the case of the Class A-X Certificates, on the Notional Balance thereof) immediately prior to such Distribution Date. The Accrued Certificate Interest Amount for each such Class shall be calculated on the basis of a 360-day year composed of twelve 30-day months.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund and the Lower-Tier REMIC within the meaning of Treasury regulation Section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Loans": The Loans indicated by the term "Act/360" under the column heading "Interest Calc." in the Mortgage Loan Schedule.

            "Additional Collateral": With respect to each Additional Collateral Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Loan.

            "Additional Collateral Loan": Any one of the Loans known as Amazon.com Building, Cedarmont Apartments, Emporium Shoppes, Gentry Portfolio, Avenue of the Arts, Ashley Club Apartments, Central Park Plaza Shopping Center and Columbus Square Shopping Center and designated as Loan Nos. 12, 121, 82, 11, 13, 116, 27 and 86, respectively, on the Mortgage Loan Schedule.

            "Advance":  Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event":  As defined in Section 3.31(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent":  As defined in Section 5.02(g)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.13 hereof and the Accountant's Statement.

            "Annual Debt Service": For any Loan the annualized Monthly Payment on such Loan.

            "Anticipated Repayment Date": With respect to any ARD Loan, designated as such on the Mortgage Loan Schedule, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

            "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss.225.64 by an Appraiser selected by the Servicer or Special Servicer, as applicable.

            "Appraisal Reduction": For any Distribution Date and for any Loan (other than the 1211 Avenue of the Americas Mortgage Loan) as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer equal to the excess, if any, of (a) the Stated Principal Balance of such Loan over (b) the excess of (i)(A) 90% of the Appraised Value of the related Mortgaged Property (or, with respect to the L'Enfant Mortgage Loan, the pro rata portion of the related Mortgaged Property allocable thereto and with respect to the Crystal Pavilion/Petry Building Mortgage Loan, an amount equal to 90% of the product of (I) the Appraised Value of the related Mortgaged Property and (II) a fraction, the numerator of which is the then current balance of the Crystal Pavilion/Petry Building Trust Fund Note and the denominator of which is the aggregate of the then current balance of the Crystal Pavilion/Petry Building Other Notes and the Crystal Pavilion Trust Fund Note) as determined (1) with respect to any Loan with an outstanding principal balance equal to or greater than $2,000,000, by one or more Appraisals (the costs of which shall be paid by the applicable Servicer required to service such Loan as a Servicing Advance) or
(2) with respect to any Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) or an internal valuation performed by the Special Servicer plus (B) any letter of credit, reserve, escrow or similar amount held by the applicable Servicer which may be applied to payments on the Loan over (ii) the sum of (X) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of such Loan together with interest thereon at the Reimbursement Rate and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Loan, net of any amounts currently escrowed for such amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed). The Appraisal Reduction for the 1211 Avenue of the Americas Mortgage Loan shall be determined pursuant to the 1211 Avenue of the Americas Servicing Agreement.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Loan or the related REO Property will be reduced to zero as of the date such Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Amount": With respect to any Distribution Date and any Loan for which an Appraisal Reduction has been calculated, an amount equal to the product of (i) the Reduction Rate for such Distribution Date and
(ii) the Appraisal Reduction with respect to such Loan.

            "Appraisal Reduction Event": With respect to any Loan (other than the 1211 Avenue of the Americas Mortgage Loan), the earliest of (i) the third anniversary of the date on which the first extension of the Maturity Date of such Loan becomes effective as a result of a modification of such Loan by the Special Servicer pursuant to the terms hereof, which extension does not decrease the aggregate amount of Monthly Payments on the Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Loan, or a change in any other material economic term of such Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed for the Mortgagor of the related Mortgaged Property, (v) 30 days after a Mortgagor declares bankruptcy; (vi) 60 days after the borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vii) immediately after a Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time on and after the dates when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events. With respect to the 1211 Avenue of the Americas Mortgage Loan, an Appraisal Reduction Event will occur on the earliest date on which (i) the 1211 Avenue of the Americas Whole Loan is 90 days delinquent in respect of any monthly payment amount, (ii) the related Mortgaged Property is acquired on behalf of the 1211 Avenue of the Americas Trust Fund, (iii) the 1211 Avenue of the Americas Whole Loan has been modified to reduce the amount of any monthly payment amount, (iv) a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property for at least 30 days, (v) the related mortgagor is subject to any bankruptcy, insolvency or similar proceeding or (vi) the 1211 Avenue of the Americas Whole Loan is due and has not been paid on its Final Maturity Date.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal.

            "Appraiser": An Independent nationally recognized MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

            "ARD Loan": A Loan that is designated as such on the Mortgage Loan Schedule.

            "Asset Status Report":  As defined in Section 3.21(e).

            "Assignable Primary Servicing Fee": Any Primary Servicing Fee that is payable to the Servicer pursuant to Section 3.11(a).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Mortgagor, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Loan, and (b) interest on the Stated Principal Balance of such Loan at the applicable Net Mortgage Rate (less the Servicing Fee Rate).

            "Authenticating Agent": Wells Fargo Bank Minnesota, N.A., a national banking association, or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on the Loans (and any related REO Properties) and on deposit in the Collection Account as of the close of business on the Business Day preceding the related Servicer Remittance Date, exclusive of the following amounts:

               (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

               (ii) all Principal Prepayments, Balloon Payments, Liquidation Proceeds or Insurance and Condemnation Proceeds, all amounts paid in connection with Loan repurchases pursuant to Section 2.03(b), and all other unscheduled recoveries received or deemed received after the related Determination Date;

               (iii) all amounts in the Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses (ii) through (xvii), inclusive, of Section 3.05(a);

               (iv) all amounts that are payable or reimbursable to any Person pursuant to clauses (ii) through (iv), inclusive, of Section 3.05(b);

               (v) all Prepayment Premiums and Yield Maintenance Charges;

               (vi) all amounts deposited in the Collection Account in error;

               (vii) any net interest or net investment income on funds on deposit in the Collection Account, the Interest Reserve Account, any Cash Collateral Account, any Lock-Box Account, any Reserve Account or any REO Account or in Permitted Investments in which such funds may be invested;

               (viii) with respect to those Loans that are Actual/360 Loans and any Distribution Date relating to each Interest Accrual Period ending in each February or in any January in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Loans as of the Distribution Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rates to the extent such amount is to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.30; and

               (ix) Excess Interest;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Loans from the REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made in respect of the Loans by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (which P&I Advances shall not include any related Servicing Fees, Primary Servicing Fees or Workout Fees); and

            (d) all funds released from the Interest Reserve Account for distribution on such Distribution Date.

            "Balloon Loan": Any Loan that by its terms provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Loan and any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Loan exceeds (ii) the Yield Rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Berkeley Fee": As defined in Section 3.30(e).

            "Berkeley Lease": As defined in Section 3.30(e).

            "Berkeley Tenant": As defined in Section 3.30(e).

            "Berkeley Tower Mortgage Loan": As defined in Section 3.30(e).

            "Bond Level File": A file prepared by the Trustee containing substantially the information described in Exhibit G-12 hereto.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Borrower": With respect to any Loan, any obligor or obligors on any related Note or Notes.

            "Breach":  As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the States of New York, Georgia, Maryland, Minnesota and Florida are authorized or obligated by law or executive order to remain closed.

            "Business Hour": Any 60-minute interval between 9:00 a.m. and 5:00 p.m., in the related time zone, on any Business Day.

            "Cash Collateral Account": With respect to any Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in the Loans. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection Account or a Servicing Account, or to remit to Borrower as required by the related loan documents, as applicable. To the extent not inconsistent with the terms of the related Loan, each such Cash Collateral Account shall be an Eligible Account.

            "Cash Collateral Account Agreement": With respect to any Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

            "Clearstream": Clearstream Banking, societe anonyme (formerly known as Cedelbank), a corporation organized under the laws of the Duchy of Luxembourg.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1, as executed, authenticated and delivered by the Trustee.

            "Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement with respect to the rights, obligations or liabilities of the Trustee, the Servicer or the Special Servicer, any Certificate registered in the name of the Trustee, the Servicer, the Special Servicer or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained; provided that (i) such restrictions shall not apply to the selection of the Controlling Class or the exercise of the Special Servicer's or its Affiliates' rights as a member of the Controlling Class and (ii) the foregoing shall not apply if the Trustee, the Servicer or the Special Servicer, as the case may be, and/or their Affiliates, own the entire Class of each Class of Certificates affected by such action, vote, consent or waiver. The Trustee shall be entitled to request and conclusively rely upon a certificate of the Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

            "Class A Certificate":  Any Class A-1 or Class A-2 Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-1 hereto.

            "Class A-1 Pass-Through Rate":  7.325% per annum.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of Exhibit A-1 hereto.

            "Class A-2 Pass-Through Rate":  7.545% per annum.

            "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class A-X Component" or "Component": Any one of the components set forth under the definition of "Component Rate."

            "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class B Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.535%.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.390%.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.273%.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.325% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.325% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.325% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.325% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class L Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.325% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class LA-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.325% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class N Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.325% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class V-1 Certificate": A Certificate designated as "Class V-1" on the face thereof, in the form of Exhibit A-7 hereto. The Class V-1 Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

            "Class V-2 Certificate": A Certificate designated as "Class V-2" on the face thereof, in the form of Exhibit A-7 hereto. The Class V-2 Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

            "Closing Date":  August 4, 2000.

            "CMSA":  Commercial Mortgage Securities Association.

            "Co-Lender Agreement": Any of (i) the Co-Lender Agreement, dated as of November 11, 1998, between The Chase Manhattan Bank, as trustee for the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C2, and the CSFB Mortgage Loan Seller, relating to the L'Enfant Trust Fund Note; (ii) the 1211 Avenue of the Americas Intercreditor Agreement; or (iii) the Co-Lender Agreement dated July 11, 2000 between the Trustee and the CSFB Mortgage Loan Seller relating to the Crystal Pavilion/Petry Building Trust Fund Note.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Summary File": A file prepared by the Trustee containing substantially the information described in Exhibit G-13 hereto.

            "Collateral Support Deficit":  As defined in Section 4.04.

            "Collection Account": One or more separate custodial accounts created and maintained by each Servicer or any Sub-Servicer on behalf of such Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which account shall be entitled "CapMark Services, L.P., in trust for Wells Fargo Bank Minnesota, N.A., as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Collection Account," with respect to the Loans other than the NCCB Loans, and "National Consumer Cooperative Bank, in trust for Wells Fargo Bank Minnesota, N.A., as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Collection Account," with respect to the NCCB Loans. Any such account or accounts shall be an Eligible Account and shall be part of the Lower-Tier REMIC.

            "Commission":  The Securities and Exchange Commission.

            "Comparative Financial Status Report": A report in CMSA format prepared by each Servicer (combining reports prepared by the Servicer and the Special Servicer) containing substantially the information described in Exhibit G-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income before capital items, and debt service coverage for each Loan and related Mortgaged Property based on the most current financial information received as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (to the extent such information is available): (i) the most current available year to date, (ii) the previous two full fiscal years and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller. For purposes of preparing the Comparative Financial Status Report for NCCB Loans, debt service coverage will be based on Underwritten Net Cash Flow, as such term applies to residential cooperative properties.

            "Component Rate": As to each of the Class A-X Components, the rate set forth below with respect thereto:

            "Class LA-1 Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1 Pass-Through Rate.

            "Class LA-2 Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2 Pass-Through Rate.

            "Class LB Component":  0.535%.

            "Class LC Component":  0.390%.

            "Class LD Component":  0.273%.

            "Class LE Component":  Zero.

            "Class LF Component":  Zero.

            "Class LG Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class G Pass-Through Rate for such Distribution Date.

            "Class LH Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class H Pass-Through Rate for such Distribution Date.

            "Class LJ Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class J Pass-Through Rate for such Distribution Date.

            "Class LK Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class K Pass-Through Rate for such Distribution Date.

            "Class LL Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class L Pass-Through Rate.

            "Class LM Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class M Pass-Through Rate.

            "Class LN Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class N Pass-Through Rate.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding); provided, that for this purpose the Class M and Class N Certificates shall be considered to be one Class. As of the Closing Date, the Controlling Class shall be the Class M and Class N Certificates.

            "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, and for certificate transfer purposes at Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1.

            "Corrected Loan": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Loan) and as to which Loan the Special Servicer has returned servicing to the Servicer pursuant to Section 3.21(a).

            "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer and relating to the origination and servicing of any Loan.

            "Crossed Loan": Any Loan which is cross-defaulted and cross-collateralized with any other Loan.

            "Crystal Pavilion/Petry Building Co-Lender Agreement": The Crystal Pavilion/Petry Building Co-Lender Agreement, dated as of the Cut-off Date, between the Trustee, as the holder of the Crystal Pavilion/Petry Building Trust Fund Note, and the CSFB Mortgage Loan Seller, as the holder of the Crystal Pavilion/Petry Building Other Notes.

            "Crystal Pavilion/Petry Building Intercreditor Agreement": That certain Amended and Restated Intercreditor Agreement, dated as of July 11, 2000, between the CSFB Mortgage Loan Seller, as first mortgage lender, and Capital Trust, as mezzanine lender.

            "Crystal Pavilion/Petry Building Mortgage Loan: The Loan known as the Crystal Pavilion/Petry Building and identified as Loan Number 7 on the Mortgage Loan Schedule.

            "Crystal Pavilion/Petry Building Other Notes": With respect to the Crystal Pavilion/Petry Building Mortgage Loan, the other three notes which are secured by the related Mortgaged Property and not included in the Trust Fund.

            "Crystal Pavilion/Petry Building Trust Fund Note": The Trust Fund Note relating to the Crystal Pavilion/Petry Building Mortgage Loan.

            "CSFB Loans": The Loans transferred to the Depositor pursuant to the CSFB Mortgage Loan Purchase Agreement.

            "CSFB Mortgage Loan Purchase Agreement": With respect to the CSFB Loans, the agreement between the Depositor and the CSFB Mortgage Loan Seller, dated as of July 11, 2000, relating to the transfer of all of the CSFB Mortgage Loan Seller's right, title and interest in and to the CSFB Loans.

            "CSFB Mortgage Loan Seller": Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company, and its successors in interest.

            "Cut-off Date":  July 11, 2000.

            "Cut-off Date Principal Balance": With respect to any Loan, the outstanding principal balance of such Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Loan during such period. The Debt Service Coverage Ratio for the residential cooperative properties is based on Underwritten Net Cash Flow, as such definition pertains to residential cooperative properties, divided by the annualized monthly payments for such Loan.

            "Default Interest": With respect to any Loan, interest accrued on such Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

            "Default Rate": With respect to each Loan, the per annum rate at which interest accrues on such Loan following any event of default on such Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

            "Defaulted Loan": A Loan that is at least sixty days delinquent in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Loan has not been received.

            "Defaulting Party":  As defined in Section 7.01(b).

            "Defeasance Collateral":  As defined in Section 3.08(f)(i).

            "Defeasance Loan":  As defined in Section 3.08(f).

            "Defect":  As defined in Section 2.02(e).

            "Deficient Valuation": With respect to any Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": A Certificate issued in registered, definitive physical form.

            "Delinquent Loan Status Report": A report prepared by the Servicer (combining reports prepared by the Servicer and the Special Servicer) containing substantially the information described in Exhibit G-2 attached hereto, setting forth, among other things, a list of those Loans that, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30 to 59 days, delinquent 60 to 89 days, delinquent 90 days or more, or current but Specially Serviced Loans or that were in foreclosure but were not REO Loans. The Servicer shall not include on the Delinquent Loan Status Report any Loan that has not been delinquent at least one month after the related Due Date unless such Loan is a Specially Serviced Loan.

            "Denomination":  As defined in Section 5.01(b).

            "Depositor": Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules":  As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

            "Directing Certificateholder": The Controlling Class Certificateholder selected by the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class shall be the Directing Certificateholder.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulation Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer or the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account.

            "Distribution Date": With respect to any month, the fourth Business Day after the Determination Date of such month, commencing on August 17, 2000.

            "Due Date": With respect to (i) any Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Loan had been scheduled to be first due (without giving effect to any grace period).

            "Due Period": With respect to each Distribution Date, the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the Determination Date of the month in which such Distribution Date occurs.

            "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "A" by S&P and "AA" by Fitch (or, if not rated by Fitch, then having the indicated ratings from S&P), if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "A-1+" by S&P and "F-1+" by Fitch (or, if not rated by Fitch, then having the indicated ratings from S&P) if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company (including the Trustee) that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b), or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument. Accounts maintained with NCCB's wholly-owned subsidiary, NCB Savings Bank, shall be deemed Eligible Accounts for the purpose of maintaining the reserve and escrow accounts established under the NCCB Loans.

            "Eligible Investor": (i) With respect to the Private Certificates, a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) with respect to the Class A-X, Class E, Class F, Class G, Class H and Class J Certificates, a Person which is not a "U.S. Person" as defined in Regulation S under the Securities Act that is purchasing for its own account or for the account of a Person which is not a "U.S. Person" and (iii) with respect to the Class N Certificates, an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Loan as to which the related Mortgaged Property is not multifamily property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder":  As defined in Section 5.02(g)(i)(A).

            "Escrow Payment": Any payment received by the Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear":  The Euroclear System.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the ARD Loans, interest accrued on such Loan and allocable to the Excess Rate. The Excess Interest is an asset of the Trust Fund, but shall not be an asset of either REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04(c), which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Excess Interest Distribution Account" and which shall be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of either REMIC formed hereunder.

            "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over
(ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Act Report": The monthly Statement to Certificateholders to be filed with the Commission, under cover of the related form required by the Exchange Act.

            "FDIC":  Federal Deposit Insurance Corporation or any successor.

            "FHLMC":  Federal Home Loan Mortgage Corporation or any successor.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Loan or REO Property (other than a Loan or REO Property, as the case may be, that was purchased (i) by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by FINOVA, FINOVA Capital or Llama pursuant to Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement or by Llama pursuant to Section 5.1 of the Llama Mortgage Loan Purchase Agreement, (ii) by the Servicer or the Special Servicer pursuant to Section 3.18(b), (iii) by the Holder of 100% of the Percentage Interests in the Class V-1 or Class V-2 Certificates, as applicable, pursuant to Section 9.03 or (iv) by any Mortgage Loan Seller, the Special Servicer, the Holders of more than 50% of the Percentage Interests in the Controlling Class or the Servicer pursuant to Section 9.01), that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "FINOVA": FINOVA Realty Capital, Inc. or any successor thereto.

            "FINOVA Capital": FINOVA Capital Corporation or any successor thereto.

            "FINOVA Mortgage Loan Purchase Agreements": Collectively, that certain Mortgage Loan Purchase Agreement, dated as of June 30, 1999, among FINOVA Commercial Mortgage Loan Owner Trust 1998-1, FINOVA Capital and the MSDWMC Mortgage Loan Seller, and that certain Mortgage Loan Purchase Agreement, dated as of June 30, 1999, between FINOVA and the MSDWMC Mortgage Loan Seller.

            "Fitch":  Fitch (formerly known as Fitch IBCA, Inc.)

            "FNMA": Federal National Mortgage Association or any successor thereto.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Historical Loan Modification Report": With respect to each Servicer Remittance Date, a report prepared by each Servicer (combining reports prepared by each Servicer and the related Special Servicer) containing all or substantially all the content described in Exhibit G-3 attached hereto and setting forth, among other things, those Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Due Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

            "Historical Loss Estimate Report": With respect to each Servicer Remittance Date, a report prepared by each Servicer (combining reports prepared by each Servicer and the related Special Servicer) containing substantially the information described in Exhibit G-4 attached hereto and setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds collected for the related Due Period and, separately stated, historically and (ii) the amount of realized losses occurring on the Loans during such Due Period, set forth on a Loan-by-Loan basis.

            "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, the Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, the Servicer, the Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, the Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of debt or equity securities issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust, delivered to the Trustee and the Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation
Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

            "Ineligible Class V-1 Owner": Any Borrower, or any entity that owns an ownership interest in a Borrower, other than, in each case, the CSFB Mortgage Loan Seller or an affiliate thereof.

            "Ineligible Class V-2 Owner": Any Borrower, or any entity that owns an ownership interest in a Borrower, other than, in each case, the MSDWMC Mortgage Loan Seller or an affiliate thereof.

            "Initial Purchasers": Credit Suisse First Boston Corporation and Morgan Stanley and Co. Incorporated, as initial purchaser of the Private Certificates.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Institutional Lender/Owner": One or more of the following: (i) a bank, saving and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of clauses (i), (ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $250,000,00 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $50,000,000 and
(B) is regularly engaged in the business of making or owning commercial loans or
(v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause (i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses (i)-(iv) of the immediately preceding sentence, the most recent financial statements of such transferee.

             "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection) paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

            "Insurance Policy": With respect to any Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

            "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution Date occurs. Each Interest Accrual Period shall be deemed for purposes of this definition to consist of 30 days.

            "Interest Reserve Account": The account created and maintained by each Servicer pursuant to Section 3.29, which shall be entitled "CapMark Services, L.P., as Servicer, for the benefit of Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Interest Reserve Account," with respect to the Loans other than the NCCB Loans and "National Consumer Cooperative Bank, as Servicer, for the benefit of Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Interest Reserve Account," with respect to the NCCB Loans and, in each case, which shall be an Eligible Account.

            "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account":  As defined in Section 3.06(a).

            "Investor Inquiries":  As defined in Section 4.02(b).

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

            "L'Enfant I Other Trust Fund":   As defined in Section 2.01(g).

            "L'Enfant II Other Trust Fund":   As defined in Section 2.01(g).

            "L'Enfant Intercreditor Agreement": The Amended and Restated L'Enfant Participation and Intercreditor Agreement, dated as of the Cut-off Date, between The Chase Manhattan Bank, as trustee for Depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-C1, as the holder of one of the L'Enfant Other Notes, and the CSFB Mortgage Loan Seller, as the holder of the L'Enfant Trust Fund Note.

            "L'Enfant Mortgage Loan": The Loan known as L'Enfant Plaza and identified as Loan Number 8 on the Mortgage Loan Schedule. The L'Enfant Mortgage Loan is a note which is one of three notes issued by the related borrower, each secured by a first lien on L'Enfant Plaza.

            "L'Enfant Other Notes": With respect to the L'Enfant Mortgage Loan, the other two notes which are secured by the related Mortgaged Property and not included in the Trust Fund.

            "L'Enfant Servicer": First Union National Bank, as servicer under the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C2.

            "L'Enfant Special Servicer": Lennar Partners, Inc., as special servicer under the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C2.

            "L'Enfant Trust Fund Note": The Trust Fund Note relating to the L'Enfant Mortgage Loan.

            "Late Collections": With respect to any Loan, all amounts (except Penalty Charges) received thereon during any Due Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously received. With respect to any REO Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Loan (without regard to any acceleration of amounts due under the predecessor Loan by reason of default) on a Due Date in a previous Due Period and not previously received.

            "Lead Lender": With respect to each Whole Loan relating to each Trust Fund Note, the holder of the note which by the terms of the related Co-Lender Agreement is entitled to direct the administration of the Whole Loan and has the sole authority to exercise and enforce the lender's rights under the Loan Documents relating to such Whole Loan.

            "Liquidation Event": With respect to any Loan or REO Property, any of the following events: (i) payment in full of such Loan; (ii) the making of a Final Recovery Determination with respect to such Loan or REO Property; (iii) the repurchase of such Loan by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by FINOVA or FINOVA Capital pursuant to Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement or by Llama pursuant to Section 5.1 of the Llama Mortgage Loan Purchase Agreement; (iv) the purchase of such Loan or REO Property by the Servicer or the Special Servicer pursuant to Section 3.18(b); (v) the purchase of any ARD Loan by the Holder of 100% of the Percentage Interests in the Class V-1 or Class V-2 Certificates, as applicable, pursuant to Section 9.03 or (vi) the purchase of such Loan or REO Property by any Mortgage Loan Seller, the Special Servicer, the Holders of more than 50% of the Percentage Interests in the Controlling Class, or the Servicer pursuant to Section 9.01.

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan or REO Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii), (iv) (but only as it relates to a sale to the Servicer or Special Servicer), (v) or (vi) of the definition of Liquidation Proceeds; and provided, further, that no Liquidation Fee shall be payable in the event of a purchase of the 1211 Avenue of the Americas Trust Fund Note by the holder of the 1211 Avenue of the Americas Other Note upon the occurrence of a Servicing Transfer Event pursuant to the terms of the 1211 Avenue of the Americas Intercreditor Agreement.

            "Liquidation Fee Rate":  As defined in Section 3.11.

            "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received by the Servicer, net of expenses, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Loan by the Servicer or the Special Servicer pursuant to Section 3.18(b) or any other sale thereof pursuant to Section 3.18(c); (iv) the repurchase of a Loan by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by FINOVA or FINOVA Capital pursuant to Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement or by Llama pursuant to Section 5.1 of the Llama Mortgage Loan Purchase Agreement; (v) the purchase of such Loan by the Holder of 100% of the Percentage Interests in the Class V-1 or Class V-2 Certificates, as applicable, pursuant to Section 9.03; or (vi) the purchase of all Loans by any Mortgage Loan Seller, Holders of more than 50% of the Percentage Interests in the Controlling Class or the Servicer pursuant to Section 9.01.

            "Llama": Llama Capital Mortgage Company Limited Partnership, or any successor thereto.

            "Llama Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase Agreement, dated as of December 17, 1999 among Llama and the MSDWMC Mortgage Loan Seller.

            "Loan": Each of the mortgage loans including the L'Enfant Trust Fund Note, the 1211 Trust Fund Note and the Crystal Pavilion Trust Fund Note transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Loan that becomes a Specially Serviced Loan. As used herein, the term "Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. The term "Loan" does not include any Other Note.

            "Loan Agreement": With respect to any Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Loan was made.

            "Loan Documents": With respect to each Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, the related Co-Lender Agreement, the L'Enfant Intercreditor Agreement relating to the L'Enfant Mortgage Loan, the 1211 Avenue of the Americas Intercreditor Agreement relating to the 1211 Avenue of the Americas Mortgage Loan, the Crystal Pavilion/Petry Building Intercreditor Agreement relating to the Crystal Pavilion/Petry Building Mortgage Loan, any letters of credit, escrow or reserve account information relating to the Additional Collateral Loans, any UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents, with respect to the L'Enfant Mortgage Loan and the 1211 Avenue of the Americas Mortgage Loan, any documents from other securitizations related to the servicing of such loans, and all modification, consolidation and extension agreements, if any.

            "Loan Periodic Update File": A file prepared monthly by the Servicer or, with respect to Specially Serviced Loans, the Special Servicer as required by Section 3.12(c) and containing substantially the information described in Exhibit G-10 hereto.

            "Loan Set-Up File": A file prepared by the Servicer or, with respect to Specially Serviced Loans, the Special Servicer as required by Section 3.12(c) and containing substantially the information described in Exhibit G-9 hereto.

            "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

            "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

            "Lower-Tier Distribution Account": The segregated account, accounts or sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Lower-Tier Distribution Account." Any such account or accounts shall be an Eligible Account.

            "Lower-Tier Distribution Amount":  As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Loans, any REO Property with respect thereto, such amounts as shall from time to time be held in the Collection Account, the Interest Reserve Account, the REO Account, if any, and the Lower-Tier Distribution Account, and except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in the Upper-Tier REMIC or designated as a grantor trust asset in the Preliminary Statement hereto.

            "MAI":  Member of the Appraisal Institute.

            "Management Agreement": With respect to any Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

            "Manager": With respect to any Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

            "Maturity Date": With respect to any Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or (iii) any modification, waiver or amendment of such Loan granted or agreed to by the Servicer or the Special Servicer pursuant to Section 3.20 occurring prior to such date of determination.

            "Mezzanine Loan": Any loan constituting "Mezzanine Debt" or a "Mezzanine Loan," as identified in Exhibit E.

            "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

            "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the Holder or obligee thereof.

            "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, other than the Class A-X Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced by (i) such Class's share of the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date and (ii) any allocations to such Class of any Certificate Deferred Interest for such Distribution Date. As to any Distribution Date and the Class A-X Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced by such Class's share of the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date.

            "Monthly Payment": With respect to any Loan (other than any REO
Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Loan granted or agreed to by the Servicer or Special Servicer pursuant to Section 3.20), without regard to any acceleration of principal of such Loan by reason of a default thereunder. With respect to an REO Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

            "Mortgage": With respect to any Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Loan that as of any Due Date has been modified to reduce the rate at which interest is paid currently below the related Mortgage Rate, to the extent interest accrued at a rate equal to the amount of such reduction is capitalized, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the related Mortgage Interest Accrual Period at the Mortgage Rate over (b) the interest portion of the related Monthly Payment or, if applicable, Assumed Scheduled Payment due on such Due Date (calculated at the applicable reduced rate).

            "Mortgage File": With respect to any Loan, the following documents:

            (i) the original Note (or a lost note affidavit), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, without recourse, representation or warranty, express or implied";

            (ii) a duplicate original Mortgage or a copy or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a copy of a certified copy or (C) a copy thereof from the applicable recording office and originals (or original or copies of certified copies from the applicable recording office) of any assignments thereof showing a complete chain of assignment from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form, either in blank or from the applicable Mortgage Loan Seller to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1";

            (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any assignments thereof showing a complete chain of assignment from the applicable Mortgage Loan Originator of the Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, either in blank or from the Mortgage Loan Seller to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1";

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any assignments thereof showing a complete chain of assignment from the applicable Mortgage Loan Originator of the Loan to the applicable Mortgage Loan Seller;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, either in blank or from the Mortgage Loan Seller or the applicable Mortgage Loan Originator to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1," which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan provided that such omnibus assignment is effective under applicable law;

            (viii) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment or interim binder, relating to such Loan;

            (x) the original of any guaranty of the obligations of the Mortgagor under the Loan;

            (xi) certified copies of all UCC Financing Statements and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and original UCC assignments in a form suitable for filing, sufficient to transfer such security interest to the Trustee;

            (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Note or other document or instrument referred to above was not signed by the Mortgagor;

            (xiii) except with respect to the NCCB Loans, with respect to any debt of a Borrower permitted under the related Loan, a subordination agreement, standstill agreement or other intercreditor agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents;

            (xiv) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-2 or UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

            (xv) any Loan Agreement;

            (xvi) the originals of letters of credit, if any, relating to the Loans;

            (xvii) with respect to the Trust Fund Notes, the related Co-Lender Agreement;

            (xviii) with respect to the L'Enfant Mortgage Loan and the 1211 Avenue of the Americas Mortgage Loan, the L'Enfant Intercreditor Agreement and the 1211 Avenue of the Americas Intercreditor Agreement, respectively, and the pooling agreement or trust agreement related to the securitization of the Other Notes;

            (xix) any environmental insurance policies;

            (xx) the original ground lease, if any, or a copy thereof, or a certified copy of a franchise agreement, if any; and

            (xxi) any additional documents required to be added to the Mortgage File pursuant to Section 3.20(i).

            With respect to the L'Enfant Mortgage Loan, the preceding document delivery requirements will be met by the delivery of copies of any mortgage loan documents required to be delivered to the Lead Lender other than the L'Enfant Intercreditor Agreement.

            With respect to the 1211 Avenue of the Americas Mortgage Loan, the preceding document delivery requirements will be met by the delivery of copies of any mortgage loan documents required to be delivered to the Lead Lender other than the 1211 Avenue of the Americas Intercreditor Agreement.

            Notwithstanding the third preceding paragraph above, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

            "Mortgage Interest Accrual Period": With respect to any Loan, the period during which interest accrues pursuant to the related Note.

            "Mortgage Loan Originator": Any institution that originated a Loan.

            "Mortgage Loan Purchase Agreement": Any of the CSFB Mortgage Loan Purchase Agreement, the MSDWMC Mortgage Loan Purchase Agreement or the NCCB Mortgage Loan Purchase Agreement.

            "Mortgage Loan Schedule": The list of Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each
Loan:

            (i) the loan number (as specified in Annex A to the Prospectus Supplement);

            (ii) the property name;

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at the Cut-off Date;

            (v) the Net Mortgage Pass-Through Rate in effect at the Cut-off
      Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Loan, the Anticipated Repayment Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

            (xii) the Loan interest accrual method;

            (xiii) the applicable Primary Servicing Fee Rate, Servicing Fee Rate, and Trustee Fee Rate;

            (xiv) the Due Date;

            (xv) whether such loan is an ARD Loan; and

            (xvi) whether the Loan is subject to lockbox/defeasance.

            Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Any of the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller or the NCCB Mortgage Loan Seller.

            "Mortgage Pass-Through Rate": With respect to any Loan that provides for calculations of interest based on a 360-day year composed of twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net Mortgage Rate thereof. With respect to any Loan that provides for calculations of interest based on a 360-day year and the actual number of days elapsed, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and in any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof or (b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and in any December occurring in a year immediately preceding a year that is a leap year, the product of the Net Mortgage Rate thereof and a fraction whose numerator is 31 and whose denominator is 30.

            "Mortgage Rate": With respect to: (i) any Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Note and applicable law; (ii) any Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Loan had remained outstanding. For purposes of calculating Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate, the Mortgage Rate for any Loan whose interest rate is reduced will be the Mortgage Rate of such Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out or modification by the Special Servicer.

            "Mortgaged Property": The underlying real property (including any REO Property) that secures a Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

            "Mortgagor": The obligor or obligors on a Note, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note.

            "MSDWMC Loans": The Loans transferred to the Depositor pursuant to the MSDWMC Mortgage Loan Purchase Agreement.

            "MSDWMC Mortgage Loan Purchase Agreement": With respect to the MSDWMC Loans, the agreement between the Depositor and the MSDWMC Mortgage Loan Seller, dated as of July 11, 2000, relating to the transfer of the MSDWMC Mortgage Loan Seller's right, title and interest in and to the MSDWMC Loans.

            "MSDWMC Mortgage Loan Seller": Morgan Stanley Dean Witter Mortgage Capital Inc., a New York corporation, and its successors in interest.

            "NCCB":  National Consumer Cooperative Bank.

            "NCCB Loans" or "Pool II Loans": The Loans transferred to the Depositor pursuant to the NCCB Mortgage Loan Purchase Agreement.

            "NCCB Specially Serviced Loan" or "Pool II Specially Serviced Loan":
As defined in Section 3.01(a).

            "NCCB Mortgage Loan Purchase Agreement": With respect to the NCCB Loans, the agreement between the Depositor and the NCCB Mortgage Loan Seller, dated as of July 11, 2000, relating to the transfer of the NCCB Mortgage Loan Seller's right, title and interest in and to the NCCB Loans.

            "NCCB Mortgage Loan Seller": National Consumer Cooperative Bank, a federally chartered corporation and its successors in interest.

            "NCCB Subordinate Debt Conditions": With respect to a Borrower encumbering a Mortgaged Property relating to an NCCB Loan with a subordinate mortgage, the following conditions: (i) the loan or loans to be secured by each such subordinate mortgage is made by NCCB, or any Affiliate of NCCB, (ii) each such subordinate mortgage is expressly subject and subordinate to the lien of the Mortgage encumbering the Mortgaged Property in question, (iii) such subordinate mortgage is expressly made in compliance with the underwriting standards which NCCB customarily employs in connection with making subordinate mortgages for its own mortgage loan portfolio, (iv) as of the date of the closing of the subordinate mortgage loan in question, the New Loan-to-Value Ratio (as defined below) does not exceed the lesser of (A) 45% and (B) a percentage equal to the sum of (I) 15%, plus (II) the loan to value ratio of such loan (as a residential cooperative building) calculated as of the Cut-off Date, which Cut-off Date loan to value ratio shall be equal to a fraction, expressed as a percentage, the numerator of which is the Cut-off Date Principal Balance of such Loan and the denominator of which is the Appraised Value of such Mortgaged Property as set forth in the Appraisal conducted in connection with the origination of such Loan) (for example, an NCCB Loan with such a loan to value ratio of 20%, may increase to a New Loan-to-Value Ratio of 35% and an NCCB Loan with such a loan to value ratio of 40%, may increase to a New Loan-to-Value Ratio of 45%), (v) NCCB or any Affiliate that originates the subordinate mortgage loan, executes and delivers to the Trustee a subordination agreement with respect to such subordinate mortgage in substantially the form of Exhibit K (provided that the Trustee shall have no responsibility for determining the sufficiency or validity thereof), (vi) if the subordinate mortgage loan will not be a fully amortizing loan, the stated maturity date of the subordinate mortgage loan shall be no earlier than the Maturity Date of the Loan, (vii) the subordinate mortgage loan shall have interest payable on a current basis, with no deferral and (viii) the subordinate mortgage loan is made solely for the purpose of funding capital expenditures, major repairs or reserves. For purposes of this paragraph: "Mortgage Debt" shall mean the sum of (x) the aggregate outstanding principal balance of all loans secured by one or more mortgages then encumbering the Mortgaged Property in question (including the related Loan and any then existing subordinate mortgage loans) and (y) the principal amount of the proposed new subordinate mortgage loan; "New Loan-to-Value Ratio" shall mean, as of any date for any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Mortgage Debt for the related Mortgaged Property on such date and the denominator of which is the Appraised Value of the related Mortgaged Property; "Appraised Value" shall mean the value for a Mortgaged Property determined as a cooperatively-owned multifamily residential building (rather than a multifamily rental apartment building) as shown in the applicable Appraisal, or, if a more recent appraisal of the value of a Mortgaged Property determined as a cooperatively-owned multifamily residential building, has been prepared by or on behalf of the Pool II Servicer, as shown in such more recent appraisal; and "Appraisal" shall mean an MAI appraisal of the applicable Mortgaged Property made (a) in conformance with NCCB's customary underwriting requirements, and (b) not more than one year prior to the origination date of the related Loan and reviewed by the Pool II Servicer.

            "Net Investment Earnings": With respect to any of the Collection Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account, any Servicing Account or the REO Account, for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Mortgagor) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any of the Collection Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account, any Servicing Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Pass-Through Rate": With respect to any Pool I Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Loan for the related Interest Accrual Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate. With respect to any Pool II Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Loan for the related Interest Accrual Period minus the Trustee Fee Rate.

            "Net Mortgage Rate": With respect to any Interest Accrual Period and any Pool I Loan, a per annum rate equal to the Mortgage Rate for such Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate. With respect to any Interest Accrual Period and any Pool II Loan, a per annum rate equal to the Mortgage Rate for such Loan as of the Cut-off Date minus the sum of the Servicing Fee Rate and related Primary Servicing Fee Rate.

            "Net Operating Income": With respect to any Mortgaged Property (other than residential cooperative properties), for any Mortgagor's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than (i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan. With respect to residential cooperative properties, the Underwritten Net Cash Flow for such properties, minus the total estimated operating expenses, based on the Appraisal obtained in connection with the origination of the related Mortgage Loan, incurred in respect of such property during such period, other than (i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

            "New Loan-to-Value Ratio": As defined within the definition of NCCB Subordinate Debt Conditions.

            "NOI Adjustment Worksheet": A report prepared by the Servicer or the Special Servicer containing substantially the information described in Exhibit G-8 attached hereto.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or successor form) or (ii) the Transferee delivers to both the Transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

            "Nonrecoverable P&I Advance": The portion of any P&I Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Loan which, in the judgment (in accordance with the Servicing Standard) of the Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Loan. The determination by the Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to (i) the Trustee and the Depositor, in the case of the Servicer, (ii) to the Servicer in the case of the Special Servicer, and (iii) to the Depositor and the Servicer, in the case of the Trustee, setting forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, and with respect to cooperative properties, maintenance schedules, occupancy status, property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is nonrecoverable. The Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is nonrecoverable.

            "Nonrecoverable Servicing Advance": The portion of any Servicing Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Property which, in the judgment (in accordance with the Servicing Standard) of the Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Property. The determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the Special Servicer, that the Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to (i) the Trustee and the Depositor, in the case of the Servicer, (ii) to the Servicer in the case of the Special Servicer, and (iii) to the Depositor and the Servicer, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, (provided, however, with respect to cooperative properties, maintenance schedules shall be delivered in lieu of rent rolls), occupancy status and property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee will be entitled to conclusively rely on the Servicer's determination that a Servicing Advance is nonrecoverable. The Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance.

            "Note": The original executed note evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto.

            "Notional Balance": For any date of determination and the Class A-X Certificates, an amount equal to the sum of the Certificate Balances of the Classes of Regular Certificates (other than the Class A-X Certificates) as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

            "NRSRO":  Nationally recognized statistical rating organization.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

            "Operating Statement Analysis Report": With respect to each Loan and REO Property, a report prepared by the Servicer or Special Servicer, as applicable, substantially containing the information described in Exhibit G-7 attached hereto.

            "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of either REMIC created hereunder as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Depositor, the Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Other Note": The 1211 Avenue of the Americas Other Note, the L'Enfant Other Notes or the Crystal Pavilion/Petry Building Other Notes.

            "Other Trust Fund": Any of the 1211 Avenue of the Americas Other Trust Fund, the L'Enfant I Other Trust Fund or the L'Enfant II Other Trust Fund.

            "OTS":  The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Loan or REO Loan (other than the 1211 Avenue of the Americas Mortgage Loan), any advance made by the Servicer or the Trustee, as applicable, and with respect to the 1211 Avenue of the Americas Mortgage Loan, any advance made by the 1211 Avenue of the Americas Servicer or the Trustee, as applicable, in each case, pursuant to Section 4.03 or Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day immediately prior thereto.

            "Pass-Through Rate": With respect to each Class of Certificates, the respective per annum rate listed below:

            Class A-1:   Class A-1 Pass Through Rate
            Class A-2:   Class A-2 Pass Through Rate
            Class A-X:   Class A-X Pass Through Rate
            Class B:     Class B Pass Through Rate
            Class C:     Class C Pass Through Rate
            Class D:     Class D Pass Through Rate
            Class E:     Class E Pass Through Rate
            Class F:     Class F Pass Through Rate
            Class G:     Class G Pass Through Rate
            Class H:     Class H Pass Through Rate
            Class J:     Class J Pass Through Rate
            Class K:     Class K Pass Through Rate
            Class L:     Class L Pass Through Rate
            Class M:     Class M Pass Through Rate
            Class N:     Class N Pass Through Rate

            "Penalty Charges": With respect to any Loan or REO Loan, any amounts actually collected thereon from the Mortgagor that represent late payment charges or Default Interest, other than a Prepayment Premium or Yield Maintenance Charge.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance (or, in the case of the Class A-X Certificates, the Notional Balance) of such Class of Certificates as of the Closing Date. With respect to a Class V-1, Class V-2 or Residual Certificate, the percentage interest as set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America, provided such obligations mature one year or less after the date of issuance and which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

            (ii) time deposits, unsecured certificates of deposit or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least "A-1+" by S&P and "F-1+" by Fitch (if rated by Fitch) or would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations maturing in one year or less bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (i) ratings from S&P at least equal to "AAA" and ratings from Fitch at least equal to "AA-" or (ii) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated at least "A-1+" by S&P, and "F-1+" by Fitch;

            (vi) units of investment funds that maintain a constant net asset value and money market funds rated "AAAm" or "AAAm-G" by S&P and "AAA" by Fitch; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code, and provided, further, however, that in each case, if the instrument or security is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index.

            "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan":  As defined in Section 5.02(e).

            "Pool I Loans": Loans other than the NCCB Loans.

            "Pool I Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Pool I Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Pool I Servicer or Pool I Special Servicer for application to such Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Loans on the amount of such Principal Prepayments or Insurance and Condemnation Proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loans, to the extent such interest is collected by the Pool I Servicer or the Pool I Special Servicer.

            "Pool I Servicer": With respect to the Loans other than the NCCB Loans, CapMark Services, L.P. and its successors in interest and assigns, or any successor servicer appointed as herein provided.

            "Pool I Special Servicer": With respect to the Loans other than the NCCB Loans, Lennar Partners, Inc. and its successors in interest and assigns, or any successor special servicer appointed as herein provided.

            "Pool I Specially Serviced Loan":  As defined in Section 3.01(a).

            "Pool II Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Pool II Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Pool II Servicer or Pool II Special Servicer for application to such Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Loans on the amount of such Principal Prepayments or Insurance and Condemnation Proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loans, to the extent such interest is collected by the Pool II Servicer or the Pool II Special Servicer.

            "Pool II Servicer": With respect to the NCCB Loans, National Consumer Cooperative Bank and its successors in interest and assigns, or any successor servicer appointed as herein provided.

            "Pool II Special Servicer": With respect to the NCCB Loans, National Consumer Cooperative Bank and its successors in interest and assigns, or any successor special servicer appointed as herein provided.

            "Prepayment Assumption": With respect to all Loans other than the ARD Loans, the assumption that all payments required to be made on such Loans according to their contractual terms (including repayment in full on their respective maturity dates) are so made. With respect to all ARD Loans, the assumption that the ARD Loans will be fully prepaid on their related Anticipated Repayment Dates.

            "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

            "Prepayment Interest Excess": The Pool I Prepayment Interest Excess and the Pool II Prepayment Interest Excess.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Loan on the amount of such Principal Prepayment or Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Loan and ending on (and including) the day immediately preceding such Due Date.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Primary Servicer": Any of Heartland Bank, NCCB, Northland, GMAC Commercial Mortgage Corporation or Continental Wingate or any successors thereto.

            "Primary Servicing Agreement": The Sub-Servicing Agreements dated as of July 11, 2000, by and among the Pool I Servicer and Heartland Bank, NCCB, Northland, GMAC Commercial Mortgage Corporation or Continental Wingate, as Primary Servicers.

            "Primary Servicing Fee": With respect to each Loan, the fee payable to the related Primary Servicer under the Primary Servicing Agreement or to the Pool I Servicer pursuant to Section 3.11(a), based on the Primary Servicing Fee Rate.

            "Primary Servicing Fee Rate": With respect to the Pool I Servicer and to each Loan (other than the NCCB Loans) primarily serviced by the Pool I Servicer, a rate equal to 0.07% per annum; with respect to the Pool II Servicer and each NCCB Loan, a rate equal to 0.08% per annum; and with respect to the Pool I Loans primarily serviced by Heartland Bank, 0.03% or 0.12%, as applicable; GMAC Commercial Mortgage Corporation, 0.07%; Continental Wingate, 0.04%; Northland, 0.07%; and NCCB, 0.06%.

            "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the amount collected or otherwise received on or with respect to principal of the Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Loans with respect to such Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Loan that is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

            "Private Certificate": Any Class A-X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class N Certificate.

            "Private Definitive Certificate": Any Private Certificate other than a Private Global Certificate.

            "Private Global Certificates": Any Class A-X Book-Entry Certificate, Class E Book-Entry Certificate, Class F Book-Entry Certificate, Class G Book-Entry Certificate, Class H Book-Entry Certificate or Class J Book-Entry Certificate, so long as such Certificates are in book-entry form.

            "Privileged Person": Each holder of a Certificate, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, any Person identified to the Trustee as a Certificate Owner or prospective purchaser of a Certificate upon receipt from such Certificate Owner or prospective purchaser of an investor certification (which may be in electronic form), the form of which is attached hereto as Exhibit I, and any other Person designated by the Depositor. The Trustee shall provide all Privileged Persons with access to certain restricted information on the Website (in the case of any Certificate Owner or prospective purchaser, upon receipt of the Investor Certification) through the use of a restricted mechanism on its Website.

            "Property File": A file prepared by the Servicer or the Special Servicer with respect to Loans as required under Section 3.12(c) and containing substantially the information described in Exhibit G-11 hereto.

            "Prospectus": The Prospectus dated October 12, 1999, as supplemented by the Prospectus Supplement.

            "Prospectus Supplement": The Prospectus Supplement dated July 27, 2000, relating to the offering of the Public Certificates.

            "Public Certificate": Any Class A-1, Class A-2, Class B, Class C or Class D Certificate.

            "Purchase Price": With respect to any Loan to be purchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by FINOVA or FINOVA Capital pursuant to Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement, by Llama pursuant to Section 5.1 of the Llama Mortgage Loan Purchase Agreement, by the Servicer or the Special Servicer pursuant to Section 3.18(b), or by any Mortgage Loan Seller, the Special Servicer, the Holders of a majority of the Percentage Interests in the Controlling Class or the Servicer pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(c), a price equal to the sum of the following:

            (i) the outstanding principal balance of such Loan as of the date of purchase;

            (ii) all accrued and unpaid interest on such Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase (which includes unpaid Servicing Fees and Primary Servicing Fees);

            (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

            (iv) all related Special Servicing Fees and Workout Fees; and

            (v) if such Loan is being purchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by FINOVA or FINOVA Capital pursuant to Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement or by Llama pursuant to Section 5.1 of the Llama Mortgage Loan Purchase Agreement all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "QIB Investment Representation Letter": As defined in Section
5.02(b).

            "Qualified Institutional Buyer":  As defined in Section 5.02(b).

            "Qualified Insurer": (i) With respect to any Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and (a) for Pool I Loans, a minimum claims paying ability rating of at least "A" by S&P and "A" by Fitch if then rated by Fitch, and for NCCB Loans, a minimum claims paying rating of at least "A-; V" by A.M. Best and "BBB" by S&P, (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A" by Fitch if then rated by Fitch, "A" by S&P or, in the case of clauses (i) and
(ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Rated Final Distribution Date": As to each Class of Certificates, other than the Class N Certificates, the Distribution Date occurring in April, 2062.

            "Rating Agency": Each of S&P, Fitch, or their successors in interest. If any of such rating agencies or any successor thereto ceases to remain in existence, "Rating Agency" shall be deemed to refer to any other NRSRO, or other comparable Person, designated by the Depositor to replace the rating agency that has ceased to exist. Notice of such designation shall be given to the Trustee and the Servicer, and the specific ratings of S&P and Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date other than the first Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs and, with respect to the first Distribution Date, the Closing Date.

            "Reduction Rate": A rate per annum equal to the average of the Pass-Through Rates of each Class to which an Appraisal Reduction has been allocated (in accordance with Section 4.05 hereof), weighted on the basis of the amount of Appraisal Reductions allocated to such Class.

            "Registrar Office":  As defined in Section 5.02(a).

            "Regular Certificate": Any Public Certificate or Private
Certificate.

            "Regulation S Global Certificate":  As defined in Section 5.01(a).

            "Regulation S Investment Representation Letter": As defined in
Section 5.02(b).

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" Section of The Wall Street Journal (or, if such Section or publication is no longer available, such other comparable publication as is determined by the Trustee in its sole discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

            "Related Certificates" and "Related Uncertificated Lower-Tier Interest": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates set forth below and for the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interests set forth below:

                                         Related Uncertificated
Related Certificates                     Lower-Tier Interest
--------------------                     -------------------

Class A-1 Certificate                    Class LA-1 Uncertificated Interest
Class A-2 Certificate                    Class LA-2 Uncertificated Interest
Class B Certificate                      Class LB Uncertificated Interest
Class C Certificate                      Class LC Uncertificated Interest
Class D Certificate                      Class LD Uncertificated Interest
Class E Certificate                      Class LE Uncertificated Interest
Class F Certificate                      Class LF Uncertificated Interest
Class G Certificate                      Class LG Uncertificated Interest
Class H Certificate                      Class LH Uncertificated Interest
Class J Certificate                      Class LJ Uncertificated Interest
Class K Certificate                      Class LK Uncertificated Interest
Class L Certificate                      Class LL Uncertificated Interest
Class M Certificate                      Class LM Uncertificated Interest
Class N Certificate                      Class LN Uncertificated Interest

            "Related Components" and "Related Uncertificated Lower-Tier Interest": For such Classes of Uncertificated Lower-Tier Interests, the related Components (which are represented by the Class A-X Certificates) set forth below and for the following Components, the related Class of Uncertificated Lower-Tier Interests set forth below:

Related                                  Related Uncertificated
Component                                Lower-Tier Interest
---------                                -------------------

Class LA-1 Component                     Class LA-1 Uncertificated Interest
Class LA-2 Component                     Class LA-2 Uncertificated Interest
Class LB Component                       Class LB Uncertificated Interest
Class LC Component                       Class LC Uncertificated Interest
Class LD Component                       Class LD Uncertificated Interest
Class LE Component                       Class LE Uncertificated Interest
Class LF Component                       Class LF Uncertificated Interest
Class LG Component                       Class LG Uncertificated Interest
Class LH Component                       Class LH Uncertificated Interest
Class LJ Component                       Class LJ Uncertificated Interest
Class LK Component                       Class LK Uncertificated Interest
Class LL Component                       Class LL Uncertificated Interest
Class LM Component                       Class LM Uncertificated Interest
Class LN Component                       Class LN Uncertificated Interest

            "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Subordinate Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of Principal Distribution Amounts on such Distribution Date to all Classes senior to such Class.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar Class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": A segregated custodial account or accounts created and maintained by each Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for Wells Fargo Bank Minnesota, N.A., as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1, REO Account," with respect to the Loans other than the NCCB Loans, and "National Consumer Cooperative Bank, as Special Servicer, in trust for Wells Fargo Bank Minnesota, N.A., as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1, REO Account," with respect to the NCCB Loans. Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": With respect to any Loan, the acquisition by the Trust Fund of REO Property related to such Loan.

            "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

            "REO Extension":  As defined in Section 3.16(a).

            "REO Loan": The Loan deemed to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Loan as of the related REO Acquisition Date, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Loan as of the related REO Acquisition Date, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer or the Trustee in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid Advances, Primary Servicing Fees and Servicing Fees and related interest due the Servicer or the Trustee, as applicable; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard of the Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, Yield Maintenance Charges, Prepayment Premiums and Penalty Charges.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property (including, with respect to the L'Enfant Mortgage Loan and the 1211 Avenue of the Americas Mortgage Loan, as the case may be, if the Lead Lender thereof has foreclosed upon the related Mortgaged Property, the pro rata portion allocable to the L'Enfant Mortgage Loan and the 1211 Avenue of the Americas Mortgage Loan of any amount remitted by the Lead Lender pursuant to the related Co-Lender Agreement constituting revenues received with respect to such foreclosed Mortgaged Property, which do not constitute Liquidation Proceeds).

            "REO Status Report": A report prepared by a Special Servicer, substantially containing the information described in Exhibit G-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit F attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Servicer Reports": Collectively, the Comparative Financial Status Report, the Servicer Watch List, the Operating Statement Analysis Report, the Asset Status Report and NOI Adjustment Worksheet.

            "Revised Rate": With respect to the Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Loan, as calculated and as set forth in the related Loan.

            "Rule 144A Global Certificate":  As defined in Section 5.01(a).

            "Securities Act":  The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan.

            "Security Position Listing": A listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.

            "Servicer": Either the Pool I Servicer or the Pool II Servicer. As used herein, the term "Servicer" shall refer to the Pool I Servicer with respect to the Loans other than the NCCB Loans and to the Pool II Servicer with respect to the NCCB Loans.

            "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

            "Servicer Remittance Report": A report prepared by the Servicer and/or the Special Servicer in such media as may be agreed upon by the Servicer, the Special Servicer and the Trustee containing such information regarding the Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02, including information on the outstanding principal balances of each Loan specified therein, and containing such additional information as the Servicer, the Special Servicer and the Trustee may from time to time agree.

            "Servicer Watch List": A report prepared by the Servicer substantially containing the information described in Exhibit G-6 attached hereto, setting forth, among other things, a description of any Loan that, as of the Determination Date immediately preceding the preparation of such report, is in jeopardy of becoming a Specially Serviced Loan (as described in Section 3.12(e)).

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer in connection with the servicing and administering of (a) a Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable (including any reimbursements to the L'Enfant Servicer or the 1211 Avenue of the Americas Servicer on account of the Trust Fund's pro rata portion of any servicing advance made by such L'Enfant Servicer or the 1211 Avenue of the Americas Servicer on account of the related L'Enfant Mortgage Loan or 1211 Avenue of the Americas Mortgage Loan, as the case may be) or (b) an REO Property, including, in the case of both (a) and (b), but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) through (iv) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property, (vi) any Appraisal, and (vii) any "forced placed" insurance policy purchased.

            "Servicing Fee": With respect to each Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Rate": With respect to the Pool I Servicer and each Loan (other than the NCCB Loans), Specially Serviced Loan, and REO Loan, a rate equal to 0.05% per annum computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Loan. With respect to the Pool II Servicer and each NCCB Loan, a rate equal to 0.06% per annum computed on the same basis as the related NCCB Loan on the Stated Principal Balance of such NCCB Loan (including any related REO Loans and Specially Serviced Loans).

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing Standard":  As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Loan, the occurrence of any of the following events:

            (i) a payment default shall have occurred on such Loan at its Maturity Date; or

            (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

            (iii) the Servicer determines that a payment default has occurred or is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Mortgagor; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Loan shall not be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

            (v) the related Mortgagor shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

            (viii) any other default has occurred which has materially and adversely affected the value of the related Loan and has continued unremedied for the applicable grace period specified in the related Mortgage.

            "Significant Loan": At any time, (a) any Loan (i) whose principal balance is $20,000,000 or more at such time or (ii) that is (x) a Loan, (y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of all of the Loans at such time or (b) any one of the ten largest Loans, (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers) by outstanding principal balance at such time.

            "Similar Law":  As defined in Section 5.02(e).

            "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning and pledging Defeasance Collateral; does not engage in any business unrelated to such Defeasance Collateral; does not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and recordkeeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other Person; it shall not commingle its assets or funds with those of any other Person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other Person. The SPE's organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

            "S&P": Standard & Poor's Ratings Services, and its successors in interest.

            "Special Events": As defined in Section 4.02(b).

            "Special Servicer": Either the Pool I Special Servicer or the Pool II Special Servicer. As used herein, the term "Special Servicer" shall refer to the Pool I Special Servicer with respect to the Loans other than the NCCB Loans and to the Pool II Special Servicer with respect to the NCCB Loans.

            "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Loan and for the same period for which any related interest payment on the related Specially Serviced Loan is computed, as more particularly described in Section 3.11.

            "Specially Serviced Loan":  As defined in Section 3.01(a).

            "Startup Day":  The Closing Date.

            "State Tax Laws": The state and local tax laws of any state, the applicability of which to the Trust Fund or the REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

            "Stated Principal Balance": With respect to any Loan (other than an REO Loan), as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Loan on or before the end of the immediately preceding Due Period, minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on such Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer or Trustee, as applicable, and distributed to Certificateholders on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

            (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

            (iv) any reduction in the outstanding principal balance of such Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date; and

            (v) any reduction in the outstanding principal balance of such Loan due to a modification by the Special Servicer pursuant to Section 3.20(d).

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan as of the related REO Acquisition Date, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to an REO Loan on or after the related REO Acquisition Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

            A Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be distributed to Certificateholders.

            "Statement to Certificateholders":  As defined in Section 4.02(a).

            "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement, including any Primary Servicer.

            "Sub-Servicing Agreement": The subservicing agreements between the Servicer or the Special Servicers, as the case may be, and any Sub-Servicer relating to servicing and administration of Loans by such Sub-Servicer as provided in Section 3.22, including any Primary Servicing Agreement.

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class N Certificate.

            "Successful Bidder":  As defined in Section 7.01(e).

            "Successor Manager":  As defined in Section 3.19(c).

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC created hereunder due to its classification as a REMIC under the REMIC Provisions, and Forms 1041 for the portions of the Trust Fund intended to be treated as a grantor trust for federal income tax purposes, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.

            "Termination Notice":  As defined in Section 7.01(b).

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit":  As defined in Section 5.02(g)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter":  As defined in Section 5.02(g)(i)(D).

            "Treasury Rate": With respect to any Principal Prepayment made on a Loan, the yield calculated by the linear interpolation of the yields reported in Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Release") under the heading "U.S. government securities" and the subheading "Treasury constant maturities" for the week ending immediately before the related Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date of such Loan (or, if such Loan is an ARD Loan, the related Anticipated Repayment Date). If the Release is no longer published, the Servicer shall select a comparable publication to determine the Treasury Rate in its reasonable discretion.

            "Trust":  As defined in the Preliminary Statement.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Loans subject to this Agreement and all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Account;
(iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans, (v) the Uncertificated Lower-Tier Interests and (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreements.

            "Trust Fund Note": With respect to the 1211 Avenue of the Americas Mortgage Loan, the Note included in the Trust Fund, and with respect to the L'Enfant Mortgage Loan, the Note included in the Trust Fund and with respect to the Crystal Pavilion/Petry Building Mortgage Loan, the Note included in the Trust Fund.

            "Trustee": Wells Fargo Bank Minnesota, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee Exception Report":  As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

            "Trustee Fee Rate": A rate equal to 0.0031% per annum computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Loan.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM and Class LN Uncertificated Interests.

            "Uncovered Prepayment Interest Shortfall": As to any Distribution Date and any Loan as to which a Principal Prepayment is made, the amount, if any, by which the Prepayment Interest Shortfall relating to a Principal Prepayment, if any, for such Loan as of such Distribution Date exceeds the sum of (i) the Servicing Fee attributable to such Loan (other than a Specially Serviced Loan and other than any Loans described in the proviso in the last paragraph of Section 3.11(a) in connection with a Principal Prepayment described therein) and (ii) the investment income accruing on the related Principal Prepayment (other than any Principal Prepayment described in the proviso in the last paragraph of Section 3.11(a)) and due to the Servicer for the period from the date of such prepayment to the end of the related Due Period (or, in the case of a Specially Serviced Loan, for the period from the date of such prepayment to the Due Date immediately preceding such Distribution Date); provided that, the calculation above shall not apply if the Loan Documents allow prepayment on a date other than a Due Date.

            "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the amount, if any, by which (i) the sum of the Uncovered Prepayment Interest Shortfalls, if any, for such Distribution Date exceeds (ii) the aggregate amount of Prepayment Interest Excesses, if any, on all Loans for such Distribution Date.

            "Underwriters": Collectively, Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated.

            "Underwritten Debt Service Coverage Ratio": As listed on Exhibit J hereto.

            "Underwritten Net Cash Flow": With respect to any Loan or Mortgaged Property (other than residential cooperative properties and any Loan secured thereby), cash flow available for debt service, as determined by the applicable Mortgage Loan Seller based on borrower-supplied information or an appraisal for a recent period that is generally calendar year 1999 or the most recent twelve-month period preceding the origination date. Underwritten Net Cash Flow in the case of residential cooperative properties generally equals projected net operating income at such residential cooperative property, as determined by the Appraisal obtained in connection with the origination of the related Mortgage Loan, assuming such residential cooperative property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, a market-rate vacancy assumption and projected reserves.

            "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

            "Unrestricted Servicer Reports": Collectively, the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Estimate Report and REO Status Report.

            "Upper-Tier Distribution Account": The segregated account, accounts or sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Upper-Tier Distribution Account." Any such account or accounts shall be an Eligible Account.

            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

            "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V-1, Class V-2, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by allocation of the Collateral Support Deficit to such Class, but not by Appraisal Reductions allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Website": The internet website maintained by the Trustee initially located at "www.ctslink.com/CMBS" or the internet website of the Pool I Servicer at "www.capmarkservices.com."

            "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Loans, weighted by the Stated Principal Balances thereof.

            "Whole Loan": With respect to the 1211 Avenue of the Americas Mortgage Loan, the L'Enfant Mortgage Loan and the Crystal Pavilion/Petry Building Mortgage Loan, the entire indebtedness secured by the related Mortgaged Property.

            "Withheld Amounts":  As defined in Section 3.29(a).

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Loan.

            "Workout Fee Rate":  As defined in Section 3.11(b).

            "Yield Maintenance Charge": With respect to any Loan, the yield maintenance charge set forth in the related Loan, including but not limited to a yield maintenance charge which is based on the amount of Defeasance Collateral. If a Yield Maintenance Charge becomes due for any particular Loan, the Servicer shall be required to follow the terms and provisions contained in the applicable Loan Documents; provided, however, that if the related Loan Documents do not specify which U.S. Treasury obligations are to be used in determining the discount rate or the reinvestment yield to be applied in such calculation, or if the related Loan Documents are ambiguous, the Servicer shall be required to use those U.S. Treasury obligations that will generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury obligation, or more than one U.S. Treasury obligation, coincides with the term over which the Yield Maintenance Charge is to be calculated (which, depending on the applicable Loan Documents, is based on the remaining average life of the Loan or the actual term remaining through the Maturity Date), the Servicer shall use the U.S. Treasury obligations whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge becomes due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 x [{(1+BEY/2)1/6}-1]) x 100 where BEY is defined as the U.S. Treasury Reinvestment Yield in decimal, not percentage, form, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 x [{(1 + 0.055/2) 0.16667}-1]) x 100, where 0.055 is the decimal version of the percentage 5.50%, and 0.16667 is the decimal version of the exponential power. (The MEY calculated in the above example is 5.438%.)

            "Yield Rate": With respect to any Loan (other than Loan Nos. 40, 56, 59, 64, 91 and 119, as to which it is equal to the yield rate set forth in the related loan documents), a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the Servicers, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate with respect to their related Mortgage Loans.

            Section 1.02 Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest with respect to the Loans (other than the Actual/360 Loans) and of Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Loans and Advances provided for herein shall be made as set forth in such Loan with respect to the calculation of interest accruing at the related Mortgage Rate.

            (ii) Any Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Loan as if such Principal Prepayment had been received, on the following Due Date and (ii) all other Principal Prepayments with respect to any Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Loan.

            (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to
      Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to
      Section 4.06(b) (except that no such increase in Certificate Balance pursuant to this clause (c) shall count for the purposes of determining Voting Rights or the identity of the Controlling Class).

            (iv) To the extent that any reports or worksheets required to be prepared with respect to the Pool II Loans require the use of a debt service coverage ratio for any Loan or the net operating income for any Mortgaged Property, such reports shall be prepared using the Debt Service Coverage Ratio for such Loan or Net Operating Income for such Mortgaged Property, as the case may be.

            Section 1.03 Loan Identification Convention.

            Loans shall be identified in this Agreement by reference to their respective loan numbers, as set forth under the column heading "Loan #" in Annex A to the Prospectus Supplement.

                                   ARTICLE II

                              CONVEYANCE OF LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Loans identified on the Mortgage Loan Schedule, (ii) the Mortgage Loan Purchase Agreements (including rights under the FINOVA Mortgage Loan Purchase Agreements and the Llama Mortgage Loan Purchase Agreement assigned under the MSDWMC Mortgage Loan Purchase Agreement) and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.07, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with the Trustee (with a copy to the Trustee, the Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File (except item (xvi) in the definition of Mortgage File, which shall be delivered to and deposited with the related Servicer) for each Loan so assigned. If a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit substantially in the form attached as Exhibit H hereto, certifying that the original thereof has been lost or destroyed.

            If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee, and the Servicer on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Trustee within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days provided that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy.

            If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee and to the Servicer on or before the Closing Date.

            None of the Trustee or the Servicers shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). Notwithstanding the foregoing, if any Mortgage Loan Seller fails to deliver a UCC-2 or UCC-3 on or before the Closing Date as required above solely because the related UCC-1 has not been returned to such Mortgage Loan Seller by the applicable filing office, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery, provided that the Mortgage Loan Seller promptly forwards such UCC-1 to the Trustee (with a copy to the Servicer) upon its return, together with the related original UCC-2 or UCC-3 in a form appropriate for filing.

            (c) At the expense of the related Mortgage Loan Seller, the Trustee shall, as to each Loan, use its best efforts to promptly (and in any event no later than the later of (i) 90 days after the Closing Date and (ii) 60 days from receipt of documents in recordable form, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses (ii),
(iii), (iv), (v) and (vii) of the definition of "Mortgage File" and each UCC-2 or UCC-3 referred to in clause (xi) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 or UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Within 30 days following request for reimbursement, the Depositor shall reimburse the Trustee for all of its costs and expenses incurred in performing its obligation under this Section 2.01(c).

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Loans (including reserve and escrow agreements, cash management agreements, lockbox agreements, financial statements, operating statements and any other information provided by the respective Mortgagor from time to time) that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Servicer within 30 days of the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Loans in the name of such Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer at the direction of the Servicer) for deposit into Servicing Accounts.

            (g) Each of the 1211 Avenue of the Americas Mortgage Loan, the L'Enfant Mortgage Loan and the Crystal Pavilion/Petry Building Mortgage Loan is secured by a Mortgaged Property which serves as security for the Trust Fund Note and the related Other Note. With respect to the 1211 Avenue of the Americas Mortgage Loan, the related Other Note, which is divided into five components, four of which (the "1211 Avenue of the Americas Subordinate Components") shall be subordinate to the 1211 Avenue of the Americas Trust Fund Note and one of which shall be pari passu with the 1211 Avenue of the Americas Trust Fund Note, is included in a trust fund (the "1211 Avenue of the Americas Other Trust Fund") created in connection with issuance of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2000-1211. With respect to the L'Enfant Mortgage Loan, one of the L'Enfant Other Notes is included in a trust fund (the "L'Enfant I Other Trust Fund") created in connection with issuance of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C2 and the other L'Enfant Other Note is included in a trust fund (the "L'Enfant II Other Trust Fund") created in connection with issuance of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-C1. With respect to the Crystal Pavilion/Petry Building Mortgage Loan, the Other Notes shall be shall be pari passu with the Crystal Pavilion/Petry Building Trust Fund Note and are held by the CSFB Mortgage Loan Seller.

            Section 2.02 Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

            (b) Within 90 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Servicer, the Special Servicer, the Trustee and the applicable Mortgage Loan Seller that, as to each Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full, any Loan specifically identified in any exception report annexed thereto as not being covered by such certification, or the L'Enfant Mortgage Loan or the 1211 Avenue of the Americas Mortgage Loan),
(i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi) and (xii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by such Mortgage Loan Seller constituting the Mortgage Files have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Loans identified on the Mortgage Loan Schedule.

            (c) The Trustee shall review each of the Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller that, as to each Loan listed on the Mortgage Loan Schedule (other than the L'Enfant Mortgage Loan, the 1211 Avenue of the Americas Mortgage Loan, any Loan as to which a Liquidation Event has occurred or any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi), (xii) and
(xxi) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File," insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller or a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Loans identified on the Mortgage Loan Schedule. The Trustee shall, upon request, provide the Servicer with recording and filing information as to recorded Mortgages, Assignment of Lease and UCC financing statements promptly after the Trustee receives them from the related recording offices.

            (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in clauses
(vi), (vii), (viii), (x), (xiii) through (xxi) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (vii) of the definition of "Mortgage File" is effective under applicable law.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that (a) any document required to be included in the Mortgage File is not in its possession or (b) such document has not been properly executed or is otherwise defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Sellers, by providing a written report (the "Trustee Exception Report") setting forth for each affected Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Loans identified on the Mortgage Loan Schedule, appear to be what they purport to be, or have been torn, mutilated or otherwise defaced.

            (f) Upon the second anniversary of the Closing Date, the Trustee shall deliver a final exception report as to any remaining Defects or required Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.01(c).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Repurchase of Loans by the Mortgage Loan Sellers, FINOVA, FINOVA Capital and Llama for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

               (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

               (v) The Depositor is the lawful owner of the Loans free and clear of any liens, pledges, charges or security interests of any nature encumbering such Loan with the full right to transfer the Loans to the Trust Fund and upon the assignment of the Loans to the Trust, the Loans will be validly transferred to the Trust;

               (vi) Following consummation of the conveyance of the Loans by the Depositor to the Trustee, the Depositor shall take no action inconsistent with the Trust Fund's ownership of the Loans, and if a third party, including a potential purchaser of the Loans, should inquire, the Depositor shall promptly indicate that the Loans have been sold and shall claim no ownership interest therein; and

               (vii) Each Loan is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury
      Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage).

            (b) If any Certificateholder, the Pool I Servicer, the Pool I Special Servicer, the Pool II Servicer, the Pool II Special Servicer or the Trustee discovers or receives notice of a breach of any representation or warranty set forth in, or required to be made with respect to a Loan by any Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama pursuant to the related Mortgage Loan Purchase Agreement, related FINOVA Mortgage Loan Purchase Agreement or the related Llama Mortgage Loan Purchase Agreement, as applicable (a "Breach"), it shall give notice to the Pool I Servicer, the Pool I Special Servicer, the Pool II Servicer, the Pool II Special Servicer and the Trustee. If the Pool I Servicer or the Pool I Special Servicer determines that such Breach materially and adversely affects the value of any Loan or the interests of the Certificateholders therein, it shall give prompt written notice of such Breach to the Depositor, the Trustee, the Pool I Servicer, the Pool I Special Servicer, the Pool II Servicer, the Pool II Special Servicer, the applicable Mortgage Loan Seller and, in the event of a Breach by FINOVA, FINOVA Capital or Llama, to FINOVA, FINOVA Capital and Llama, and shall request that (A) such Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama, as applicable, or (B) in the event the CSFB Mortgage Loan Seller shall fail to act, Credit Suisse First Boston, acting through the Cayman Branch, not later than (i) the earlier of 90 days from the receipt by the applicable Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama of such notice or discovery by such Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama of such Breach and (ii) in the case of the FINOVA Loans, the expiration of an additional 90 days, if granted by the Trustee in accordance with the terms of the FINOVA Mortgage Loan Purchase Agreements, cure such Breach in all material respects or repurchase the affected Loan at the applicable Purchase Price or in conformity with the related Mortgage Loan Purchase Agreement.

            If any Certificateholder, the Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect in any Mortgage File, such party shall give notice to the Pool I Servicer, the Pool I Special Servicer, the Pool II Servicer, the Pool II Special Servicer and the Trustee. If the Pool I Servicer or the Pool I Special Servicer determines that such Defect materially and adversely affects the value of any Loan or the interests of the Certificateholders therein, it shall give prompt written notice of such Defect to the Depositor, the Trustee, the Pool I Servicer, the Pool I Special Servicer, the Pool II Servicer, the Pool II Special Servicer and the applicable Mortgage Loan Seller and shall request that (i) such Mortgage Loan Seller or (ii) in the event the CSFB Mortgage Loan Seller shall fail to act, Credit Suisse First Boston, acting through the Cayman Branch, not later than the earlier of 90 days from the receipt by such Mortgage Loan Seller of such notice or discovery by such Mortgage Loan Seller of such Defect, cure such Defect in all material respects or repurchase the affected Loan at the applicable Purchase Price or in conformity with the Mortgage Loan Purchase Agreement.

            Any Defect or Breach which causes any Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein. If the affected Loan is to be repurchased, the Trustee shall designate a Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

            In connection with any repurchase of a Loan contemplated by this
Section 2.03, the Trustee, the Servicer and the Special Servicer shall each tender to the related Mortgage Loan Seller (in the event of a repurchase by a Mortgage Loan Seller), FINOVA, FINOVA Capital or Llama (in the event of a repurchase by FINOVA, FINOVA Capital or Llama), or the holder of the Crystal Pavilion/Petry Building Other Note (in the event of a repurchase of the Crystal Pavilion/Petry Building Trust Fund Note pursuant to the related Co-Lender Agreement) upon delivery to each of the Trustee, the Servicer and the Special Servicer of a trust receipt executed by such Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama, or the holder of the Crystal Pavilion/Petry Building Other Note, as applicable, all portions of the Mortgage File and other documents pertaining to such Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama, or the holder of the Crystal Pavilion/Petry Building Other Note, as applicable, in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement or Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement or Section 5.1 of the Llama Mortgage Loan Purchase Agreement, respectively.

            Section 7 of the Mortgage Loan Purchase Agreements and Section 9.3 of the FINOVA Mortgage Loan Purchase Agreement and Section 5.1 of the Llama Mortgage Loan Purchase Agreement provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Breach. Section 7 of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect.

            If a Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama defaults on its obligations to repurchase any Loan as contemplated by Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the Servicer and the Special Servicer of such default. The Trustee shall enforce the obligations of the Mortgage Loan Sellers under Section 7 of the related Mortgage Loan Purchase Agreement, and of FINOVA, FINOVA Capital and Llama under
Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement and Section
5.1 of the Llama Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama; second, pursuant to Section 3.05(a)(vii) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) out of general collections on the Loans on deposit in the Collection Account.

            Section 2.04 Execution of Certificates.

            Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and the Class LR, Class V-1 and Class V-2 Certificates to or upon the order of the Depositor, in exchange for the Loans, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that, pursuant to the written request of the Depositor executed by an officer of the Depositor, it has executed and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Loans.

            (a) Each Servicer and Special Servicer shall diligently service and administer the Loans (and, with respect to the Special Servicer, any REO Properties) it is obligated to service pursuant to this Agreement, subject to the servicing of the L'Enfant Mortgage Loan by the L'Enfant Servicer and L'Enfant Special Servicer and the 1211 Avenue of the Americas Mortgage Loan by the 1211 Avenue of the Americas Servicer and the 1211 Avenue of the Americas Special Servicer, on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of the respective Loans or Specially Serviced Loans, and, to the extent consistent with the foregoing, the terms of this Agreement (and, in the case of the L'Enfant Mortgage Loan and the Crystal Pavilion/Petry Building Loan, the related Co-Lender Agreements, the L'Enfant Intercreditor Agreement and the Crystal Pavilion/Petry Building Intercreditor Agreement), and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which, such Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional multifamily or commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which such Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by such Servicer or Special Servicer, in either case exercising reasonable business judgment and with a view to the maximization, on a present value basis (discounting at the related Mortgage Rate), of timely recovery of principal and interest on the Loans or Specially Serviced Loans, as applicable, but without regard to: (i) any relationship that such Servicer or Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor or any other party to this Agreement; (ii) the ownership of any Certificate by such Servicer or Special Servicer, as the case may be, or any Affiliate thereof; (iii) such Servicer's obligation to make Advances; (iv) such Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction; (v) such Servicer's or Special Servicer's ownership, servicing or management of any other mortgage loans or mortgaged properties and (vi) the Pool II Servicer's or Pool II Special Servicer's obligation to repurchase a Mortgage Loan due to a breach of a representation or warranty (the foregoing, collectively referred to as the "Servicing Standard"). Nothing herein contained shall be construed as an express or implied guarantee by any Servicer or Special Servicer of the collectibility of payments on the Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to each Servicer and Special Servicer, including with respect to Servicing Fees or Special Servicing Fees or, with respect to each Servicer, the right to be reimbursed for Advances.

            Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Loans as to which a Servicing Transfer Event has occurred and is continuing (each such Pool I Loan, a "Pool I Specially Serviced Loan", each such Pool II Loan, a "Pool II Specially Serviced Loan" and collectively, the "Specially Serviced Loans"), and
(ii) any REO Properties. Notwithstanding the foregoing, each Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the related Servicer hereunder with respect to the Specially Serviced Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loan and REO Properties as are specifically provided for herein; provided, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or a failure of the Special Servicer to prepare and deliver to the Servicer reports required hereunder to be delivered by the Special Servicer to the Servicer. Each Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Loans which are not Specially Serviced Loans; provided, however, that the Special Servicer shall make the inspections, use its reasonable best efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Loans in accordance with Section 3.12; and provided, further, however, that the Pool I Servicer shall provide the Pool I Special Servicer with notice of any communication by the borrower with respect to the letter of credit provided by the related borrower under the loans identified as Conroe Assisted Living, Arlington Assisted Living and Temple Assisted Living on the Mortgage Loan Schedule, and the Pool I Special Servicer shall have the exclusive right to approve any draw down of funds under such letter of credit, and to approve any modification, amendment, alteration or renewal of such letter of credit..

            (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Loans, each Servicer and, with respect to the Specially Serviced Loans, each Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Servicer and Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to
Section 3.10, the Trustee shall furnish, or cause to be furnished, to each Servicer and Special Servicer any limited powers of attorney and other documents necessary or appropriate to enable such Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by any Servicer or Special Servicer.

            (c) The relationship of each Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Collection of Loan Payments.

            (a) Each Servicer and Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, each Servicer or Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Loan it is obligated to service hereunder.

            (b) All amounts collected on any Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including any modifications to either of them) in accordance with the express provisions of such Note and Mortgage (unless a payment default exists under such Loan and the related Note and Mortgage permit application in the order and priority determined by the lender) and, in the absence of such express provisions, shall be applied (after payment to each Servicer, any Primary Servicer, each Special Servicer, and/or the Trustee for any related Servicing Fees, Primary Servicing Fees, Special Servicing Fees and Trustee Fees and the application to any P&I Advances, Servicing Advances and interest on Advances from such Loan): first, as a recovery of accrued and unpaid interest on such Loan at the related Mortgage Rate (less portions thereof payable to each Servicer, Special Servicer, Trustee or, if applicable, the related Primary Servicer) in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Loan; and third, to the payment of Prepayment Premiums and Yield Maintenance Charges. Notwithstanding the terms of any Loan, no Servicer shall be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Loan, except to the extent that (i) all reserves required to be established with the Servicer and then required to be funded pursuant to the terms of such Loan have been so funded, (ii) all payments of principal and interest then due on such Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box or reserved for pursuant to the related Lock-Box Agreement. In no event shall any collections on any ARD Loan be allocated to the payment of Excess Interest until all principal and interest (other than Excess Interest) due, or to become due, under such ARD Loan have been paid in full and any Advances related to such ARD Loan (together with interest thereon) are reimbursed. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) If any Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Due Period, such Servicer or Special Servicer, as applicable, shall promptly notify the Trustee in writing.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) Each Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained with respect to the Loans it is required to service, and shall administer such Servicing Accounts in accordance with the related Loan Documents. Each Servicing Account shall be maintained in accordance with the requirements of the related Loan and in accordance with the Servicing Standard and to the extent not inconsistent with the terms of the Loans, in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Accounts; (ii) reimburse the Servicer of the related Loan or the Trustee for any Servicing Advances and interest thereon; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Loan and as described below or, if not so required, to the Servicer of the related Loan; (v) withdraw amounts deposited in error;
(vi) clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; and (vii) pay the Servicer of the related Loan, as additional servicing compensation in accordance with Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Servicing Accounts as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Servicing Accounts maintained by such Servicer for any period from any Distribution Date to the immediately succeeding P&I Advance Date) to the extent not required by law or the terms of the related Loan to be paid to the Mortgagors.

            (b) Each Special Servicer, in the case of REO Loans and Specially Serviced Loans, and Servicer, in the case of all other Loans that it is required to service, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof. Each Special Servicer, in the case of REO Loans and Specially Serviced Loans, and Servicer, in the case of all other Loans that it is required to service, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or the Servicing Accounts, and, if such amounts are insufficient to pay such items in full, such Servicer shall make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Loan and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Loans that do not provide for escrows for the payment of taxes and assessments, the Servicer that is required to service such Loans shall make a Servicing Advance for the payment of such items upon the earlier of (x) 30 days after the date such payments first become delinquent and (y) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items (which Servicing Advance shall in each case be so applied by such Servicer at the written direction of the Special Servicer in the case of Specially Serviced Loans and REO Loans). In no event shall any Servicer or Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of Specially Serviced Loans and REO Loans, and the Servicer, in the case of all other Loans that it is required to service, shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Mortgagor at the time they first become due.

            (c) In accordance with the Servicing Standard and for all Loans that it is required to service, the Servicer shall make a Servicing Advance with respect to each related Mortgaged Property (including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties and
(iv) environmental inspections if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, provided that no Servicer shall be required to make any such advance that would, if made, constitute a Nonrecoverable Servicing Advance; and provided further that with respect to the payment of taxes and assessments, no Servicer shall be required to make any such advance until the earlier of (i) five Business Days after such Servicer has received confirmation that such item has not been paid and (ii) with respect to Loans that provide for escrows for the payment of taxes and assessments, the earlier of (A) 30 days after the date such payments first become due and (B) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items.

            Each Special Servicer shall give the related Servicer and the Trustee not less than five Business Days' notice before the date on which such Servicer is required to make any Servicing Advance with respect to a given Loan that it is required to service or related REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, each Special Servicer shall provide each Servicer and the Trustee with such information in its possession as each Servicer or the Trustee, as applicable, may reasonably request to enable such Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by a Special Servicer that a Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and each Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon either Servicer. On the fourth Business Day before each Distribution Date, each Special Servicer shall report to each Servicer such Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Loan or REO Loan is a Nonrecoverable Servicing Advance. Each Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon either Servicer.

            All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in
Section 3.05. No costs incurred by any Servicer or Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Loans, notwithstanding that the terms of such Loans so permit. If a Servicer fails to make any required Servicing Advance as and when due to the extent a Responsible Officer of the Trustee has been notified of such failure in writing by such Servicer, a Special Servicer or Depositor, the Trustee shall make such Servicing Advance pursuant to Section 7.05.

            (d) In connection with its recovery of any Servicing Advance out of a Collection Account pursuant to clauses (iv) or (v) of Section 3.05(a) or from a Servicing Account pursuant to Section 3.03(a)(ii), the related Servicer and the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in such Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement. Each Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance made by such Servicer or the Trustee as soon as practically possible after funds available for such purpose are deposited in the related Collection Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan, the Servicer of such Loan or, with respect to Specially Serviced Loans, the related Special Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Loan, the Servicer of such Loan or, with respect to Specially Serviced Loans, the related Special Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor fails to promptly respond to any inquiry described in this Section 3.03(e), the Servicer of the related Loan (with respect to Loans that are not Specially Serviced Loans) shall determine whether the related Mortgagor has failed to perform its obligations under the related Loan and report any such failure to the related Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Collection Account, Distribution Accounts and Excess Interest Distribution Account.

            (a) Each Servicer shall establish and maintain, or cause to be established and maintained, for the Loans that it is required to service, a Collection Account, into which such Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on the Loans due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal, including Principal Prepayments, on such Loans; and

               (ii) all payments on account of interest on such Loans, net of
      (A) the Servicing Fees and Primary Servicing Fees (in each case net of any amount utilized to offset Prepayment Interest Shortfalls), (B) Penalty Charges (net of any amount thereof utilized to offset interest on Advances), (C) Prepayment Premiums, (D) Excess Interest and (E) Yield Maintenance Charges; and

               (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any such Loan or related REO Property (other than Liquidation Proceeds that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01); and

               (iv) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c); and

               (v)any amounts required to be deposited by such Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account; and

               (vi) any amounts required to be deposited by such Servicer or a Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy; and

               (vii) any amounts required to be deposited by such Servicer pursuant to the last paragraph of Section 3.11(a) as a reduction in the compensation to such Servicer to cover Prepayment Interest Shortfalls; and

               (viii) any Prepayment Interest Excess to which such Servicer is not entitled as provided in Section 3.11(a).

            The foregoing requirements for deposit by a Servicer in a Collection Account shall be exclusive, it being understood and agreed that actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for mortgagor checks returned for insufficient funds or other amounts that such Servicer or a Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by such Servicer in the Collection Account. If a Servicer shall deposit in a Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

            Within one Business Day of receipt of any of the foregoing amounts with respect to any Specially Serviced Loan, the Special Servicer shall remit such amounts to the Servicer required to service the related Loan for deposit into the related Collection Account in accordance with the second preceding paragraph. Any amounts received by the Special Servicer with respect to an REO Property shall be deposited into the REO Account and remitted to the Servicer required to service the related Loan for deposit into the related Collection Account pursuant to Section 3.16(c).

            (b) The Trustee shall establish and maintain the Distribution Accounts in trust for the benefit of the Certificateholders. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Distribution Accounts in accordance with the terms of this Agreement. Each Servicer shall deliver to the Trustee each month on or before 2:00 p.m., New York City time, on the Servicer Remittance Date, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(v) and (c) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account maintained by such Servicer.

            Each Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

               (i) any P&I Advances required to be made by such Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to such Servicer's obligations hereunder, Section 7.05);

               (ii) any Liquidation Proceeds paid by such Servicer in connection with the purchase of all of the Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account pursuant to Section 9.01);

               (iii) any Yield Maintenance Charges or Prepayment Premiums (except to the extent that such Yield Maintenance Charges or Prepayment Premiums have been delivered to the Trustee pursuant to the final sentence of the first paragraph of this Section 3.04(b) by virtue of the operation of the parenthetical contained therein); and

               (iv) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            On each Distribution Date, the Trustee shall deposit or be deemed to have deposited in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(e), respectively.

            (c) Prior to the Servicer Remittance Date relating to any Due Period in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V-1 and Class V-2 Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before each Servicer Remittance Date, each Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period. On each Distribution Date, the Trustee shall withdraw the Excess Interest from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(f). Following the distribution of Excess Interest to Holders of the Class V-1 and Class V-2 Certificates on the first Distribution Date after which no Loans remain outstanding that pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

            (d) [Reserved].

            (e) Funds on deposit in a Collection Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds on deposit in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account shall not be invested. Each Servicer shall give notice to the Trustee, the Special Servicer, the Rating Agencies and the Depositor of any new location of the Collection Account prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to each Servicer and the Depositor of any new location of the Upper-Tier Distribution Account, the Lower-Tier Distribution Account or the Excess Interest Distribution Account, prior to any change thereof.

            Section 3.05 Permitted Withdrawals from the Collection Account and the Distribution Accounts.

            (a) Each Servicer may, from time to time, make withdrawals from the Collection Account maintained by it for any of the following purposes:

               (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances by such Servicer pursuant to Section 4.03(a);

               (ii) to pay (x) to itself, unpaid Servicing Fees (net of any such amounts required to offset Prepayment Interest Shortfalls pursuant to
      Section 3.11(a)) and any Primary Servicing Fees to which it is entitled pursuant to Section 3.11(a), (y) to any Primary Servicer entitled thereto, the related Primary Servicing Fee, and (z) to the Special Servicer, unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Loan that such Servicer is required to service, related Specially Serviced Loan and related REO Loan, as applicable, the Servicer's rights, any Primary Servicer's rights and the Special Servicer's rights to payment pursuant to this clause (ii) with respect to any Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

               (iii) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances, the Servicer's or the Trustee's right to receive payment pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Loans and REO Loans with respect to which such P&I Advances were made;

               (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances, the Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

               (v) to reimburse itself or the Trustee, as applicable, for Nonrecoverable Advances out of general collections on the Loans and REO Properties;

               (vi) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d), (b) any unreimbursed Servicing Advances pursuant to clause (iv) above or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon;

               (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Loan required to be serviced by such Servicer and giving rise to a repurchase obligation of any Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement or FINOVA, FINOVA Capital or Llama under Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement or under Section 5.1 of the Llama Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Loan being limited to that portion of the Purchase Price paid for such Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

               (viii) in accordance with Section 2.03(e), to reimburse itself, the Trustee or the Special Servicer, as the case may be, out of general collections on the Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Loan required to be serviced by such Servicer in connection with the enforcement of any Mortgage Loan Seller's, FINOVA's, FINOVA Capital's or Llama's obligations under Section 7 of the related Mortgage Loan Purchase Agreement or Section
      9.3 of the related FINOVA Mortgage Loan Purchase Agreement or Section 5.1 of the Llama Mortgage Loan Purchase Agreement, as applicable, but only to the extent that such expenses are not reimbursable pursuant to clause
      (vii) above or otherwise;

               (ix) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Collection Account maintained by such Servicer as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Collection Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) (net of any such amounts required to offset Prepayment Interest Shortfalls pursuant to Section 3.11(a)) and any Primary Servicing Fees to which it is entitled pursuant to Section 3.11(a), (b) Penalty Charges on any Loan required to be serviced by such Servicer other than a Specially Serviced Loan, but only to the extent (x) collected from the related Mortgagor and (y) in excess of outstanding interest on Advances made with respect to such Loan, and to the extent that all amounts then due and payable with respect to such Loan have been paid, (c) all Prepayment Interest Excess in connection with the receipt of Principal Prepayments (except to the extent otherwise provided in Section 3.11(a)) or Insurance and Condemnation Proceeds and (d) other fees identified in the third paragraph of Section 3.11(a); and to pay the Special Servicer, as additional servicing compensation in accordance with the last paragraph of Section 3.11(b), Penalty Charges on any Specially Serviced Loan (but only to the extent collected from the related Mortgagor and after all Advances on the Loan, and interest thereon, have been paid and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan have been paid);

               (x) to recoup any amounts deposited in the Collection Account maintained by such Servicer in error;

               (xi) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

               (xii) to pay for (a) the cost of the Opinions of Counsel contemplated by Section 3.31 to the extent payable out of the Trust Fund,
      (b) the cost of any Opinion of Counsel contemplated by Sections 10.01(a) or 10.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a) (the amounts contemplated by this clause may be paid from either Collection Account);

               (xiii) to pay out of general collections on the Loans and REO Properties any and all federal, state and local taxes imposed on either REMIC created hereunder or either of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer or the Trustee is liable therefor (the amounts contemplated by this clause may be paid from either Collection Account);

               (xiv) to reimburse the Servicer and the Special Servicer out of general collections on the Loans and REO Properties for expenses incurred by and reimbursable to them by the Trust Fund;

               (xv) to pay itself, the Special Servicer, a Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama, as the case may be, with respect to each Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xvi) to reimburse the Special Servicer for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of Section 3.09(c);

               (xvii) to transfer amounts required to be transferred to the Interest Reserve Account; and

               (xviii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

            Each Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account.

            (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

               (i) to make distributions of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Prepayment Premium and Yield Maintenance Charges distributable pursuant to Section 4.01(c) in the Upper-Tier Distribution Account;

               (ii) to pay the Trustee accrued but unpaid Trustee Fees;

               (iii) to pay to the Trustee or any of their Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person hereunder, including pursuant to Section 3.31(o), 6.03(a), 6.03(b), 8.05(c), 8.05(d) or 8.05(e);

               (iv) to pay for the cost of the Opinion of Counsel contemplated by Section 10.01(c) in connection with any amendment to this Agreement requested by the Trustee;

               (v) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01; and

               (vi) to recoup any amounts deposited in the Lower-Tier Distribution Account in error.

            (c) The Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

               (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

               (ii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01; and

               (iii) to recoup any amounts deposited in the Upper-Tier Distribution Account in error.

            (d) Notwithstanding anything herein to the contrary, with respect to any Loan, (i) if amounts on deposit in the related Collection Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the related Collection Account are not sufficient to reimburse the full amount of Advances listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee and then to the Servicer.

            Section 3.06 Investment of Funds in the Collection Account, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, the Interest Reserve Account and the REO Account.

            (a) Each Servicer may direct any depository institution maintaining for such Servicer a Collection Account, any Servicing Account, any Cash Collateral Account, any Lock-Box Account and the Interest Reserve Account, and the Special Servicer may direct any depository institution maintaining the REO Account (any of the foregoing accounts, for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is a Servicer or Special Servicer, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). Funds on deposit in the Excess Interest Distribution Account and Distribution Accounts shall remain uninvested.

            Each Servicer (in the case of any Investment Account maintained by such Servicer other than the REO Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by a Servicer or Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of any Investment Account maintained by such Servicer other than the REO Account) or the Special Servicer (in the case of the REO Account) shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by such Servicer or Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds with respect to Loans required to be serviced by a Servicer and deposited in each of the Collection Account, the Interest Reserve Account, any Cash Collateral Account, any Lock-Box Account and any Servicing Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date shall be for the sole and exclusive benefit of such Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03(a), 3.05(a), 3.05(b) or 3.05(c), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Trust Fund, but shall be subject to withdrawal in accordance with Section 3.16(c). If any loss shall be incurred in respect of any Permitted Investment directed to be made by a Servicer and on deposit in any of the Collection Account, any Cash Collateral Account, any Lock-Box Account, any Servicing Account or the REO Account, such Servicer (in the case of the Collection Account, any Cash Collateral Account, any Lock-Box Account and any Servicing Account) or the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Notwithstanding the investment of funds held in a Collection Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) Each Servicer, as to Loans required to be serviced by it and that are not Pool II Specially Serviced Loans, the Pool I Servicer with respect to Pool I Specially Serviced Loans, and the Pool II Special Servicer, as to Pool II Specially Serviced Loans, shall use its reasonable best efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Note and Mortgage, or if the Mortgagor does not so maintain, shall itself maintain, for each Loan any Insurance Policy coverage as is required under the related Mortgage (to the extent that the Trustee has an insurable interest and such Insurance Policy coverage is available at commercially reasonable rates, as determined by such Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard); provided, however, that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Mortgagor the Insurance Policy coverage to be maintained on such Mortgaged Property, such Servicer or Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Mortgagor under the related Loan or, at Special Servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard.

            All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Loans other than REO Properties) or the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Loan, but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan Documents) and (iv) be issued by either (x) a Qualified Insurer or
(y) for any Insurance Policy being maintained by the related Mortgagor, an insurance carrier meeting the requirements of the related Mortgage, provided that such Qualified Insurer or other insurance carrier is authorized under applicable law to issue such Insurance Policies. Any amounts collected by a Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Loan) shall be deposited in the Collection Account maintained by such Servicer, subject to withdrawal pursuant to Section 3.05(a).

            Any costs incurred by a Servicer in maintaining any such Insurance Policies in respect of Loans (other than with respect to REO Properties) if the Mortgagor defaults on its obligation to maintain such Insurance Policies shall be advanced by such Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer required to service the related Loan as a Servicing Advance.

            (b) (i) If a Servicer or Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Loans or REO Properties, as the case may be, required to be serviced and administered by it hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then such Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, the Servicer or the Special Servicer shall promptly deposit into the Collection Account maintained by it from its own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. In connection with its activities as administrator and servicer of the Loans required to be serviced by it, each Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates.

               (ii) If a Servicer or Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming such Servicer or Special Servicer as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties. If a Servicer or Special Servicer causes any Mortgaged Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property is covered thereby) shall be paid by such Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account maintained by such Servicer from its own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each Servicer and Special Servicer shall maintain with responsible companies, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with broad coverage on all officers, employees or other personnel acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Loans required to be serviced by such Servicer or Special Servicer ("Servicer Employees," in the case of a Servicer, and "Special Servicer Employees," in the case of a Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of such Servicer Employees or Special Servicer Employees. Such errors and omissions policy shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer from its duties and obligations as set forth in this Agreement.

            The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the Servicer or Special Servicer, as applicable, to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. The Servicer or the Special Servicer, as applicable, shall cause the Trustee, on behalf of the Trust, to be named as a loss payee on each such Fidelity Bond and errors and omissions policy. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of a Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A" by S&P and "A" by Fitch (or, if not rated by Fitch, upon written confirmation by Fitch that self-insurance by the Servicer or the Special Servicer, as applicable, with respect to a Fidelity Bond would not by reason thereof cause Fitch to qualify, downgrade or withdraw the then-current rating assigned to any of the Certificates that are currently being rated by Fitch), such Servicer or Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

            The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective Fidelity Bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

            (d) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the Servicer becomes aware, in performing its duties under this Agreement, that a Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management Agency, the Servicer or Special Servicer required to service the related Loan will use its reasonable best efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Loan Documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain (except that the Pool I Servicer shall maintain such policies for Pool I Specially Serviced Loans), to the extent available at commercially reasonable rates (as determined by such Servicer or Special Servicer in accordance with the Servicing Standard), flood insurance in respect thereof, but only to the extent the related Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the Loan. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

            (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount equal to the least of (i) the unpaid principal balance of the related Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the Loan. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            (f) Notwithstanding the provisions of the related Mortgage and any other provision of this Agreement, but otherwise in accordance with the Servicing Standard, the Servicer required to service the related Loan shall not require any Mortgagor to obtain insurance in excess of the amounts of coverage and deductibles heretofore required by the applicable Mortgage Loan Seller in connection with the origination of the related Loan (such amounts, with respect to each Loan, the "Origination Required Insurance Amounts"), unless such Servicer determines, in accordance with the Servicing Standard, that such Origination Required Insurance Amounts would not be prudent for property of the same type as the related Mortgaged Property. Each Servicer shall require that each policy of business income insurance maintained by a Mortgagor have a minimum term of at least twelve months. The Depositor shall provide evidence to the Servicer required to service the related Loan of the Origination Required Insurance Amounts for each Mortgaged Property.

            Section 3.08 Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions.

            (a) (i) As to each Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (A) provides that such Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower or

                  (B) provides that such Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

the Servicer for such Loan shall provide notice to the Special Servicer for such Loan of any request for a waiver thereof, and the Special Servicer (whether or not such Loan is a Specially Serviced Loan) shall enforce such due-on-sale clause, unless the Special Servicer determines, in accordance with the Servicing Standard, that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause are met), on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Special Servicer determines that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause are met), the Special Servicer shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the credit status of the prospective transferee is in compliance with the Special Servicer's regular commercial mortgage loan origination criteria or the Servicing Standard and the terms of the related Mortgage and (y) with respect to any Loan which is a Significant Loan, the Special Servicer shall have received written confirmation from each of the Rating Agencies that such assumption would not, in of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

               (ii) Notwithstanding the provisions of any Loan, foreclosure by a Mezzanine Loan Holder on any Mezzanine Loan Collateral securing a Mezzanine Loan to an affiliate of the related Borrower shall not, for purposes of this Agreement, be deemed to be a violation of the due-on-sale clause of the related Loan Documents or of clause (i) of this Section 3.08(a) so long as the foreclosing party is a Permitted Mezzanine Loan Holder, and other material requirements of the related intercreditor agreement are satisfied.

               (iii) Neither the Servicer nor the Special Servicer shall (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a)(i). Neither the consent of the Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Loan (and each Rating Agency has been notified of such event of default). In no event shall a Mezzanine Loan Holder be required to pay any assumption fee, modification fee or other service charge in connection with any foreclosure upon Mezzanine Loan Collateral, transfer of ownership of the related Mortgaged Property to such Mezzanine Loan Holder and/or assumption of the related Loan. Nothing herein shall prevent a Mezzanine Loan Holder from appointing a receiver or trustee with respect to any Mezzanine Loan Collateral, foreclosing upon any reserves, escrow accounts or cash collateral accounts pledged under the related Mezzanine Loan (provided none of such accounts have been pledged under the related Loan) or otherwise taking an assignment of any cash flows from any Mezzanine Loan Collateral.

            (b) As to each Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Loan shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

the Servicer for such Loan shall provide notice to the Special Servicer for such Loan of any request for a waiver thereof, and the Special Servicer (whether or not such Loan is a Specially Serviced Loan) shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Special Servicer (x) determines, in accordance with the Servicing Standard, that (1) not accelerating payments on such Loan or (2) granting such consent would result in a greater recovery on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent and (y) receives prior written confirmation from each of the Rating Agencies that (1) not accelerating such payments or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Section 3.20, the Special Servicer shall not agree to modify, waive or amend any term of any Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (e) Notwithstanding any other provisions of this Section 3.08, a Servicer for a Loan may grant a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement or right-of-way, provided that such Servicer shall have determined (i) in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property and (ii) that no REMIC created hereunder will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on either REMIC created hereunder as a result thereof. The Servicer shall use reasonable efforts, consistent with the Servicing Standard, to cause the Mortgagor, at the Mortgagor's expense, to obtain legal advice to make the determination described in clause (ii). If the Servicer is unable to cause the Mortgagor to obtain such legal advice, and the related loan documents do not provide that Mortgagor shall pay for such expense, the Servicer shall obtain such legal advice, if necessary, in accordance with the Servicing Standard, and the cost thereof shall be deemed a Servicing Advance.

            (f) With respect to any Loan which permits release of Mortgaged Properties through defeasance (each, a "Defeasance Loan"), to the extent permitted under the related Loan Documents:

               (i) The Servicer for such Loan, with the consent of the Special Servicer, shall effect such defeasance only through the purchase of U.S. government obligations satisfying both the defeasance rule of the REMIC Provisions ("Defeasance Collateral") and the requirements of clause (i) of the definition of Permitted Investments herein which purchase shall be made in accordance with the terms of such Loan (except that the Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Loan Documents); provided, however, that the Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such U.S. government obligations have been identified and an Independent accounting firm has provided the Servicer a comfort letter that states that such defeasance is in the correct amount and is in other respects in accordance with the terms of such Loan and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

               (ii) If such Loan permits the assumption of the obligations of the related Borrower by a successor mortgagor, the Servicer, with the consent of the Special Servicer, shall cause the Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower that shall be a Single-Purpose Entity and cause an assumption by such successor Borrower of the defeased obligations under the related Note. The Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Loans that have been defeased.

               (iii) The Servicer for such Loan shall require an Opinion of Counsel from the related Borrower, at such Borrower's expense, to the effect that the Trustee has a first priority security interest in the defeasance deposit and the related U.S. government obligations and that the assignment thereof is valid and enforceable.

               (iv) The Servicer for such Loan shall obtain at the related Borrower's expense a certificate from an Independent certified public accountant certifying that the U.S. government obligations are sufficient to make all scheduled payments under the related Note.

               (v) Prior to permitting release of any Mortgaged Property through defeasance, if such defeasance is a partial defeasance or such Mortgaged Property relates to a Loan that is (x) a Loan, (y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated Borrowers that, in each case, in the aggregate, represents one of the ten largest loans (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers), the Servicer shall obtain, at the expense of the related Borrower, written confirmation from Fitch and S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

               (vi) Neither the Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of the Servicer or the Special Servicer that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

               (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Loan so requires and provides for the related Borrower to pay the cost thereof, the Servicer shall require such Borrower to deliver an Opinion of Counsel to the effect that such release will not cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

               (viii) Neither the Servicer nor the Special Servicer shall permit a partial defeasance with respect to any Loan unless the value of the Defeasance Collateral is at least the amount provided in the related Loan Documents.

Any costs to the Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(f), or obtaining the Rating Agency confirmations required by this Section 3.08(f), shall be borne by the related Borrower as a condition to the Servicer's obligation to effect the defeasance of the related Loan or advanced as a Servicing Advance by the Servicer.

            (g) With respect to any NCCB Loan which permits NCCB to allow a Borrower under an NCCB Loan to incur subordinate debt if the NCCB Subordinate Debt Conditions are met, NCCB may, in accordance with the Servicing Standard, without the need to obtain any consent hereunder, permit such Borrower to incur subordinate debt if the NCCB Subordinate Debt Conditions have been met. With respect to any NCCB Loan which does not contain specific provisions regarding the incurrence of subordinate debt, or which prohibits the incurrence of subordinate debt, or which requires the consent of Mortgagee, NCCB may, nevertheless, in accordance with the Servicing Standard, without the need to obtain any consent hereunder, permit such Borrower to incur subordinate debt if the NCCB Subordinate Debt Conditions have been met.

            (h) With respect to any Loan, neither the Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Loan as of the Closing Date without receipt of an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause the related Loan to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Loan is owned by the Lower-Tier REMIC.

            (i) Except as provided in Section 3.08(g), with respect to any Loan pursuant to which the Borrower may not incur additional indebtedness encumbering the related Mortgaged Property without the consent of the lender, neither the Servicer nor the Special Servicer shall consent to such additional debt without written confirmation to the Servicer or the Special Servicer, as applicable, and the Trustee by each Rating Agency that such modification or waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the current ratings assigned to the Certificates. Any costs to the Servicer or Special Servicer of obtaining the Rating Agency confirmations required by this
Section 3.08(i) shall be borne by the related Borrower as a condition to the Servicer's or Special Servicer's obligation to agree to any modification or waiver referred to in the preceding sentence.

            Section 3.09 Realization upon Defaulted Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Loans as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance and interest thereon and the Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer to the Special Servicer and recoverable by the Servicer as a Servicing Advance), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance.

            Nothing contained in this Section 3.09 shall be construed to require the Servicer or the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(d) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on either REMIC created hereunder under the REMIC Provisions or cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments, that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

            The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the related Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama, as applicable, could be required to repurchase such Defaulted Loan pursuant to
Section 7 of the related Mortgage Loan Purchase Agreement or Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement and Section 5.1 of the Llama Mortgage Loan Purchase Agreement, as applicable, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Servicer and the Certificate Owners of the Controlling Class monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Loan by the related Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama, as applicable, or release of the lien of the related Mortgage on such Mortgaged Property; provided, however, that with respect to each such report or Environmental Assessment, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. The Trustee shall, upon request, forward all such reports to the Certificateholders and each Rating Agency promptly following the receipt thereof.

            (f) The Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property related to a Loan that it is required to service and which is abandoned or foreclosed, the receipt of mortgage interests received in a trade or business and the forgiveness of indebtedness with respect to any mortgaged property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. The Special Servicer shall provide the Servicer with such information or reports as the Servicer deems necessary to fulfill its obligations under this Section 3.09(f) promptly upon the Servicer's request therefor. The Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Servicer no later than the next succeeding P&I Advance Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Servicer, and the Trustee shall release and deliver the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Loan, the Servicer or the Special Servicer shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the release of a Loan or REO Loan, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.11 Servicing Compensation.

            (a) As compensation for its activities hereunder, each Servicer shall be entitled to receive the Servicing Fee with respect to each Loan and REO Loan (including Specially Serviced Loans, Defeasance Loans and Additional Collateral Loans) required to be serviced by it at the applicable Servicing Fee Rate. The Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Loan and REO Revenues allocable as interest on each REO Loan. In no event will the Servicer or any Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Servicing Fees or Primary Servicing Fees.

            Each Servicer, on behalf of itself or any Primary Servicer, shall be entitled to recover unpaid Servicing Fees and Primary Servicing Fees in respect of any Loan or REO Loan required to be serviced by it out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee (and, except to the extent set forth in the Primary Servicing Agreement with respect to a Primary Servicer and except as set forth in this Section 3.11(a), the related Primary Servicing Fee) may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the CSFB Loans and the NCCB Loans have been paid on or prior to the Closing Date by the CSFB Mortgage Loan Seller. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the MSDWMC Loans have been paid on or prior to the Closing Date by the MSDWMC Mortgage Loan Seller.

            Additional servicing compensation in the form of (i) one-half of all assumption fees paid by the Mortgagors on all Loans that are not Specially Serviced Loans (but only to the extent that all amounts then due and payable with respect to such Loans have been paid), (ii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iii) all commercially reasonable fees received on or with respect to Loan modifications for which the Servicer is responsible pursuant to Section
3.20 (but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan have been paid), (iv) reasonable and customary consent fees and fees in connection with defeasance, if any, and (v) other customary charges, in each case only to the extent actually paid by the related Mortgagor, shall be retained by the Servicer of the related Loan and shall not be required to be deposited in the Collection Account maintained by such Servicer pursuant to Section 3.04(a).

            Each Servicer also shall be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on each Loan required to be serviced by it (other than Specially Serviced Loans) but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to such Loan (including outstanding interest on all Advances accrued with respect to such Loan) have been paid to such Servicer; (ii) interest or other income earned on deposits relating to the Trust Fund in the Collection Account, any Cash Collateral Account, Interest Reserve Account and any Lock-Box Account maintained by such Servicer in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date); (iii) interest earned on deposits in the Servicing Accounts maintained by such Servicer that is not required by applicable law or the related Loan to be paid to the Mortgagor; (iv) to the Pool I Servicer, collections representing Pool I Prepayment Interest Excess for any Distribution Date (except to the extent necessary to offset Prepayment Interest Shortfalls for such Distribution Date), and (v) to the Pool II Servicer, collections representing Pool II Prepayment Interest Excess for any Distribution Date (except to the extent necessary to offset Prepayment Interest Shortfalls for such Distribution Date). Notwithstanding anything to the contrary in clause
(i) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Loan that accrued prior to the related Servicing Transfer Event and (y) if the Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled.

            The Pool I Servicer, as initial Pool I Servicer, and Pool II Servicer, as initial Pool II Servicer hereunder, shall also be entitled to receive all Primary Servicing Fees on any Loan and REO Loan (including any Specially Serviced Loan and Defeasance Loan) which is not serviced by a Primary Servicer, computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Loan is computed. The Pool I Servicer's and the Pool II Servicer's right to receive such Primary Servicing Fees in accordance with the provisions hereof shall not be terminated under any circumstance, including transfer of the servicing or subservicing of the Loans to another entity or the termination of such Servicer. The Pool I Servicer and Pool II Servicer shall be permitted to assign such Primary Servicing Fees to any party without restriction.

            Except as specifically provided herein, the Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due, except for premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Notwithstanding the foregoing paragraphs of this Section 3.11, the Servicing Fee on any Loan, other than a Specially Serviced Loan, and the investment income earned on any Principal Prepayment made on such Loan during a given Due Period, and due the Servicer on the related Distribution Date for Loans it is required to service shall be reduced by the Prepayment Interest Shortfall for Loans it is required to service, if any, on such Loan for such Distribution Date; provided, however, that with respect to any Additional Collateral Loans as to which Additional Collateral is paid as a Principal Prepayment, neither the Servicing Fee on such Loan, nor the investment income earned on any such Principal Prepayment, shall be reduced by the Prepayment Interest Shortfall.

            (b) As compensation for its activities hereunder, the Pool I Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Pool I Specially Serviced Loan (other than the L'Enfant Mortgage Loan and the 1211 Avenue of the Americas Mortgage Loan) and REO Loan (other than the L'Enfant Mortgage Loan and the 1211 Avenue of the Americas Mortgage Loan). In addition, the Pool I Special Servicer shall be entitled to receive 50% of the Special Servicing Fee with respect to the NCCB Loans, and the remaining 50% shall be payable to the Pool II Special Servicer. As to each such Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. The Special Servicing Fee with respect to any related Other Mortgage Loan shall be payable under the related Co-Lender Agreement (which amount may be netted against amounts payable to the holder of the Other Note).

            Additional servicing compensation in the form of (i) all assumption fees on all Pool I Specially Serviced Loans, (ii) one-half of all assumption fees on any Pool I Loans other than Specially Serviced Loans and (iii) all commercially reasonable extension fees and all fees received on or with respect to Loan modifications for which the Pool I Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Pool I Special Servicer by the Servicer and shall not be required to be deposited in the Collection Account pursuant to
Section 3.04(a).

            Additional servicing compensation in the form of (i) all assumption fees on all NCCB Specially Serviced Loans, (ii) one-half of all assumption fees on any NCCB Loans other than Specially Serviced Loans and (iii) all commercially reasonable extension fees and all fees received on or with respect to Loan modifications for which the Pool II Special Servicer is responsible pursuant to
Section 3.20(a), but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan (including those payable to the Pool II Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid in equal amounts to the Pool I Special Servicer and the Pool II Special Servicer by the Pool II Servicer and shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a).

            The Pool I Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate (for both Pool I Loans and NCCB Loans). The "Workout Fee Rate" means (i) 1.0% for any Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Loan with a Stated Principal Balance equal to or greater than $20,000,000, applied to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Loan again becomes a Corrected Loan. If the Special Servicer is terminated (other than for cause or by resignation), it shall retain the right to receive any and all Workout Fees payable with respect to Loans that became Corrected Loans during the period that it acted as Special Servicer and were Corrected Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout
Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

            A Liquidation Fee will be payable to the Pool I Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which either Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. As to each Specially Serviced Loan or REO Loan, the Liquidation Fee will be payable out of, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% for any Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000, and (iii) 0.5% for any Loan with a Stated Principal Balance equal to or greater than $20,000,000, in each case expressed as a percentage of net liquidation proceeds received with respect to such Specially Serviced Loan or REO Loan.

            Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Loan by any Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama for a breach of representation or warranty or by any Mortgage Loan Seller for defective or deficient Loan documentation, the purchase of any Specially Serviced Loan by the Servicer or the Special Servicer, the purchase by the Holders of the Class V-1 or Class V-2 Certificates, of any ARD Loan pursuant to Section 9.03 or the purchase of all of the Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Loan.

            The Pool I Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Pool I Specially Serviced Loan and 50% of such fees on the Pool II Specially Serviced Loans, and the Pool II Special Servicer shall be entitled to 50% of such fees on the Pool II Specially Serviced Loans (but in each case only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Loan) have been paid to the Special Servicer). The Pool II Servicer is entitled to Penalty Charges on NCCB Loans which are not Specially Serviced Loans, and shall have the right to waive any Penalty Charges with respect to NCCB Loans or NCCB Specially Serviced Loans. Each Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Section 3.12 Reports to the Trustee; Collection Account Statements.

            (a) Each Servicer shall deliver, with respect to the Loans each Servicer is servicing, to the Trustee and the Special Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to the Distribution Date, the Servicer Remittance Report in CMSA format (as in effect from time to time) with respect to the related Distribution Date (which shall include, without limitation, the Available Distribution Amount for its respective Loans) including the anticipated P&I Advances and Servicing Advances for the related Distribution Date and any accrued but unpaid interest on Advances. As to each Mortgage Loan, each Servicer, with respect to the Loans each Servicer is servicing, shall provide to the Special Servicer, by the close of business on each Distribution Date and in a mutually agreeable electronic format, the amount of each outstanding Advance and the interest accrued thereon as of such Distribution Date. Each Servicer's responsibilities under this
Section 3.12(a) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.21.

            (b) For so long as a Servicer makes deposits into and withdrawals from the Collection Account maintained by it, not later than 30 days after each Distribution Date, such Servicer shall forward to the Trustee a statement setting forth the status of its Collection Account as of the close of business on the last Business Day of the related Due Period showing the aggregate amount of deposits into and withdrawals from such Collection Account of each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05 for the related Due Period.

            (c) No later than 1:00 p.m. New York City time on the Servicer Remittance Date, each Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Loans serviced by it (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a Comparative Financial Status Report, (ii) a Delinquent Loan Status Report; (iii) an Historical Loan Modification Report;
(iv) an Historical Loss Estimate Report; and (v) an REO Status Report. Such reports shall be in a CMSA electronic format reasonably acceptable to both the Trustee and the Servicer. Each Servicer and Special Servicer shall also deliver or cause to be delivered on the Servicer Remittance Date, the Property File (to the extent prepared by and received from the related L'Enfant Servicer or L'Enfant Special Servicer in the case of any REO Property or any Mortgaged Property that constituted or constitutes security for the L'Enfant Mortgage Loan or the 1211 Avenue of the Americas Servicer or the 1211 Avenue of the Americas Special Servicer in the case of any REO Property or any Mortgaged Property that constituted or constitutes security for the 1211 Avenue of the Americas Mortgage Loan; provided that the Pool I Servicer will make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the L'Enfant Servicer or L'Enfant Special Servicer or the 1211 Avenue of the Americas Servicer or the 1211 Avenue of the Americas Special Servicer, as the case may be).

            On the next Business Day succeeding the date received by the Servicer from the Depositor, each Servicer shall deliver to the Trustee the Loan Set-Up File. No later than 1:00 p.m. on the Business Day prior to each Servicer Remittance Date, each Servicer and Special Servicer shall deliver to the Trustee the Loan Periodic Update File with respect to each Loan serviced by it and REO Loan (to the extent prepared by and received from the related L'Enfant Servicer or L'Enfant Special Servicer in the case of any REO Property or any Mortgaged Property that constituted or constitutes security for the L'Enfant Mortgage Loan or the 1211 Avenue of the Americas Servicer or the 1211 Avenue of the Americas Special Servicer in the case of any REO Property or any Mortgaged Property that constituted or constitutes security for the 1211 Avenue of the Americas Mortgage Loan; provided that the Servicer will make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the L'Enfant Servicer or L'Enfant Special Servicer or the 1211 Avenue of the Americas Servicer or the 1211 Avenue of the Americas Special Servicer, as the case may be).

            The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer in writing and on a computer readable medium reasonably acceptable to the Servicer and the Special Servicer by 4:00 p.m. New York City time on the fourth Business Day prior to the related Servicer Remittance Date in CMSA format or shall be provided by means of such reports so delivered by the Special Servicer to the Servicer in the form so required. The Servicer's responsibilities under this Section 3.12(c) with respect to REO Loans and Specially Serviced Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(f). In the absence of manifest error, each Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by a Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein. Servicer shall provide to the Trustee any new data that Servicer collects or reports in electronic format in its ordinary course of servicing but only to the extent reasonably appropriate for the Trustee to perform its duties hereunder.

            (d) Each Servicer shall deliver or cause to be delivered to the Trustee the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the Loan Documents and have been received by the Servicer:

               (i) At least annually by May 31, commencing May 31, 2001, with respect to each Loan serviced by it and REO Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan and to the extent prepared by and received from the related L'Enfant Servicer or L'Enfant Special Servicer in the case of any REO Property or any Mortgaged Property that constituted or constitutes security for the L'Enfant Mortgage Loan or the 1211 Avenue of the Americas Servicer or the 1211 Avenue of the Americas Special Servicer in the case of any REO Property or any Mortgaged Property that constituted or constitutes security for the 1211 Avenue of the Americas Mortgage Loan; provided that the Pool I Servicer will make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the L'Enfant Servicer or L'Enfant Special Servicer or the 1211 Avenue of the Americas Servicer or the 1211 Avenue of the Americas Special Servicer, as the case may be), an Operating Statement Analysis Report and NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (provided, however, with respect to cooperative properties, maintenance schedules shall be delivered in lieu of rent rolls) (but only to the extent the related Borrower delivers such information to the Servicer and, with respect to operating statements and rent rolls and with respect to cooperative properties, maintenance schedules for Specially Serviced Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Servicer), for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer shall use its best reasonable efforts (but shall not be required to institute litigation) to obtain said annual operating statements, rent rolls and maintenance schedules with respect to each of such Loans, other than Specially Serviced Loans or REO Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such annual operating statements, rent rolls and maintenance schedules until they are received, to the extent such action is consistent with applicable law and the terms of such Loans.

               (ii) Each Servicer shall maintain an Operating Statement Analysis Report for each Mortgaged Property securing Loans serviced by it (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Loan) that shall be updated by the Servicer and delivered to the Trustee within 30 days after receipt by the Servicer of updated operating statements for such Mortgaged Property, provided, that the Servicer shall not be required to update the Operating Statement Analysis Reports more often than quarterly or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the Loan Documents.

            The Special Servicer will be required pursuant to Section 3.12(g) to deliver to the Servicer the information required pursuant to this Section 3.12(d) with respect to Specially Serviced Loans and REO Loans on or before April 30 of each year, commencing on April 30, 2001, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

            (e) No later than 1:00 p.m. New York City time on each Servicer Remittance Date, the Servicer shall prepare and deliver to the Trustee, the Rating Agencies and the Special Servicer, a Servicer Watch List of all Loans that the Servicer has determined are in jeopardy of becoming a Specially Serviced Loan. For this purpose, the following Loans shall be deemed to be Loans that are in jeopardy of becoming Specially Serviced Loans: (i) Loans having a current Debt Service Coverage Ratio that is 80% or less of the Underwritten Debt Service Coverage Ratio or having a Debt Service Coverage Ratio that is less than 1.00x or .90x (for Loans secured by Mortgaged Properties that are or include one or more commercial cooperatives, resort cooperatives or residential cooperative apartment buildings with five or more cooperative units or a condominium unit that comprises the residential and commercial buildings), (ii) Loans as to which any required inspection of the related Mortgaged Property conducted by the Servicer indicates a problem that the Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Loans which have come to the Servicer's attention in the performance of its duties under this Agreement, that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a Borrower or an Affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Loans that are at least 60 days delinquent in payment, (v) Loans that are within 60 days of maturity, (vi) Pool II Loans for which the Pool II Servicer, consistent with the Servicing Standard, shall determine that a payment default under such Loan is reasonably likely to occur by virtue of the fact that both (A) the annual maintenance on the related Mortgaged Property is greater than 5% in arrears and
(B) the related Borrower has less than 10% of annual maintenance in reserve (and provided that if the annual maintenance on the related Mortgaged Property is greater than 5% in arrears for six consecutive months, such Loan shall be added to the Watch List, or if the related Borrower has less than 10% of annual maintenance in reserve, and the Pool II Servicer determines that such situation has the potential to have an adverse impact on the related Mortgaged Property, such Loan shall be added to the Watch List) and (vii) Pool II Loans as to which any material deferred maintenance is identified and such deferred maintenance is not cured within 120 days of the identification of the deferred maintenance item.

            The Special Servicer shall report to the Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. Furthermore, the Pool II Servicer and the Pool II Special Servicer will report to the Rating Agencies any variance exceeding 15% (except with respect to the first reporting period comparison) related to the following operating expense line items: management fee, payroll, real estate taxes, insurance, utilities, repairs and maintenance, general and administrative and ground rent. In addition, in connection with their servicing of the Loans, the Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Loan or REO Property that the Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standard, would have a material adverse effect on such Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

            (f) By 4:00 p.m., New York City time, on the first Business Day after each Determination Date, the Special Servicer shall deliver, or cause to be delivered, to the Servicer and, upon the request of the Trustee, the Depositor or any Rating Agency, to any such requesting party, the following reports with respect to the Specially Serviced Loans (and, if applicable, the related REO Properties), providing the required information as of such Determination Date: (i) a Delinquent Loan Status Report; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; (iv) an REO Status Report; and (v) Comparative Financial Status Reports with respect to all Specially Serviced Loans. Such reports shall be presented in writing and on a computer readable medium in a format reasonably acceptable to the Servicer and the Special Servicer.

            (g) The Special Servicer shall deliver or cause to be delivered to the Servicer and, upon the request of the Trustee, the Depositor or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered by the Borrower pursuant to the Loan Documents and have been received by the Special Servicer:

               (i) Annually, on or before April 30 of each year, commencing in April 30, 2001, with respect to each Specially Serviced Loan and REO Loan, an Operating Statement Analysis Report and NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the Servicer, the Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent the Special Servicer has received such information from the Servicer at the time of the servicing transfer pursuant to Section
      3.21 necessary to prepare the related Operating Statement Analysis and NOI Adjustment Worksheet on a prospective basis), together with copies of the operating statements and rent rolls (provided, however, with respect to cooperative properties, maintenance schedules shall be delivered in lieu of rent rolls) for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts (but shall not be required to institute litigation) to obtain said annual operating statements, rent rolls and maintenance schedules with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements, rent rolls and maintenance schedules until they are received.

               (ii) The Special Servicer shall maintain an Operating Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the Servicer, the Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property that shall be updated by the Special Servicer and delivered to the Servicer within 10 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property, provided, that the Special Servicer shall not be required to update the Operating Statement Analysis Reports more often than quarterly.

            (h) The Servicer and the Special Servicer hereby agree to deliver to each Rating Agency any information such Rating Agency may reasonably request. The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement.

            (i) The Unrestricted Servicer Reports and certain other portfolio and Mortgage Loan information related to the Pool I Loans shall be available at the website of the Pool I Servicer at www.capmarkservices.com.

            Section 3.13 Annual Statement as to Compliance.

            The Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Depositor and the Rating Agencies, on or before April 15 of each year, beginning with April 15, 2001, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the servicing operations of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or such shorter period), or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of any REMIC created hereunder as a REMIC from the IRS or any other governmental agency or body. The Trustee shall deliver such Officer's Certificate, upon request, to any Certificateholder.

            Section 3.14 Reports by Independent Public Accountants.

            On or before April 15 of each year, beginning with April 15, 2001, the Servicer and the Special Servicer (the "reporting person"), each at the reporting person's expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants ("AICPA") to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and the Rating Agencies, to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans under similar agreements and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported and that it has obtained from the Servicer or the Special Servicer a letter of representation regarding certain matters including an assertion by the Servicer or the Special Servicer as to clause (ii) in the immediately preceding paragraph and on the basis of such examination in accordance with the standards established by the AICPA, such assertion is fairly stated in all material respects.

            In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.27 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants that such electronic version is a conformed copy of the original Accountant's Statement.

            Section 3.15 Access to Certain Information.

            Each of the Servicer and the Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to the Servicer or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law.

            Such access shall be afforded without charge (except that the Servicer and the Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it. Nothing in this Section 3.15 shall detract from the obligation of the Servicer and the Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require the Servicer or Special Servicer to confirm, represent or warrant the accuracy of any other Persons' information or report, included in any communication from the Servicer, the Special Servicer or Mortgagor. Notwithstanding the above, the Servicer and Special Servicer shall not have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, the Initial Purchaser, either Underwriter, any Rating Agency, the L'Enfant Servicer, the 1211 Avenue of the Americas Servicer or any Person to whom it delivers information pursuant to and in accordance with this Section
3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee (or its nominee) on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year beginning after the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Trustee) or (ii) obtains for the Trustee and the Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property after such period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or either REMIC created hereunder as defined in Section 860F of the Code or cause either REMIC created hereunder to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension or obtains the Opinion of Counsel contemplated by clause (ii) above, the Special Servicer shall sell such REO Property within such period as is permitted by such REO Extension or such Opinion of Counsel. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested only in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts deposited in the Collection Account on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

               (i) all Insurance Policy premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property, if applicable; and

               (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Servicer shall advance from its own funds, as a Servicing Advance, such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) if such advances would, if made, constitute Nonrecoverable Servicing Advances. The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) to the extent in the possession of the Special Servicer or readily obtainable by the Special Servicer before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section 3.17 and by Section 3.17(c), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the Acquisition Date thereof, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.18 Sale of Defaulted Loans and REO Properties.

            (a) Each of the Servicer and the Special Servicer may sell or purchase, or permit the sale or purchase of, a Defaulted Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and
Section 9.01.

            (b) If any Loan becomes a Defaulted Loan and the Special Servicer has determined in good faith that such Defaulted Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Servicer. The Special Servicer (or the Servicer, if the Special Servicer does not exercise its option, or the Directing Certificateholder, if the Servicer does not exercise its option) may at its option purchase such Defaulted Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any Defaulted Loan purchased hereunder shall be deposited into the Collection Account. Upon receipt by the Trustee of an Officer's Certificate from the Special Servicer to the effect that such deposit has been made, the Trustee shall notify the Servicer. The Servicer shall then submit to the Trustee two copies of a Request for Release of the related Mortgage File signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and the Trustee shall release such Mortgage File to the Special Servicer, the Servicer or the Directing Certificateholder, as the case may be, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty as shall be necessary to vest in the Special Servicer, the Servicer or the Directing Certificateholder (in that order), as the case may be, ownership of such Defaulted Loan.

            (c) The Special Servicer may offer to sell any Defaulted Loan not otherwise purchased by the Special Servicer, the Servicer or the Directing Certificateholder pursuant to subsection (b) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner for a period of not less than 20 days or more than 90 days. The Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Loan in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such Defaulted Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Loan in accordance with
Section 3.09.

            The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner for a period of not less than 90 days or more than 270 days. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

            The Special Servicer shall give the Trustee and the Servicer not less than three Business Days' prior written notice of its intention to sell any Defaulted Loan or REO Property. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Loan or any REO Property pursuant hereto.

            (d) Whether any cash bid constitutes a fair price for any Defaulted Loan or REO Property, as the case may be, for purposes of Section 3.18(c), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, and by the Trustee, if the highest bidder is the Special Servicer or an Affiliate thereof. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any Defaulted Loan or any REO Property, the Special Servicer and the Trustee may conclusively rely on the opinion of an Appraiser or other expert in real estate matters retained at the expense of the Trust Fund by
(i) the Trustee, if the highest bidder is the Special Servicer or an Affiliate thereof or (ii) the Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any Defaulted Loan or any REO Property, such Appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Defaulted Loan or REO Property shall in all cases be deemed a fair price.

            (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Loan or REO Property, and the collection of all amounts payable in connection therewith. Any sale of a Defaulted Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund, except, in the case of the Trust Fund, as shall be customary in deeds of real property, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            Section 3.19 Additional Obligations of the Servicer and Special Servicer; Inspections; Appraisals.

            (a) The Servicer (or, with respect to each Specially Serviced Loan and REO Property and each Loan described in Section 3.19(d) below, the Special Servicer) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense, each Mortgaged Property with respect to each Mortgage Loan it services at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (A) with a Stated Principal Balance equal to or greater than $2,500,000 or which constitutes at least 2.0% of the then-current aggregate principal balance of the Loans at least once every 12 months and (B) with a Stated Principal Balance of less than $2,500,000 and which does not constitute at least 2.0% of the then-current aggregate principal balance of the Loans, at least every 24 months, in each case commencing in August 2000 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer, will not result a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of the Certificates) and (C) if the Loan (i) becomes a Specially Serviced Loan, (ii) has a Debt Service Coverage Ratio of less than 1.0x and is a Specially Serviced Loan or (iii) is delinquent for 60 days as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The Servicer or Special Servicer, as applicable, shall send
(i) to S&P, within 20 days of completion, each inspection report and (ii) to Fitch within 20 days of completion, each inspection report for Significant Loans.

            (b) [Reserved]

            (c) With respect to each Loan (other than the L'Enfant Mortgage Loan and the 1211 Avenue of the Americas Mortgage Loan) that allows the Special Servicer (on behalf of the Trust Fund) to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in such Loan, the Special Servicer shall enforce the Trustee's rights with respect to the Manager under the related Loan and Management Agreement, provided, that, if such right accrues under the related Loan or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the Special Servicer is entitled to terminate the Manager, the Special Servicer shall promptly give notice to the Directing Certificateholder and each Rating Agency. In accordance with the Servicing Standard, the Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if the Special Servicer determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under such Loan.

            The Special Servicer shall effect such termination only if the Special Servicer has, in the case of any Specially Serviced Loan that is a Significant Loan, received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Loan or Management Agreement and the related Borrower does not appoint a Successor Manager, the Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained by the Special Servicer. For the purposes of this paragraph, a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the Special Servicer which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and
(iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

            (d) The Special Servicer shall be required to have received any Appraisal required in connection with an Appraisal Reduction Event or perform an internal valuation within 60 days after the occurrence of such Appraisal Reduction Event (provided that in no event shall the period to receive such Appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event. Upon receipt, the Special Servicer shall send a copy of such Appraisal or internal valuation to the Certificate Owners of the Controlling Class; provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation completed, by such date, or if, with respect to any Loan with a Stated Principal Balance of $2,000,000 or less, the Special Servicer has elected not to obtain an Appraisal or perform an internal valuation, the Appraisal Reduction for such Loan shall be conclusively established to be 25% of the Stated Principal Balance of such Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special Servicer shall calculate and report to the Servicer, and the Servicer shall report to the Trustee, the Appraisal Reduction taking into account such Appraisal or internal valuation. The Servicer shall verify the accuracy of the mathematical computation of the Appraisal Reduction by the Special Servicer and that the amounts used therein are consistent with the Servicer's records. Subject to this preceding sentence, the Servicer may conclusively rely on any report by the Special Servicer of an Appraisal Reduction.

            (e) With respect to each Loan as to which an Appraisal Reduction Event has occurred (unless such Loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such Loan) and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Certificate Owners of the Controlling Class; provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. Such Appraisal or internal valuation or percentage calculation of the Appraisal Reduction described in the preceding paragraph, as the case may be, shall be used to determine the amount of the Appraisal Reduction with respect to such Loan for each Determination Date until the next Appraisal is required pursuant to this
Section 3.19(e), and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction with respect to such Loan.

            With respect to each Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Loan.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) Subject to the provisions of this Section 3.20, the Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Loan without the consent of the Trustee or any Certificateholder.

               (i) For any Loan, other than a Specially Serviced Loan, the L'Enfant Mortgage Loan and the 1211 Avenue of the Americas Loan, and subject to the rights of the Special Servicer set forth below, the Servicer shall be responsible subject to the other requirements of this Agreement with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof, provided that such consent or modification, waiver or amendment would not affect the amount or timing of any of the payment terms of such Loan, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or substitution of any material collateral for such Loan. To the extent consistent with the foregoing, the Servicer shall be responsible for the following:

                  (A) Approving any waiver affecting the timing of receipt of financial statements from any Borrower (but only to the extent the same are required to be delivered by the Borrower under the Loan Documents) provided that such financial statements are delivered no less than quarterly (or with such lesser frequency as may be required by the Loan Documents) and within 60 days of the end of the calendar quarter to which such financial statements relate;

                  (B) Approving routine leasing activity with respect to leases for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

                  (C) Approving annual budgets for the related Mortgaged
            Property, provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                  (D) Waiving any provision of a Loan requiring the receipt of a rating confirmation if such Loan is not a Significant Loan and the related provision of such Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause (which shall be subject to the terms of Section 3.08 hereof); and

                  (E) Subject to other restrictions herein regarding Principal
            Prepayments, waiving any provision of a Loan requiring a specified number of days notice prior to a Principal Prepayment.

                  (F) With respect to NCCB Loans, the Pool II Servicer shall be responsible for approving subordinate financing requests for subordinate debt which meets the NCCB Subordinate Debt Conditions.

               (ii) The Special Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee and any modification, waiver or amendment of any term of any Loan for which the Servicer is not responsible, as provided above, or if such consent, request, modification, waiver or amendment relates to a Loan that is on the most recent Servicer Watch List, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x or 20% less than the Debt Service Coverage Ratio as of the Cut-off Date (unless such Loan is a residential cooperative loan, in which case, the appropriate DSCR is 0.90x) or with respect to which an event of default has occurred in the preceding 12 months.

            (b) All modifications, waivers or amendments of any Loan shall be
(i) in writing and (ii) effected in accordance with the Servicing Standard.

            (c) Neither the Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Loan that is not a Specially Serviced Loan if such modification, waiver or amendment would:

               (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and other amounts payable as additional servicing compensation) payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Mortgagor and upon which the Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

               (iv) in the judgment of the Servicer or Special Servicer, as applicable, otherwise materially impair the security for such Loan or reduce the likelihood of timely payment of amounts due thereon;

provided, that unless the Mortgage Loan is in default or default is reasonably foreseeable, the Special Servicer (or, if applicable, the Servicer) has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury regulations Section 1-860B-2(b).

            (d) Notwithstanding Sections 3.20(b)(i), 3.20(c)(i) and 3.20(c)(ii), but subject to Section 3.20(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (v) accept a Principal Prepayment during any Lockout Period; provided that the related Borrower is in default with respect to the Specially Serviced Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable.

            (e) Neither the Servicer nor the Special Servicer shall consent to, make or permit (i) any modification with respect to any Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final Maturity Date of such Loan unless both (A) the related Mortgagor is in default with respect to the Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the Loan to Certificateholders on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage
Rate) or (ii) any modification, waiver or amendment of any term of any Loan that would either (A) unless there shall exist a default with respect to the Loan (or unless the Special Servicer determines that a default is reasonably foreseeable), constitute a "significant modification" under Treasury Regulation
Section 1.860G-2(b) or (B) cause either REMIC created hereunder to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            Notwithstanding the foregoing, the Special Servicer shall not extend the date on which any Balloon Payment is scheduled to be due unless (x) the Special Servicer has obtained an Appraisal of the related Mortgaged Property (or, with respect to any related Loan with an outstanding principal balance less than $2,000,000, has performed an internal valuation) in connection with such extension, which Appraisal or internal valuation supports the determination of the Special Servicer contemplated by clause (i)(B) of the immediately preceding paragraph or (y) the related Loan has not been in default at any time during the twelve-month period preceding the Maturity Date of such Loan, in which case the Special Servicer, on one occasion only, may extend the date on which such Balloon Payment is due to a date not more than 60 days after such Maturity Date.

            The determination of the Special Servicer contemplated by clause
(i)(B) of the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Servicer and describing in reasonable detail the basis for the Special Servicer's determination and the considerations of the Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls (provided, however, with respect to cooperative properties, maintenance schedules shall be delivered in lieu of rent rolls), occupancy status and property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance).

            (f) In no event shall the Special Servicer (i) extend the Maturity Date of a Loan beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the Loan is secured by a ground lease, extend the Maturity Date of such Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a rate below the lesser of (x) 7.72% per annum and (y) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; or (v) defer interest due on any Loan in excess of 5% of the Stated Principal Balance of such Loan; provided that with respect to clause (iii) above, the Special Servicer gives due consideration to the term of such ground lease prior to any extension beyond a date 20 years prior to the expiration of the term of such ground lease.

            (g) Neither the Servicer nor the Special Servicer may permit or modify a Loan to permit a voluntary Principal Prepayment of a Loan (other than a Specially Serviced Loan) on any day other than its Due Date, (i) unless the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) unless otherwise permitted under the related Loan Documents or (iii) unless such Principal Prepayment would not result in a Prepayment Interest Shortfall.

            (h) The Servicer and the Special Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (i) The Special Servicer shall notify the Servicer, any related Sub-Servicers and the Trustee, in writing, of any modification, waiver or amendment of any term of any Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Trustee (with a copy to the Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. The Servicer and Special Servicer shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Loan, except for the granting of approval of subordinate debt which meets the NCCB Subordinate Debt Conditions (to the extent permitted hereunder). Copies of each agreement whereby any such modification, waiver or amendment of any term of any Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Servicer or Special Servicer, as applicable, pursuant to Section 3.15 hereof.

            (j) With respect to each Borrower that has been established as a "bankruptcy-remote entity," the Servicer shall not consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity. The Servicer shall promptly forward to the Special Servicer any request received by the Servicer from a Borrower for any such consent. If a Borrower has been established as a "bankruptcy-remote entity," the Special Servicer shall not consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity unless (A) with respect to a Borrower under any Loan, the Special Servicer has obtained written confirmation from S&P that such amendment or action would not result in a downgrade or withdrawal of any rating on a Class of Certificates rated by S&P and (B) with respect to a Borrower under any Significant Loan, the Special Servicer has obtained written confirmation from Fitch that such amendment or action would not result in a downgrade, withdrawal or qualification of any rating on a Class of Certificates rated by such Rating Agency.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan, the Servicer shall immediately give notice thereof to the Special Servicer, the Trustee and each Rating Agency, shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and the Directing Certificateholder and shall use its reasonable best efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan that are in the possession of the Servicer or available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Loan until the Special Servicer has commenced the servicing of such Loan. The Trustee shall deliver to the Underwriters, the Initial Purchaser and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Loan (other than an REO
Loan) has become a Corrected Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Credit File to the Servicer and, upon giving such notice and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the Servicer to service and administer such Loan shall re-commence.

            (b) In servicing any Specially Serviced Loan, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Loan information including correspondence with the related Mortgagor.

            (c) No later than one Business Day after each Determination Date, by 4:00 p.m. New York City time, the Special Servicer shall deliver to the Servicer a statement, both written and in computer readable format reasonably acceptable to the Servicer and the Special Servicer (upon which the Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis,
(1) the information described in clause (vii) of Section 4.02(a) with respect to each Specially Serviced Loan and the information described in clause (viii) of
Section 4.02(a) with respect to each REO Property, (2) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Due Period, (3) the amount, purpose and date of all Servicing Advances made by the Servicer with respect to each Specially Serviced Loan and REO Property during the related Due Period, (4) the information described in clauses
(v), (vii), (viii), (xi), (xvi) and (xvii) of Section 4.02(a) and (5) such additional information or data relating to the Specially Serviced Loan and REO Properties as the Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

            (d) Notwithstanding the provisions of the preceding clause (c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

            (e) No later than 30 days after a Servicing Transfer Event for a Loan, the Special Servicer shall deliver to each Rating Agency, the Servicer and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Loan;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll, or with respect to cooperative properties, maintenance schedules and income or operating statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Loan; and

               (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Loan Documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer shall revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the earlier of (a) the failure of the Directing Certificateholder to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report; (b) a determination by the Special Servicer as set forth below or (c) the passage of 60 days from the date of preparation of the first Asset Status Report. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether any affirmative disapproval by the Directing Certificateholder described in this paragraph is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

            Upon making the determination described in subclause (ii) of the immediately preceding paragraph (but in no event more than 60 days after the date of preparation of the Asset Status Report), the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, in electronic format, and the Trustee shall make such notice available on the Website to all Privileged Persons. If the majority of Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending or making available such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders, the Special Servicer shall revise such Asset Status Report as described above. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            No direction of the Directing Certificateholder shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC created hereunder, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, either of the Mortgage Loan Sellers, the Trust Fund, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (d) materially expand the scope of the Special Servicer's or the Servicer's responsibilities under this Agreement; and the Special Servicer will neither follow any such direction if given by the Directing Certificateholder nor initiate any such actions.

            (f) Upon receiving notice of (i) the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Loan or the related Mortgagor, (ii) the existence of a material non-payment default or (iii) the request by a Mortgagor for the amendment or modification of a Loan required to be handled by the Special Servicer, the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable best efforts to provide the Special Servicer with all information relating to the Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable best efforts to cause the related Mortgagor to cure any default and/or remedy any such event, work out or modify the Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) except with respect to the Primary Servicing Agreements, provides that if the Servicer or the Special Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume or may elect not to assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer or Special Servicer, as applicable under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein; (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer or the Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer, Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) except with respect to the Primary Servicing Agreements, permits any purchaser of a Loan or the Trustee pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Loan without the prior consent of the Servicer or Special Servicer, as applicable;
(vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the Servicer to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement; and (ix) if such Sub-Servicing Agreement is a Primary Servicing Agreement with NCCB, provides that upon termination of the Trust Fund, the owner of the Loans shall, with respect to those Loans serviced by NCCB, at NCCB's election enter into a servicing agreement with NCCB which is substantially the same as the Primary Servicing Agreement, reflecting only such changes as are appropriate to reflect that such Loans are no longer part of the Trust Fund, or shall pay NCCB the termination fee that would be payable thereunder. Any successor Servicer or Special Servicer hereunder, upon becoming successor Servicer or Special Servicer, as applicable, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Servicer or Special Servicer, as applicable. Upon a termination of the Servicer pursuant to this Agreement, the successor to the Servicer (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior Servicer under the Primary Servicing Agreement, subject to the termination rights set forth therein, it being understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee (except with respect to the NCCB Primary Servicing Agreement, with respect to which such succession shall be automatic).

            In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) As part of its servicing activities hereunder, the Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer would require were it the owner of the Loans. The Servicer or the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the Events of Default and other termination events specified in the related Sub-Servicing Agreement.

            (d) If the Trustee or its designee becomes successor Servicer and elects or is required to assume the rights and obligations of the Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, the Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement, each of the Servicer and the Special Servicer represents and warrants that it shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans for which it is responsible, and the Servicer, or the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the Primary Servicers, shall permit each to retain the Primary Servicing Fees from amounts collected by such Primary Servicer. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to any Sub-Servicer any limited powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence or misuse of, any such power of attorney by a Sub-Servicer, and shall be indemnified by the Sub-Servicer, with respect thereto.

            (g) Except with respect to the Primary Servicing Agreements, each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes a successor Servicer or the Special Servicer, as applicable, the Trustee or such successor Servicer or the Special Servicer, as applicable, shall have the right to terminate such Sub-Servicing Agreement at its option and without a fee.

            (h) In the event the Pool II Servicer receives a rating of "Approved" by S&P and its master servicing of such Loans shall have been approved by Fitch, the Pool II Servicer may, if it shall so elect, by written notice to the Depositor, the Pool I Servicer, the Pool I Special Servicer, the Trustee and the Holders of the Controlling Class, become the Servicer for Loans 34, 35, 36, 92, 135 and 145 on the Mortgage Loan Schedule and the Primary Servicing Agreement shall terminate with respect to NCCB's rights and obligations thereunder. In such event, (i) the Pool II Servicer shall service such Loans in accordance with all of the provisions applicable to the servicing of NCCB Loans as set forth herein, provided, however, with respect to such Loans, (a) the Pool II Servicer shall receive as compensation the Primary Servicing Fee and Servicing Fee applicable to such Loans calculated as if such Loans were still Pool I Loans, (b) the Pool I Special Servicer shall remain the Special Servicer of such Loans and (c) with respect to the permitting of subordinate debt, the standards applicable to Pool I Loans shall continue to apply, (ii) the Pool I Servicer shall promptly provide the Pool II Servicer with all documents and records requested by it to enable the Pool II Servicer to assume the Pool I Servicer's functions hereunder and shall cooperate with the Pool II Servicer and the Trustee to effect the orderly transfer of the servicing rights, including, without limitation, taking all actions required of a Servicer pursuant to Section 7.01(b) hereof as if such Servicer had been terminated and
(iii) if requested by the Pool I Servicer, the Pool II Servicer, the Trustee or the Depositor, this Agreement shall be amended to reflect the foregoing.

            Section 3.23 Representations, Warranties and Covenants of Each Servicer.

            (a) Each Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

               (i) With respect to the Pool I Servicer, such Servicer is a Texas limited partnership and with respect to the Pool II Servicer, such Servicer is a corporation, in each case, duly organized, validly existing and in good standing under the laws of Texas or the United States of America, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Servicer to perform its obligations hereunder;

               (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's limited partnership agreement, charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject that materially and adversely affects its ability to perform hereunder;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are likely to have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or are likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

               (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement;

               (vi) [Reserved];

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or will be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, and which, if not obtained would have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder;

               (viii) The Servicer has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (ix) The Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

               (x)Each officer, director, employee, consultant or advisor of the Servicer that has responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither the Servicer nor any officer, director, employee, consultant or advisor of the Servicer that is involved in the servicing or administration of Loans has been refused such coverage or insurance.

            (b) [Reserved].

            (c) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of Each Special Servicer.

            (a) Each Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Servicer, as of the Closing Date and as to such Special Servicer, that:

               (i) With respect to the Pool I Special Servicer, such Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and with respect to the Pool II Special Servicer, such Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the United States, and, in each case, the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Loans has been refused such coverage or insurance;

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

               (ix) The Special Servicing Fee represents reasonable servicing compensation; and

               (x)The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

            (b) [Reserved].

            (c) The representations and warranties set forth in paragraph (a) above and the covenant set forth in paragraph (b) above shall survive the execution and delivery of the Agreement. The Special Servicer shall indemnify the Trustee and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a material breach of the Special Servicer's representations and warranties contained in paragraph (a) above. Such indemnification shall survive any termination or resignation of the Special Servicer, and any termination of the Agreement.

            Section 3.25 Servicing of the L'Enfant Mortgage Loan, the Crystal Pavilion/Petry Building Mortgage Loan and the 1211 Avenue of the Americas Mortgage Loan.

            (a) Notwithstanding any of the provisions of Section 4.03 to the contrary, with respect to any P&I Advance that is made pursuant to Section 4.03 with respect to the L'Enfant Mortgage Loan, such P&I Advance shall not exceed the amount due with respect to the L'Enfant Trust Fund Note.

            (b) To the extent that the Co-Lender Agreement relating to the L'Enfant Mortgage Loan and the L'Enfant Intercreditor Agreement requires reimbursement of the L'Enfant Servicer of any Servicing Advance, the Servicer shall reimburse such amount as a Servicing Advance hereunder.

            (c) To the extent that the 1211 Avenue of the Americas Intercreditor Agreement requires reimbursement of the 1211 Avenue of the Americas Servicer of any Servicing Advance, the Servicer shall reimburse such amount as a Servicing Advance hereunder.

            (d) With respect to any Servicing Advance to be made hereunder with respect to the L'Enfant Mortgage Loan or the 1211 Avenue of the Americas Mortgage Loan, the determination by the L'Enfant Servicer or the 1211 Avenue of the Americas Servicer, as the case may be, shall be binding upon the party or parties required to make such Servicing Advance hereunder, both for determining whether or not such Servicing Advance should be made and determining how such Servicing Advance should be reimbursed to such party.

            (e) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Servicer's obligations and responsibilities with respect to the L'Enfant Mortgage Loan, Crystal Pavilion/ Petry Building Mortgage Loan or the 1211 Avenue of the Americas Mortgage Loan are limited by and subject to the terms of the L'Enfant Intercreditor Agreement, the Crystal Pavilion/ Petry Building Intercreditor Agreement or the 1211 Avenue of the Americas Intercreditor Agreement, as the case may be, and the related Co-Lender Agreement.

            Section 3.26 Limitation on Liability of the Directing
Certificateholder.

            By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder, agrees to take no action against the Directing Certificateholder as a result of such a special relationship or conflict.

            Section 3.27 Reports to the Securities and Exchange Commission; Available Information.

            (a) The Trustee, at its expense, shall prepare, and the Trustee shall sign all Forms 8-K and 10-K on behalf of the Depositor, and shall attach the applicable Exchange Act Reports thereto; provided, however, that the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund. Each Exchange Act Report shall be prepared as an exhibit or exhibits to a Form 8-K.

            For each Exchange Act Report, the Servicer and, if applicable, the Special Servicer, shall prepare (i) manually signed paper versions of their respective Annual Compliance Reports and (ii) electronic versions of such reports, which versions shall be prepared in Microsoft Word, Excel, or other EDGAR compatible format (or in such other electronic format as to which the Trustee, on the one hand, and the Servicer or the Special Servicer, as applicable, on the other hand, may agree).

            Exchange Act Reports consisting of (i) the Statement to Certificateholders shall be filed within fifteen days after the related Distribution Date; and (ii) an Annual Compliance Report shall be filed on or prior to March 30 of each calendar year commencing in 2001 to the extent required under the Exchange Act. The Trustee shall file each Exchange Act Report with the Commission by means of the "EDGAR" system in a manner and in a format required by Regulation S-T. Manually-signed copies of each Exchange Act Report shall be delivered by the Trustee to the Depositor, Attention: Thomas Zingalli, upon written request.

            If any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Trustee, or with respect to any Annual Compliance Report relating to the Servicer, the Servicer, or, with respect to any Annual Compliance Report relating to the Special Servicer, the Special Servicer, shall prepare and execute a Form 12b-25 under the Exchange Act and the Special Servicer shall deliver an electronic version of such form to the Trustee for filing with the Commission. The Special Servicer shall deliver the related report in electronic form to the Trustee when such information is available. The Servicer shall be deemed not to be in default of
Section 3.14 if it fails to deliver a USAP report at the required time provided that it complies with this paragraph and prepares and executes a Form 12b-25 under the Exchange Act and delivers an electronic version of such form to the Trustee for filing with the Commission.

            Neither the Servicers nor the Special Servicers shall file a Form ID with respect to the Depositor. Upon receipt of information from the Trustee indicating that there are fewer than 300 Certificateholders and/or Depository Participants, in the aggregate, the Trustee shall prepare a Form 15 relating to the Trust Fund, file such Form 15 with the Commission prior to January 31, 2001 and send a copy thereof to the Depositor, Attention: Thomas Zingalli.

            (b) Each Servicer shall, in accordance with such reasonable rules and procedures as it may adopt, also make available through its Website or otherwise, any additional information relating to the Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Loan.

            (c) The Servicer and the Special Servicer shall make the following items available at their respective offices during normal business hours, or shall send such items to any requesting party at the expense of such requesting party (other than the Rating Agencies, the Depositor and the Underwriters, and except as otherwise provided in the last sentence of this paragraph) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate: (i) all financial statements, occupancy information, rent rolls (provided, however, with respect to cooperative properties, maintenance schedules shall be delivered in lieu of rent rolls), retail sales information, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Servicer or the Special Servicer, as applicable, or the Trustee, upon request. Copies of all such information shall be delivered by the Servicer or the Special Servicer, as applicable, upon request, not more frequently than quarterly to the Certificate Owners of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Servicer or the Special Servicer, as applicable, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided.

            (d) Notwithstanding the obligations of the Servicer set forth in the preceding provisions of this Section 3.28, the Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Servicer has determined that such withholding is appropriate.

            (e) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Special Servicer and the Trustee and their respective Affiliates, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Servicer, the Special Servicer and the Trustee and their respective Affiliates, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

            (f) Notwithstanding anything to the contrary herein, as a condition to the Servicer or Special Servicer making any report or information available upon request to any Person other than the parties hereto, the Servicer and Special Servicer may require that the recipient of such information acknowledge that the Servicer and Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders or Certificate Owners. Any transmittal of information by the Servicer or Special Servicer to any Person other than the Trustee, the Rating Agencies or the Depositor may be accompanied by a letter from the Servicer or Special Servicer containing the following provision:

            By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein.

            The Servicer and the Special Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Servicer or the Special Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            Section 3.28 Lock-Box Accounts and Servicing Accounts.

            (a) The Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

            (b) For any Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Loan Documents, the Servicer (or, with respect to any Specially Serviced Loan, the Special Servicer) shall establish on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Servicer (or the Special Servicer, as applicable) determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Servicer (or the Special Servicer, as applicable) shall establish a Lock-Box Account for each ARD Loan no later than its Anticipated Repayment Date.

            (c) With respect to each Loan requiring the establishment of a Lock-Box Account, the Servicer, upon receipt of the annual financial statements of each Mortgagor, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Mortgagor's deposits (on an annual basis) into such Lock-Box Account and shall report any discrepancies over 10% to the Special Servicer.

            (d) Within 60 days after an escrow account has been established on behalf of a Mortgagor pursuant to the terms of the related Mortgage, the Servicer (in accordance with the Uniform Commercial Code) shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

            Section 3.29 Interest Reserve Account.

            (a) The Servicer shall establish, on or before the Closing Date, and maintain the Interest Reserve Account on behalf of the Lower-Tier REMIC. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Servicer Remittance Date ending in any February and on any Servicer Remittance Date ending in any January which occurs in a year which is not a leap year, the Servicer shall deposit into the Interest Reserve Account in respect of each Actual/360 Loan an amount withheld from the related Monthly Payment or Advance equal to one day's interest on the Stated Principal Balance of such Actual/360 Loan as of the Distribution Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February (or, in the case of a leap year, in any February), "Withheld Amounts").

            (b) On each Servicer Remittance Date occurring in March, the Servicer shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding December and January Interest Accrual Periods, if any, and deposit such amount (excluding any net investment income thereon) into the Lower-Tier Distribution Account.

            Section 3.30 Limitations on and Authorizations of the Servicer and Special Servicer with Respect to Certain Loans.

            (a) Prior to taking any action with respect to a Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be a Servicing Advance.

            (b) With respect to any Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to incur additional indebtedness (other than as provided in Section 3.08(g)) or to amend or modify the related Borrower's organizational documents, the Special Servicer may consent (subject, without limitation, to Section 3.20(e) hereof) to either such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or grant of waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action, except in accordance with Section 3.08(g) hereof.

            (c) With respect to any ARD Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the Servicer and the Special Servicer to establish a Lock-Box Account pursuant to Section 3.28.

            (d) With respect to the Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Servicer to continue to require the related Borrower to maintain earthquake insurance, the Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the Loan and in the amount, in the case of this clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. Any determination by the Servicer that such insurance is not available at commercially reasonable rates with respect to a Loan for which any related Mortgaged Property has a "Probable Maximum Loss," bounded on the basis of 50 years, in excess of 20% shall be subject to confirmation by the Rating Agencies that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates rated by such Rating Agency.

            (e) With respect to Loan No. 59 (the "Berkeley Tower Mortgage Loan"), to the extent the Servicer shall receive from the tenant (the "Berkeley Tenant") under that certain Lease Agreement, dated as of December 18, 1998 (the "Berkeley Lease"), between The Regents of the University of California, as the Berkeley Tenant, and Encinal Industries, Inc., as landlord, an `early termination fee' (the "Berkeley Fee") in connection with the exercise by the Berkeley Tenant of its right to early termination pursuant to Article 4 of the Berkeley Lease, Servicer shall deposit such Berkeley Fee into a Servicing Account established as a tenant improvement/leasing commission reserve with respect to the Berkeley Tower Mortgage Loan. In no event shall the Berkeley Fee be applied by the Servicer as a Principal Prepayment under the Berkeley Tower Mortgage Loan.

            (f) The Servicer and Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy to realize the full value of such policy for the benefit of Certificateholders.

            (g) The Special Servicer shall not consent to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Loan unless it obtains written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings on any Class of Certificates. The Special Servicer shall not be required to obtain such written consent from S&P if the then-current principal balance of such Loan is less than 2% of the then-current aggregate principal balance of the Loans.

            (h) With respect to any Loan that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property, the Special Servicer shall enforce the rights of the lender, if any, under the Loan Documents to require such borrower to require the lender of such subordinate indebtedness to enter into a subordination and standstill agreement with the lender, provided that, with respect to any subordinate debt furnished by NCCB for the NCCB Loans, such agreement shall be in the form attached hereto as Exhibit K.

            (i) The Servicer or Special Servicer, as applicable, shall provide notice to S&P and, upon written request, prepare and provide S&P with any internal memorandum prepared by the Servicer or Special Servicer outlining its analysis and recommendation in accordance with the Servicing Standard (together with copies of all relevant documentation) for all consents, approvals or authorizations granted by the Servicer or Special Servicer for transfers, assumptions, encumbrances, additional debt (except for additional subordinate debt permitted under the NCCB Subordinate Debt Conditions), material amendments, grants of easement or encumbrance, franchise affiliation changes and property manager changes concerning Mortgage Loans, including consents, approvals or authorizations granted pursuant to Sections 3.08(a), (b) and (i), 3.19(c), 3.20(a)(i) and 3.30(g), if applicable.

            (j) Within 10 days after the Closing Date, the Servicer shall notify the environmental insurer that (A) both the Servicer and the Special Servicer shall be sent notices under the environmental policy and (B) the Trustee, on behalf of the Trust, shall be the loss payee under the environmental policy. The Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under the environmental policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

            (k) The Depositor shall, as to each Loan which is secured by the interest of the related Mortgagor under a ground lease, at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the Trustee.

            Section 3.31 REMIC Administration.

            (a) The Trustee shall make or cause to be made elections to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each REMIC as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, the Servicer, the Special Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in either REMIC created hereunder other than the Uncertificated Lower-Tier Interests (excluding the Class LR Certificates) and the Certificates (other than the Class V-1 and Class V-2 Certificates).

            (b) The Closing Date is hereby designated as the "Startup Day" for each REMIC within the meaning of Section 860G(a)(9) of the Code.

            (c) The Holder of the largest Percentage Interest of the Class LR Certificates is hereby designated, and by the acceptance of its Class LR Certificate agrees to act, as Tax Matters Person for the Lower-Tier REMIC. Any Holder of a Class LR or Class R Certificate must at all times hold at least a 1.0% Percentage Interest therein. The Holder of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for the Upper-Tier REMIC. The Trustee is hereby designated as the agent of the Tax Matters Person of each of the Lower-Tier REMIC and the Upper-Tier REMIC and shall perform all the functions thereof, and the Holders of the Class LR and Class R Certificates, by their acceptance of such Certificates, agree to such designation.

            (d) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each REMIC created hereunder and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is not a Disqualified Organization or (y) otherwise required to be provided by Treasury Regulation Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulation), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMICs.

            (f) The Trustee shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as REMICs under the REMIC Provisions (and the Servicer and Special Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Servicer, the Special Servicer or the Trustee shall knowingly or intentionally take any action, cause either REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) cause either REMIC created hereunder to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon either REMIC created hereunder (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to either of the REMICs created hereunder, cause either REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee) determines that the monetary expense to both REMICs is not material and in its sole discretion to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which the Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to either REMIC created hereunder, and such party shall not take any such action, or cause either such REMIC to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any tax is imposed on "prohibited transactions" of either REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of either REMIC as defined in Section 860G(c) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to a Servicer, if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to a Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the Collection Account, and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Optimal Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted an Uncovered Prepayment Interest Shortfall Amount.

            (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, none of the Servicer or the Trustee shall accept any contributions of assets to either REMIC created hereunder unless the Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in either REMIC created hereunder will not cause such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either REMIC created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which either REMIC created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit either such REMIC to receive an income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) For the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Regular Certificates created hereunder would be reduced to zero is the Rated Final Distribution Date, including for this purpose the Class N Certificates.

            (l) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for the Upper-Tier REMIC created hereunder.

            (m) None of the Trustee, the Servicer or the Special Servicer shall sell or dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of either REMIC created hereunder,
(iii) the termination of either REMIC created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Loans pursuant to Article II or Section
3.18 of this Agreement) nor acquire any assets for either REMIC created hereunder, nor sell or dispose of any investments in the Collection Account for gain, nor accept any contributions to either REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel that such sale or disposition will not affect adversely the status of either REMIC as a REMIC or cause either REMIC created hereunder to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            (n) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, the Servicer, the Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Article. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

            (o) The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 3.31 as may be agreed upon by the Trustee and the Depositor; provided, however, that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Article but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments, any expenses involved in any tax examination, audit or proceeding, and the expense of any tax-related Opinion of Counsel or other professional advice requested by the Trustee for the benefit or protection of the Certificateholders.

            Section 3.32 Servicer and Special Servicer May Own Certificates.

            (a) The Servicer and any agent of the Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder."

            (b) The Special Servicer and any agent of the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Special Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder."

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date prior to the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer or be deemed to transfer such amounts from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the Available Distribution Amount:

               (i) concurrently, to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date;

               (ii) to the Class A-1, and Class A-2 Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

            first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero; and

            second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

               (iii) to the Class A-1, and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

               (iv) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (v) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (vi) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

               (vii) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (viii) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (ix) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

               (x) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xi) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xii) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

               (xiii) the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xiv) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xv) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

               (xvi) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xvii) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xviii) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

               (xix) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xx) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxi) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxii) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxiii) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxiv) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxv) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxvi) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxvii) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxviii) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxix) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxx) to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxi) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxii) to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxxiii) to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxiv) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxv) to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxxvi) to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxvii) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxviii)to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxxix) to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full; and

               (xl) to the Class R Certificates, the amount, if any, remaining in the Upper-Tier Distribution Account after all other distributions pursuant to this Section 4.01(a) and Section 4.01(e).

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions from the Lower-Tier Distribution Account in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit distributable to such Uncertificated Lower-Tier Interest's respective Class of Related Certificates as provided in Sections 4.01(a) and (c).

            During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the principal balance of each such Uncertificated Lower-Tier Interest multiplied by the Weighted Average Net Mortgage Rate. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's Related Certificate and
(ii) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's corresponding Related Component. In all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less the amount actually distributed in respect of such Uncertificated Lower-Tier Interest shall equal the sum of (i) the Interest Shortfall Amount allocated to such Uncertificated Lower-Tier Interest's Related Certificates,
(ii) the Interest Shortfall Amount allocated to the Related Component and attributable to such Uncertificated Lower-Tier Interest and (iii) any Certificate Deferred Interest allocated to such Uncertificated Lower-Tier Interest. Any amounts remaining in the Lower-Tier Distribution Account after payment to the Uncertificated Lower-Tier Interest pursuant to this Section 4.01(b) and Section 4.01(d) and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificates. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reduction of Collateral Support Deficit with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount" and shall be made by the Trustee by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account.

            As of any date, payments of principal in respect of the Loans and the Collateral Support Deficit shall be allocated to the Uncertificated Lower-Tier Interests such that the sum of the principal balance after application of any Collateral Support Deficit of each Uncertificated Lower-Tier Interest and the cumulative amount of Collateral Support Deficit allocated to such Class of Uncertificated Lower-Tier Interests equals the sum of the Certificate Balance of the Related Certificates after the application of any Collateral Support Deficit with respect thereto and the cumulative amount of Collateral Support Deficit allocated to such Class of Related Certificates. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The interest rate with respect to each Uncertificated Lower-Tier Interest will be the Weighted Average Net Mortgage Rate.

            Interest Shortfall Amounts allocated to the Class A-X Certificates shall be attributed first, to the most senior Uncertificated Lower-Tier Interest outstanding to the extent of its Related Component and, then, to the next most senior Uncertificated Lower-Tier Interest to the extent of its Related Component, until all such amounts are allocated. Any amounts so allocated shall have the same seniority as interest payments due on the Class A-X Certificates. Interest shall be treated as accrued rather than paid on an Uncertificated Lower-Tier Interest to the extent that its Related Class of Certificates is treated as earning Certificate Deferred Interest, and any such interest shall be added to the principal balance of such Uncertificated Lower-Tier Interest so as to cause its principal balance to equal the principal balance of its Related Class of Certificates. Prepayment Interest Shortfalls shall be allocated to each Class of Uncertificated Lower-Tier Interests pro rata on the basis of their respective interest entitlements.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, the Trustee shall apply amounts on deposit in the Upper-Tier Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, in respect of the Optimal Interest Amount allocable to each such Class; (ii) to the Class A-1, and Class A-2 Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and (iii) to the Class A-1, and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class) until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

            (d) On each Servicer Remittance Date, the Servicer shall deposit all Prepayment Premiums and Yield Maintenance Charges in the Lower-Tier Distribution Account for payment to the Uncertificated Lower-Tier Interests. On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums and Yield Maintenance Charges actually collected on the Loans or any REO Loans during the related Due Period and shall distribute such amount to the Uncertificated Lower-Tier Interests, pro rata in proportion to their outstanding principal balances.

            (e) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Prepayment Premiums and Yield Maintenance Charges actually collected on Loans or REO Loans during the related Due Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(d), and shall distribute such amounts as follows:

               (i) Prepayment Premiums shall be distributed to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period and remaining after such distributions shall be distributed to the Holders of the Class A-X Certificates; and

               (ii) Yield Maintenance Charges shall be distributed to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and
      (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the Holders of the Class A-X Certificates.

            Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates to zero, the Trustee shall distribute to the Class A-X Certificates all Yield Maintenance Charges and Prepayment Premiums actually received during the related Due Period with respect to the Loans and remitted in respect of Uncertificated Lower-Tier Interests pursuant to Section 4.01(d).

            (f) On any applicable Distribution Date, (i) any Excess Interest collected in respect of the CSFB Loans for such Distribution Date shall be distributed from the Excess Interest Distribution Account to the Class V-1 Certificates and (ii) any Excess Interest collected in respect of the MSDWMC Loans for such Distribution Date shall be distributed from the Excess Interest Distribution Account to the Class V-2 Certificates.

            (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates with an aggregate initial Certificate Balance (or in the case of the Class A-X Certificates, a Notional Balance) of at least $5,000,000 or, in the case of the Class V-1, Class V-2 Certificates, a Percentage Interest equal to 25% or, in the case of the Class R or Class LR Certificates, a Percentage Interest equal to 13.73%, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Servicer, the Special Servicer, the Underwriters or the Initial Purchaser shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than two Business Days following the related P&I Advance Determination Date, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Definitive Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Definitive Certificates as to which notice has been given pursuant to Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Definitive Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Definitive Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Definitive Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Definitive Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h).

            (i) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(i) as if such Holder had failed to surrender its Certificates.

            (j) Shortfalls in the Available Distribution Amount on any Distribution Date resulting from Uncovered Prepayment Interest Shortfalls shall be allocated to each Class of Regular Certificates, pro rata, based on the Accrued Certificate Interest Amount distributable to each such Class on such Distribution Date. The amount by which the servicing compensation is to be reduced in connection with Prepayment Interest Shortfalls pursuant to the last paragraph of Section 3.11(a) shall be deposited by the Servicer into the Collection Account on or prior to the Servicer Remittance Date.

            (k) Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to Section
6.03 and Section 8.05 shall be allocated to the most subordinate Class of Certificates then outstanding, until the balance thereof equals zero, and then to the next most subordinate Class.

            Section 4.02 Statements to Certificateholders; Reports by Trustee; Other Information Available to the Holders and Others.

            (a) On each Distribution Date, based solely upon the information regarding the Loans set forth in the Servicer Remittance Report prepared by the Servicer and the other reports prepared by the Servicer and Special Servicer relating to such Distribution Date, and only to the extent such information is provided to the Trustee by the Servicer or Special Servicer, the Trustee shall prepare and make available, and, upon request, forward, to any interested party, including, but not limited to, each Holder of a Certificate, with copies to the Depositor, the Trustee and any of its designees, the Servicer, the Special Servicer, the Underwriters, each Rating Agency, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, Inc. and, if requested, any potential investors in the Certificates, a written report (a "Statement to Certificateholders") setting forth the following information:

               (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balance thereof;

               (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class and (B) Prepayment Premiums and Yield Maintenance Charges;

               (iii) separately stated, the aggregate amounts of Uncovered Prepayment Interest Shortfall Amounts, Certificate Deferred Interest and indemnification expenses of the Trust Fund allocable to the Holders of each Class of Certificates on such Distribution Date;

               (iv) the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Regular Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, in the case of the Class A-X Certificates, the aggregate Notional Balance) of each such Class due to any Collateral Support Deficit;

               (v) the Pass-Through Rate for each Class of Certificates applicable to such Distribution Date;

               (vi) the number of outstanding Loans and the aggregate unpaid principal balance of the Loans at the close of business on the related Distribution Date;

               (vii) the number and aggregate unpaid principal balance of Loans
      (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Loans and not delinquent,
      (E) as to which foreclosure proceedings have been commenced or (F) with respect to which the related Borrowers are in bankruptcy;

               (viii) with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio, Stated Principal Balance and the unpaid principal balance of such Loan;

               (ix) as to any Loan repurchased by a Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama or otherwise liquidated or disposed of during the related Due Period, (A) the Loan Number of the related Loan and
      (B) the amount of proceeds of any repurchase of a Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date;

               (x) with respect to any REO Property included in the Trust Fund at the close of business on the related Due Date (A) the Loan Number of the related Loan, (B) the value of such REO Property based on the most recent Appraisal or valuation, and (C) the aggregate amount of income and other revenues collected by the Special Servicer with respect to such REO Property during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date;

               (xi) with respect to any REO Property sold or otherwise disposed of during the related Due Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date and (C) the date of the Final Recovery Determination;

               (xii) the amount of Principal Prepayments (in the aggregate) made during the related Due Period, the amount of any Yield Maintenance Charges and/or Prepayment Premiums (in the aggregate) paid during the related Due Period and the aggregate amount of any Prepayment Interest Shortfalls not covered by the Servicer for such Distribution Date;

               (xiii) the amount of Servicing Advances and P&I Advances outstanding (net of reimbursed Advances) which have been made by the Servicer or the Trustee in the aggregate and by Mortgaged Property or Loan, as the case may be;

               (xiv) the aggregate amount of Servicing Fees and Primary Servicing Fees retained by or paid to the Servicer or any Primary Servicer and Special Servicing Fees retained by or paid to the Special Servicer during the related Due Period;

               (xv) the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Due Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

               (xvi) the Collateral Support Deficit, if any for such Distribution Date;

               (xvii) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date;

               (xviii) Trust Fund expenses incurred during the related Due
      Period;

               (xix) the amount of Collateral Support Deficit; and

               (xx) ratings of the Rating Agencies on all applicable Classes of Certificates.

            In the case of information furnished pursuant to subclauses (i),
(ii) and (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

            On each Distribution Date, the Trustee shall make available, and, upon written request, forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall make available, and, upon written request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a)(ii) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            (b) On or prior to each Distribution Date, based on information provided in reports prepared by the Servicer and the Special Servicer and delivered to the Trustee in accordance herewith, the Trustee shall make available via the Website or, upon request, forward to any interested party (i) the related Statement to Certificateholders, (ii) the Loan Periodic Update File, Loan Set-Up File, Bond Level File and Collateral Summary File, (iii) the Unrestricted Servicer Reports and (iv) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and this Agreement. The Trustee shall also make each Statement to Certificateholders available to any interested party via its fax-on-demand service which can be accessed by calling (301) 815-6610.

            In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee in accordance herewith, the Trustee shall make available via the Website or, upon request, forward, solely to Privileged Persons, (i) the Restricted Servicer Reports and (ii) the Property File.

            The Trustee shall also make available to any Privileged Person the Investor Q&A Forum. The "Investor Q&A Forum" shall be a service offered by the Trustee, as facilitator, through the Website and shall permit users to (i) submit questions to the Trustee via e-mail, which questions relate to the Loans or the Mortgaged Properties ("Investor Inquiries"), and (ii) view Investor Inquiries previously submitted and the answers thereto. Upon receipt of a submission from a user, the Trustee shall forward the Investor Inquiry to either the Servicer (if such Investor Inquiry relates to a Loan that is not a Specially Serviced Loan) or the Special Servicer (if such Investor Inquiry relates to a Specially Serviced Loan) within 4 Business Hours of receipt thereof. With respect to any Investor Inquiry forwarded to the Servicer, within one Business Day of receipt of such Investor Inquiry from the Trustee, the Servicer shall determine whether answering such Investor Inquiry would not be in the best interests of the Trust and/or the Certificateholders. If the Servicer determines that answering such Investor Inquiry would be in the best interests of the Trust and/or the Certificateholders, the Servicer shall forward a copy of such Investor Inquiry to the Special Servicer and notify the Special Servicer of its determination. The Special Servicer shall notify the Servicer within two Business Days of receipt of such determination if it agrees or disagrees with the Servicer's determination. If the Special Servicer disagrees with the Servicer's determination, the Servicer shall not answer such Investor Inquiry and shall promptly notify the Trustee, which shall notify the Person who submitted such Investor Inquiry. If the Special Servicer fails to respond within such two Business Day period, the Special Servicer shall be deemed to agree with the Servicer's determination. Within one Business Day following the Special Servicer's agreement or deemed agreement with the Servicer's determination (with respect to Investor Inquiries that relate to Loans that are not Specially Serviced Loans) or within two Business Days following receipt of an Investor Inquiry from the Trustee by the Special Servicer (with respect to Specially Serviced Loans), the Servicer or the Special Servicer, respectively, shall reply to the Investor Inquiry with (A) the answer to such Investor Inquiry, or (B) if such Investor Inquiry cannot reasonably be answered within such one Business Day, such longer period of time as is necessary to answer such Investor Inquiry, provided such longer period of time shall be commercially reasonable (which it shall then be required to adhere to). Upon receipt of any such answer from the Servicer or the Special Servicer, the Trustee shall post (within 4 Business Hours of receipt of such answer) such Investor Inquiry and the related answer (or a statement concerning the additional time necessary until such answer shall be made available) to the Website. If the Servicer or the Special Servicer determines, in its respective sole discretion, that answering any Investor Inquiry would not be in the best interests of the Trust and/or the Certificateholders, it shall not be required to answer such Investor Inquiry, and shall promptly notify the Trustee, who shall notify the Person who submitted such Investor Inquiry.

            The Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Servicer or the Special Servicer under this Agreement.

            In addition, the Trustee shall make available to any Privileged Person, via the Website, the Special Events Bulletin. The "Special Events Bulletin" shall list all of the events for which the Trustee receives notice from (A) with respect to the Special Events described in (i) through (x) below, the Servicer (with respect to Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Loans that are Specially Serviced Loans or with respect to Special Events described in (vi) and (vii) below) or (B) with respect to the Special Event described in (xi) below, the Depositor, that such event occurred and constitutes a Special Event, together with the date such Special Event has occurred. The following shall constitute "Special Events":

               (i) any notice from a Borrower or insurance company, or any knowledge otherwise obtained, regarding a prepayment, material casualty (for purposes of this clause, any casualty resulting in damage in excess of 5% of the Loan amount or value of the property shall be deemed to be material) or condemnation or, upon completion of any defeasance, defeasance of all or part of the related Loan (provided that a request by a Borrower or other Person for a quotation of the amount necessary to satisfy all obligations with respect to a Loan shall not, in and of itself, be deemed to be such notice);

               (ii) the status of capital improvement (i.e., work has commenced, work is underway or work is completed) having a cost of $1,000,000 or more required under the Loan Documents, including information on the balance of the related reserves;

               (iii) the results of any property inspection of which the Servicer or Special Servicer has knowledge and which has revealed any material damage or deterioration or the presence of any material environmental condition with respect to any Mortgaged Property;

               (iv) any notice from a Borrower, or any knowledge otherwise obtained, regarding any judgment against such Borrower or involving any Mortgaged Property which the Servicer deems to be a Servicing Transfer Event or which the Special Servicer reasonably believes is likely to have an adverse effect on such Mortgaged Property or the ability of such Borrower to pay the amounts due under the related Loan;

               (v) any notice received from a Borrower, Manager or tenant of a Mortgaged Property, or any knowledge otherwise obtained, regarding the material default of such tenant under the terms of its lease or early termination by either any tenant that (A) leases more than 20% of the gross leasable area and (B) other than with respect to Loans secured by residential cooperative properties, the absence of such tenant would result in a DSCR less than 1.25x or the Borrower of such lease, the bankruptcy of such tenant or its direct or indirect parent, or the loss of a license or permit of such tenant relating to any Mortgaged Property;

               (vi) any amendment, modification or waiver of a material provision of a Loan of which the Special Servicer has knowledge, provided that the Special Servicer need not disclose the nature of any asset strategy or proposed modifications in connection with a work-out or resolution of a Specially Serviced Loan;

               (vii) any change in the ownership of a Borrower or Mortgaged Property or request for consent to an assumption of a Loan;

               (viii) any material lien being recorded on a Mortgaged Property if such recordation is a Servicing Transfer Event;

               (ix) the results of any Appraisal or other valuation performed with respect to a Mortgaged Property;

               (x) such other information as the Servicer or Special Servicer elects to present, such as information regarding leasing activities in the market any anchor space (which, for such purposes, shall be space comprising more than 15% of the gross leasable area), new developments, net absorption and market vacancy rates, rents and expenses; and

               (xi) any event designated as such by the Depositor.

            The Trustee shall list the occurrence of any Special Event on the Website promptly upon receipt of notice from the Servicer, Special Servicer or the Depositor, as applicable, but no later than the next scheduled Distribution Date.

            The Trustee shall not be liable for the dissemination of information in accordance with this Section 4.02(b). The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document, questions, answer, special event, or other information made available on the Website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            In connection with providing access to the Website, the Trustee may require registration and the acceptance of a disclaimer.

            (c) The Trustee shall make available at its offices, during normal business hours, upon not less than ten Business Days' prior written notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of documents relating to the Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or by the terms of any of the Mortgage Documents): (i) this Agreement and any amendments thereto; (ii) all Statements to Certificateholders delivered to the Certificateholders since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Servicer or Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements; (iv) any and all Officers' Certificates and other evidence delivered to or by the Trustee to support the Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance; and (v) any other materials not otherwise required to be provided to a requesting Certificateholder pursuant to this Agreement, in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. The Trustee shall make available at its offices, during normal business hours, upon not less than ten Business Days' prior written notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Trustee, the Servicer, the Special Servicer, any Rating Agency and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer and/or the Special Servicer and delivered to the Trustee. The Servicer shall cooperate with the Trustee to make any of the above-mentioned items available to any Certificateholder upon its request and payment by it of reasonable costs. Copies of any and all of the foregoing items will be available from the Trustee upon written request therefor. The Trustee will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's obligation under this Section 4.02(c) to make available any document is subject to the Trustee's receipt of such document.

            (d) Notwithstanding the foregoing provisions of this Article 4.02, the Trustee shall not be required to provide the full reporting provided for in Sections 4.02(b) and (c) unless and until the Servicer provides its related reporting to the Trustee in CMSA format.

            (e) The Servicer and the Special Servicer shall not be required to conduct research or obtain information that is not available to the Servicer or the Special Servicer, respectively, in the ordinary course of its servicing activities hereunder. In addition, the Servicer and the Special Servicer shall not be required to (i) answer commercially unreasonable questions, (ii) answer questions relating to matters that extend beyond the scope of its duties as Servicer or Special Servicer, respectively, (iii) answer questions that would, in the Servicer's or the Special Servicer's sole discretion, require the Servicer or the Special Servicer to devote an unreasonable amount of time or resources to answer, (iv) disclose information that would violate the terms of any of the Loan Documents or initiate contact with Mortgagors or third parties except in connection with the ordinary course of its servicing duties hereunder or (v) express opinions or make recommendations under this Section 4.02(b) (it being understood that the Servicer and the Special Servicer may limit their responses to factual matters). The provision of information hereunder by the Servicer and the Special Servicer shall be subject to Section 3.27(d) and
Section 3.27(f), as applicable.

            Section 4.03 P&I Advances.

            (a) On or before 3:00 p.m. New York City time on each P&I Advance Date, the Servicer shall (i) deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee by a certificate of the Servicing Officer of
(i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before the Servicer Remittance Date. P&I Advances for the 1211 Avenue of the Americas Loan shall be determined pursuant to the 1211 Avenue of the Americas Servicing Agreement and shall be further governed by the 1211 Avenue of the Americas Intercreditor Agreement.

            (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Primary Servicing Fees, Servicing Fees and Workout Fees, if any), other than Balloon Payments, that were due during any related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (or not advanced by any Sub-Servicer on behalf of the Servicer); and (ii) with respect to each Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. All P&I Advances for any Loans that have been modified shall be calculated on the basis of their terms as modified. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory and, with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

            (c) Notwithstanding anything herein to the contrary, neither the Servicer nor the Trustee shall be required to make a P&I Advance, if the Servicer or the Trustee determines, in accordance with the definition thereof, that any such P&I Advance would be a Nonrecoverable Advance. The Trustee may conclusively rely on any determination of nonrecoverability by the Servicer. The Special Servicer shall not be required to make P&I Advances under this Agreement. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Loan or REO Loan is a Nonrecoverable P&I Advance. The Servicer shall be entitled to conclusively rely on (but shall not be bound by) such determination.

            (d) In connection with the recovery of any P&I Advance out of the Collection Account pursuant to Section 3.05(a), the Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Collection Account. The Servicer shall prepare and make available to Certificateholders, upon request, a report concerning Advances in the form of Exhibit L hereto.

            (e) Notwithstanding the foregoing, (i) neither the Servicer nor the Trustee shall be required or permitted to make an advance for Penalty Charges, Prepayment Premiums, Yield Maintenance Charges, Balloon Payments or Excess Interest, (ii) the amount required to be advanced in respect of delinquent Monthly Payments and Assumed Scheduled Payments on any Loan that has been subject to an Appraisal Reduction will equal, with respect to any Distribution Date, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction, less the Appraisal Reduction Amount, for such Distribution Date, and (iii) if the monthly payment on any Loan has been reduced or the final maturity extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the monthly payment due and owing during the extension period is less than the amount of the Monthly Payments prior to such modification, then the Servicer shall, as to such Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Primary Servicing Fees, Servicing Fees and Workout Fees), in the event of subsequent delinquencies thereon. The 1211 Avenue of the Americas Servicer will make advances as determined by the 1211 Avenue of the Americas Servicing Agreement.

            Section 4.04 Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Loans and any REO Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Such reductions shall be allocated among the respective Certificates as follows: first, to the Class N Certificates; second, to the Class M Certificates; third, to the Class L Certificates; fourth, to the Class K Certificates; fifth, to the Class J Certificates; sixth, to the Class H Certificates, seventh, to the Class G Certificates, eighth, to the Class F Certificates, ninth, to the Class E Certificates, tenth, to the Class D Certificates, eleventh, to the Class C Certificates, and twelfth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit shall be allocated among the Class A-1 and Class A-2 Certificates, pro rata (based upon the Certificate Balance of each such Class), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amounts of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.

            Section 4.05 Appraisal Reductions.

            The aggregate Appraisal Reductions will be allocated by the Trustee on each Distribution Date to the Certificate Balance of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances, for purposes of determining the amount of P&I Advances with respect to the related Loans. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates shall be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date.

            Section 4.06 Certificate Deferred Interest.

            (a) On each Distribution Date, the Monthly Interest Distribution Amount for the Regular Certificates (other than the Class A-X Certificates) shall be reduced by an amount of Certificate Deferred Interest equal to the aggregate amount of Mortgage Deferred Interest for all Loans for the related Due Date allocated to such Class of Certificates, the amount representing such Certificate Deferred Interest to be allocated, to the Class N Certificates, to the Class M Certificates, to the Class L Certificates, to the Class K Certificates, to the Class J Certificates, to the Class H Certificates, to the Class G Certificates, to the Class F Certificates, to the Class E Certificates, to the Class D Certificates, to the Class C Certificates and to the Class B Certificates, in that order. If the Certificate Balance of at least one Class of Class A Certificates is not zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Subordinate Certificates in accordance with the preceding sentence will be allocated to the Class A Certificates pro rata on the basis of the respective interest entitlements of such Class on such date (before giving effect to any reduction therefrom on such Distribution Date).

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates shall be increased (except for the purposes of determining Voting Rights or the identity of the Controlling Class) by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07 Grantor Trust Reporting.

            The parties intend that the portions of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Upper-Tier REMIC and the Lower-Tier REMIC) shall be conducted so as to qualify such portions as, a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V-1 and Class V-2 Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their share of Excess Interest and, at the time or times and in the manner required by the Code.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Private Certificates will be offered only to Qualified Institutional Buyers. The Class A-X, Class E, Class F, Class G, Class H and Class J Certificates will be offered only to Qualified Institutional Buyers and Non-U.S. Persons. The Class N Certificates will be offered only to Qualified Institutional Buyers and Institutional Accredited Investors. Interests in the Class A-X, Class E, Class F, Class G, Class H and Class J Certificates will be offered (i) in the form of beneficial interests in restricted global certificates in definitive, fully registered form without interest coupons, deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co. ("Cede") DTC's nominee or (ii) in fully registered, certificated form. The Class K, Class L, Class M and Class N Certificates will be offered in fully registered, certificated form.

            Class A-X, Class E, Class F, Class G, Class H and Class J Certificates sold in reliance on Regulation S under the Securities Act will be represented by one or more Private Global Certificates (each, a "Regulation S Global Certificate"). Beneficial interests in a Regulation S Global Certificate may be held only through Euroclear or Clearstream at any time and may not be held by a U.S. Person at any time.

            (b) The Certificates shall be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-7. The Certificates shall be issuable in registered form only; provided, however, that in accordance with
Section 5.03, beneficial ownership interests in the Regular Certificates (other than the Private Definitive Certificates) shall initially be held and transferred through the book-entry facilities of the Depository. The Class V-1, Class V-2, Class R and Class LR Certificates, and all Private Definitive Certificates, shall be issuable as Definitive Certificates. Each Certificate shall share ratably in all rights of the related Class.

            The Class A-X Certificates shall be issuable only in Denominations of authorized initial Notional Balance of not less than $100,000 and integral multiples of $1 in excess thereof. The Class N Certificates shall be issuable only in Denominations of authorized initial Certificate Balance of not less than $100,000 and integral multiples of $1 in excess thereof. The Regular Certificates (other than the Class A-X Certificates and Class N Certificates) will be issuable only in Denominations of authorized initial Certificate Balance of not less than $25,000 and integral multiples of $1 in excess thereof. The Class V-1, Class V-2, Class R and Class LR Certificates will be issuable only as one or more Definitive Certificates in Denominations representing Percentage Interests of not less than 15%.

            With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount set forth on the face thereof or on a schedule attached thereto, (ii) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Depository Participants, as applicable, (iii) expressed in terms of initial Certificate Balance or initial Notional Balance, as applicable, and (iii) in an authorized Denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth above.

            The Holder of a Class A-X, Class E, Class F, Class G, Class H or Class J Certificate represented by a Private Definitive Certificate shall be entitled to exchange such Certificate for an interest in a Private Global Certificate, in accordance with the procedures described in Section 5.03(g). A Certificate Owner of a Private Global Certificate shall be entitled to receive a Definitive Certificate representing its interest in such Certificate in accordance with the procedures described in Section 5.03(c)(i). No Certificate Owner of a Public Certificate of any Class shall be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03(c)(ii). Unless and until Definitive Certificates are issued in respect of a Class of Public Certificates, or in substitution for a Certificate that is a Private Global Certificate, beneficial ownership interests in such Class of Certificates, or in such Private Global Certificate, shall be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates, or Holders of such Private Global Certificates, shall be references to actions taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates, or Holders of Private Global Certificates, shall be references to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Trustee is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof.

            (d) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            (e) If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Class R or Class LR Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Trustee with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act.

            For so long as the Class R or Class LR Certificates remain outstanding, neither the Depositor nor the Trustee nor the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to
Section 15(d) of the Exchange Act.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

            If Wells Fargo Bank Minnesota, N.A., resigns as Trustee, the entity succeeding Wells Fargo Bank Minnesota, N.A., as Trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. In addition, upon the request of the Depositor, the Servicer or the Special Servicer (and at such requesting party's expense), the Trustee shall acquire from DTC (which request may be made to the proxy unit of DTC's reorganization department) a Security Position Listing and deliver a copy of such Security Position Listing to such requesting party.

            The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney).

            Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and authenticate in the name of the designated transferee or transferees, in the case of a Definitive Certificate being surrendered in exchange for one or more new Definitive Certificates, one or more new Certificates in Denominations equal in the aggregate to the Denomination of the Definitive Certificate being surrendered. Such new Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e).

            Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificate in accordance with its standard procedures.

            (b) No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) of a Private Certificate is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

               (i) the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-1 attached hereto (a "QIB Investment Representation Letter"), which shall certify, among other things, that the transferee is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"); or

               (ii) with respect to the Class A-X, Class E, Class F, Class G, Class H and Class J Certificates only, the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-2 attached hereto (a "Regulation S Investment Representation Letter"), which will certify, among other things, that the transferee is not a "U.S. Person" within the meaning of Regulation S under the Securities Act; or

               (iii) with respect to the Class N Certificates only, the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-3 attached hereto, which shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor") and is acquiring such Private Certificate for investment, either for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors), and not with a view to, or for offer or sale in connection with, the public distribution thereof.

            If the certification described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be at the expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor (other than the Underwriters, in connection with its initial transfer of the Certificate being transferred) to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Private Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02.

            Each Servicer shall furnish to the Trustee, which shall furnish, or cause to be furnished, upon the request of any Holder of a Private Certificate, any such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Private Certificate without registration or qualification. Any Holder of a Private Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest Private Global Certificate that is not rated in one of the top four rating categories by a nationally recognized statistical rating organization may be effectuated only by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            No Class V-1 Certificate may be transferred to an Ineligible Class V-1 Owner. No Class V-2 Certificate may be transferred to an Ineligible Class V-2 Owner.

            (c) (i) Unless a Class of Private Global Certificates has been registered under the Securities Act, each Certificate of such Class shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

            THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR
            (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
            SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA
            SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

            (d) (i) Unless a Class of Private Definitive Certificates has been registered under the Securities Act, each Certificate of such Class shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            [WITH RESPECT TO THE CLASS V-1 CERTIFICATES ONLY:] THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE TO ANY PERSON THAT IS AN "INELIGIBLE CLASS V-1 OWNER" (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

            [WITH RESPECT TO THE CLASS V-2 CERTIFICATES ONLY:] THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE TO ANY PERSON THAT IS AN "INELIGIBLE CLASS V-2 OWNER" (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

            THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR
            (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
            SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

            (e) With respect to any Certificate other than a Class A Certificate or a Class A-X Certificate, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except in the case of a Class R or Class LR Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60 (it being understood that delivery of a representation letter containing a representation substantially in the form of paragraph 8 of Exhibit C attached hereto shall satisfy the requirement of this Section 5.02(d)(i)), or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriters, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Agreement.

            The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Certificate Registrar, the Trustee and the Trust Fund. Each Certificate Owner of a Certificate other than a Class A or Class A-X Certificate shall be deemed to represent that it is not a Person specified in clauses (a), or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this
Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any Class of Certificates other than the Class A and Class A-X Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon written request with sufficient notice during normal business hours, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (f) Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of DTC, transfers of a Private Global Certificate, in whole or in part, shall only be made in accordance with this Article V.

               (i) Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Regulation S Global Certificate deposited with DTC wishes at any time to transfer its interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear, Clearstream or DTC, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Certificate. Upon receipt by the Trustee, as custodian for DTC, of (A) instructions from Euroclear, Clearstream or DTC, as the case may be, directing the Trustee, as such custodian, to cause to be issued a Rule 144A Global Certificate in an amount equal to the beneficial interest in such Regulation S Global Certificate, but not less than the minimum denomination applicable to such holder's Certificates to be exchanged, and
      (B) a certificate in the form of Exhibit C-1 attached hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such beneficial interest in such Regulation S Global Certificate reasonably believes that the Person acquiring such interest in a Rule 144A Global Certificate is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable Securities laws of any State of the United States or any other applicable jurisdiction and that such Person acquiring such Rule 144A Global Certificate is a "U.S. person" as defined in Regulation S under the Securities Act, then Euroclear or Clearstream or the Trustee, as custodian for DTC, as the case may be, will instruct the Trustee, as custodian for DTC, to reduce the Regulation S Global Certificate by the aggregate principal amount of the Rule 144A Global Certificate to be transferred and the Trustee, as such custodian, shall authenticate and deliver such Rule 144A Global Certificate, concurrently with such reduction, to the Person specified in such instructions with an outstanding principal amount equal to the reduction in the principal amount of the Regulation S Global Certificate.

               (ii) Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in one or more Rule 144A Global Certificates wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in a Regulation S Global Certificate, or to transfer its interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder, provided such holder is not a U.S. Person, may exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Certificate. Upon receipt by the Trustee, as custodian for DTC, of
      (A) such Rule 144A Global Certificate properly endorsed for such transfer and written instructions from such holder directing the Trustee, as such custodian, to cause to be credited a beneficial interest in a Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate, but not less than the minimum denomination applicable to such holder's Certificates held through a Regulation S Global Certificate, to be exchanged, (B) a written order containing information regarding the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit C-2 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Private Global Certificates, including that the holder is not a U.S. Person, and pursuant to and in accordance with Regulation S under the Securities Act, the Trustee, as custodian for DTC, shall record the transfer in the Registrar Office and shall increase the principal amount of the Regulation S Global Certificate by the outstanding principal amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged, and to credit, or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Certificate equal to the amount specified in the instructions received pursuant to clause (i) above.

            (g) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) No Person holding or acquiring any Ownership Interest in a
            Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(g) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected;

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that (if the Transferor is not a U.S. Person) such transfer does not have the effect of allowing the Transferor to avoid tax on accrued excess inclusions; and

                  (E) In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

               (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(g), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(g) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (iii) The Servicer shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange.

            Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request in writing, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (i) If a Responsible Officer of the Certificate Registrar becomes aware that a beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that a Private Definitive Certificate is being held by or for the benefit of a Person who is not an Eligible Investor or an Institutional Accredited Investor, or that, in either case, such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right, but not the obligation, to void such transfer, if permitted under applicable law, or to require the investor to sell (x) such Private Global Certificate to an Eligible Investor or (y) the beneficial interest in such Private Definitive Certificate to an Eligible Investor or an Institutional Accredited Investor, within 14 days after notice of such determination, and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (j) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer and the Depositor of the transfer of any Private Definitive Certificate. The Certificate Owner of a Private Definitive Certificate that wishes to receive the information described in Section 3.28(c) shall provide notice to the Trustee, the Servicer, the Special Servicer and the Depositor of the transfer of any beneficial ownership in such Private Definitive Certificate and of the address to which such information should be sent. Upon the written request of the Trustee, the Servicer, the Special Servicer or the Depositor, the Certificate Registrar shall provide each such Person with an updated copy of the Certificate Register at the expense of the requesting party.

            (k) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (l) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates.

            (a) The Regular Certificates (except, the Class K, Class L, Class M and Class N Certificates) initially shall be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, in the case of the Public Certificates (except as provided in subsection (c)(i) below), shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent only in accordance with the Depository's normal procedures. Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

            (b) The Trustee, the Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) (i) Upon the request of any Certificate Owner of Private Global Certificates, or the transferee of such Certificate Owner, that its interest in such Private Global Certificates be exchanged for Private Definitive Certificates, such Certificate Owner or transferee, upon presentation of appropriate documentation to the Trustee as required by this Article V and subject to the rules and procedures of the Depositary, shall be entitled to be issued one or more Private Definitive Certificates in denominations authorized pursuant to Section 5.01(b) equal in the aggregate to the Denomination of such interest in such Private Global Certificates.

            (d) If (A)(1) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (2) the Depositor is unable to locate a qualified successor, or
(B) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to some or all of the Classes, or (C) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all Classes, any Class or any portion of any Class of the Certificates, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.

               (i) Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, authenticate and deliver, within five Business Days of such request if made at the Registrar Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Servicer, the Trustee, the Special Servicer and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            For purposes of any provision of this Pooling and Servicing Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Certificates evidencing a specified percentage of the Voting Rights, such consent or direction may be given by a combination of Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates, and Certificateholders owning Definitive Certificates, evidencing in the aggregate such specified percentage of the Voting Rights.

            (e) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (f) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, authenticate and deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Trustee shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (g) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (h) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(h). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interests (iv) if the affected Certificate is a Private Certificate, a QIB Investment Representation Letter (or, if the affected Certificate is a Class G or Class H Certificate, a Regulation S Investment Representation Letter), the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

            Section 5.06 Access to Certificateholders' Names and Addresses.

            (a) If any Certificateholder, the Special Servicer or the Servicer (for purposes of this Section 5.05, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant, in the case of any Certificateholder and the expense of the Trust Fund in the case of the Servicer or the Special Servicer.

            (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee and the Certificate Registrar that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (c) From time to time, upon the request of and at no expense to the Trustee, the Certificate Registrar shall deliver to the Trustee the list of Certificateholders and their addresses as currently reflected in the Certificate Register.

                                   ARTICLE VI

                               THE DEPOSITOR, THE
                        SERVICER AND THE SPECIAL SERVICER

            Section 6.01 Liability of the Depositor, the Servicer and the Special Servicer.

            The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, each Servicer and each Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Trustee, the Depositor, the Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Trustee, the Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Trustee, the Servicer or the Special Servicer against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer, the Special Servicer, the Trustee and any director, officer, employee or agent of the Depositor, the Trustee, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Servicer, the Special Servicer, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with or relating to this Agreement, the Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Trustee, the Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, the Servicer, the Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts attributable to the Loans on deposit in the Collection Account as provided by Section 3.05(a).

            (c) Each of the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer and the Pool II Special Servicer agrees to indemnify the Depositor and the Trust Fund and each other and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer or the Pool II Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer or the Pool II Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein. The Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer and the Pool II Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article X, (iii) the defeasance of any Defeasance Loan or (iv) any matter involving legal proceeding with a Borrower.

            The Depositor shall immediately notify the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer or the Pool II Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer or Pool II Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer or Pool II Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Pool I Servicer's, the Pool II Servicer's, the Pool I Special Servicer's or Pool II Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer and the Pool II Special Servicer.

            The Depositor agrees to indemnify the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer and the Pool II Special Servicer and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer and the Pool II Special Servicer shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            (d) Any director, officer, employee, agent of the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, Pool II Special Servicer or any of their Affiliates shall not be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, Pool II Special Servicer or such officer was negligent in ascertaining the pertinent facts. No director, officer, employee or agent of the Pool I Servicer, the Pool II Servicer, Pool I Special Servicer, Pool II Special Servicer or any of their Affiliates shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

            Section 6.04 Depositor, Servicer and Special Servicer Not to Resign.

            Subject to the provisions of Section 6.02, none of the Depositor, the Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Servicer or Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer or Special Servicer, as applicable and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Depositor, the Servicer or the Special Servicer pursuant to above clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02.

            Section 6.05 Rights of the Depositor in Respect of the Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Servicer to make (x) any remittance (including a P&I Advance) required to be made by the Servicer to the Collection Account, Servicing Accounts, Excess Interest Distribution Account, Interest Reserve Account or either Distribution Account by 2:00 p.m. New York City time on the Servicer Remittance Date, which is not cured by 10:00 a.m. New York City time on the related Distribution Date or
      (y) any Servicing Advance when required to be made pursuant to this Agreement, which failure to make a Servicing Advance remains uncured for a period of three Business Days (unless such Servicing Advance is required to prevent the lapse of an Insurance Policy or a tax foreclosure in which case there shall be no cure period); or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Servicer for deposit into, or the Servicer to make a required deposit into the Collection Account or the REO Account, or to deposit into, or to remit to the Trustee for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Servicer or the Special Servicer, as the case may be, pursuant to the terms of this Agreement; or

               (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that with respect to any such failure which is not curable within such 30-day period or 15-day period, as applicable, the Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within such initial 30-day period or 15-day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

               (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or
      Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

               (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

               (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

               (viii) the Trustee shall have received and forwarded to the Servicer and the Special Servicer, as applicable, written notice from Fitch that the continuation of the Servicer or Special Servicer in such capacity, has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then-assigned to any Class of Certificates by such Rating Agency if the Servicer or Special Servicer, as the case may be, is not replaced, and the Trustee shall not have received subsequent notice from such Rating Agency (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded);

               (ix) Fitch confirms in writing that the Servicer or Special Servicer is no longer rated "CMS3" and "CSS3," respectively, or better as such ratings pertain to both Servicer and Special Servicer; or

               (x)S&P confirms in writing that the Pool I Servicer or Pool I Special Servicer is no longer considered "approved" by S&P; provided that with respect to clauses (ix) and (x), there will be a 60 day cure period.

            (b) If any Event of Default with respect to the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer or Pool II Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights and with respect to an Event of Default pursuant to Section 7.01(a)(viii), shall, terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor and the Certificate Registrar, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred.

            From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise.

            The Pool I Servicer, the Pool II Servicer, Pool I Special Servicer and Pool II Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume the Pool I Servicer's, the Pool II Servicer's, the Pool I Special Servicer's or the Pool II Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Pool I Servicer's, the Pool II Servicer's, the Pool I Special Servicer's or the Pool II Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Pool I Servicer and Pool II Servicer to the Collection Account, or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Loans or any REO Property (provided, however, that the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer and Pool II Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (c) The Holder or Holders of more than 50% of the aggregate Certificate Balance of the Controlling Class shall be entitled to terminate the rights and obligations of the Pool I Special Servicer under this Agreement, with or without cause, and the rights and obligations of the Pool II Special Servicer under this Agreement, during the continuance of an Event of Default hereunder, upon 10 Business Days notice to the Pool I Special Servicer, Pool II Special Servicer, the Pool I Servicer and the Pool II Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). Notwithstanding the foregoing, at any time when Lennar Partners, Inc., or an affiliate thereof, is the Directing Certificateholder, Lennar Partners, Inc. or an affiliate may remove National Consumer Cooperative Bank as Pool II Special Servicer with or without cause. Any expenses of the trust as a result of any termination pursuant to this Section 7.01(c) shall be paid by the Holders who effected such termination.

            (d) The Pool I Servicer, the Pool II Servicer, Pool I Special Servicer and Pool II Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable and as pertains to this transaction, with each of the Rating Agencies.

            (e) If the Pool II Special Servicer fails to maintain its status as an approved special servicer, the Pool I Special Servicer shall be required to act as successor Pool II Special Servicer, subject to all terms and conditions of this Agreement.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed and subject to Section 7.01(e), the Trustee shall be and become the successor to the Servicer or Special Servicer, as the case may be, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

            The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section
3.06 hereunder, nor shall the Trustee be required to purchase any Loan hereunder.

            As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder (other than the Assignable Primary Servicing Fee), including but not limited to any income or other benefit from any Permitted Investment pursuant to
Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder. The Trustee shall not be entitled to receive the Assignable Primary Servicing Fees.

            Notwithstanding the above and subject to Section 7.01(e), the Trustee may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer under this Section 7.02 shall be effective
(i) until each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and (ii) until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.

            In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder and, in the case of a successor appointed pursuant to the provision of Section 7.01(e), such compensation shall not be less than that paid to the terminated Servicer, in each case excluding the Assignable Primary Servicing Fee; provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, shall be treated as Collateral Support Deficit. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Servicer or Special Servicer.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders of Certificates representing at least 66 2/3% (or 100% in the case of an Event of Default pursuant to Section 7.01(a)(viii)) of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may not be waived. Upon any such waiver of an Event of Default and reimbursement by the Servicer to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee Advances.

            If the Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) within one Business Day of such failure by the Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has been notified in writing of such failure with respect to such Servicing Advances and (y) by 1:00 p.m., New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

               (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

               (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v)Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

               (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

               (viii) The Trustee shall not be responsible for any act or omission of the Servicer, the Special Servicer or the Directing Certificateholder (unless the Trustee is acting as Servicer, Special Servicer or the Directing Certificateholder, as the case may be) or of the Depositor; and

               (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Section 2.04, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Servicer, the Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.

            The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of
Trustee.

            (a) As compensation for the performance of its duties, the Trustee shall be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of each Loan or REO Loan, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

            (b) [Reserved].

            (c) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that subject to Section 8.02(iii) and 8.14(b), respectively, the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses.

            (d) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(d) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.

            (e) [Reserved].

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank or national banking association, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P, "AA-" or higher by Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers either REMIC created hereunder is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust Fund or
(iii) administer each REMIC created hereunder from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Servicer and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicer and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer. The Trustee shall be reimbursed for all costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Lower-Tier Distribution Account (provided the Trustee is removed without cause).

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor Trustee.

            Section 8.08 Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09 Merger or Consolidation of Trustee.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of
Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 [Reserved]

            Section 8.12 Access to Certain Information.

            (a) On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Private Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

            The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, any Rating Agency, the Underwriters or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the
Trustee: (i) in the case of a Holder or prospective transferee of a Private Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Private Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 10.01,
(B) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Loan are part of the Trust Fund), (F) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Loan is part of the Trust Fund), (G) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (H) any and all of the Loan Documents contained in the Mortgage File, (I) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (J) information regarding the occurrence of Servicing Transfer Events as to the Loans and (K) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

            Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, the Holder of any Class K, Class L, Class M and Class N Certificate may upon written request from the Trustee obtain a copy of any report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Servicer and the Trustee shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also make the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Initial Purchaser, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or the Underwriters, that requests such reports or information; provided that the Servicer or the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (c) With respect to any information furnished by the Trustee or the Servicer pursuant to this Section 8.12, the Trustee or Servicer, as the case may be, shall be entitled to indicate the source of such information and the Trustee or Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee or the Servicer, as applicable, shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee or the Servicer, as the case may be, may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Servicer or Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and
(b) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee or the Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates. None of the Servicer or the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Representations, Warranties and Covenants of the
Trustee.

            The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                                   ARTICLE IX

                       TERMINATION; PURCHASE OF ARD LOANS

            Section 9.01 Termination Upon Repurchase or Liquidation of All
Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, Pool II Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase by any Mortgage Loan Seller, the Pool I Special Servicer, the Holders of the Controlling Class or the Pool I Servicer of all the Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Loans (exclusive of REO Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause (2) to be conducted by an Appraiser selected and mutually agreed upon by the Pool I Servicer, the Pool II Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class if the Controlling Class is exercising such option unless the Controlling Class is the only Class of Certificates then outstanding)), minus (b) solely in the case where the Pool I Servicer or Pool II Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Pool I Servicer or Pool II Servicer , as the case may be, in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Pool I Servicer or the Pool II Servicer in connection with such purchase), (ii) the Distribution Date in April 2062 and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Rated Final Distribution Date and (ii) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            The CSFB Mortgage Loan Seller may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 1.00% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary Statement. If the CSFB Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable by the CSFB Mortgage Loan Seller, the NCCB Mortgage Loan Seller may notify the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the Special Servicer and the Trustee of its intention to exercise such option, and if the CSFB Mortgage Loan Seller fails to exercise such option within ten Business Days thereafter, the NCCB Mortgage Loan Seller shall be entitled to exercise such option. If the NCCB Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable by the NCCB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller may notify the CSFB Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the Special Servicer and the Trustee of its intention to exercise such option, and if the NCCB Mortgage Loan Seller fails to exercise such option within ten Business Days thereafter, the MSDWMC Mortgage Loan Seller shall be entitled to exercise such option. If the MSDWMC Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable by the MSDWMC Mortgage Loan Seller, the Pool I Special Servicer may notify the CSFB Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller and the Trustee of its intention to exercise such option, and if the MSDWMC Mortgage Loan Seller fails to exercise such option within ten Business Days thereafter, the Pool I Special Servicer shall be entitled to exercise such option. If the Pool I Special Servicer does not exercise such option within 60 days after it becomes exercisable by the Pool I Special Servicer, the Holders of a majority of the Percentage Interests in the Controlling Class may notify the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the Special Servicer and the Trustee of their intention to exercise such option and if none of the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller or the Special Servicer exercises such option within ten Business Days thereafter, such Holders of the Controlling Class shall be entitled to exercise such option. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable by them, the Pool I Servicer may notify the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class and the Trustee of the Servicer's intention to exercise such option, and if none of the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the Special Servicer or the Holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days thereafter, the Servicer will be entitled to exercise such option.

            If the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer purchases all of the Loans and each REO Property remaining in the Trust Fund in accordance with the preceding paragraph, the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account and (ii) any portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Excess Interest Distribution Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as applicable, the Mortgage Files for the remaining Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as applicable, as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement.

            For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying
(i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

            After transferring the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and (d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(h).

            Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V-1 and Class V-2 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest.

            Section 9.02 Additional Termination Requirements.

            If the CSFB Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the Pool I Special Servicer, the Holders of the Controlling Class or the Pool I Servicer purchases all of the Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

               (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

               (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC to the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as the case may be, for cash; and

               (iii) immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), in the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

            Section 9.03 Purchase of ARD Loans.

            The Holder of a 100% Percentage Interest in the Class V-1 Certificates may purchase any ARD Loan which is a CSFB Loan and the Holder of a 100% Percentage Interest in the Class V-2 Certificates may purchase any ARD Loan which is a MSDWMC Loan, in each case, for up to two months after its Anticipated Repayment Date at a price equal to the sum of the following:

               (i) 100% of the outstanding principal balance of such Loan on such Anticipated Repayment Date or Maturity Date, as applicable (less any P&I Advances previously made on account of principal);

               (ii) all unpaid interest accrued on such principal balance of such Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date or Maturity Date, as applicable (less any P&I Advances previously made on account of interest);

               (iii) the aggregate amount of all unreimbursed Advances with respect to such Loan, with interest thereon at the Reimbursement Rate, and unpaid Servicing Fees, Special Servicing Fees and Trustee Fees; and

               (iv) the amount of any expenses incurred by the Trust Fund in connection with such purchase;

provided, however, that any such purchase may be consummated only if the applicable Holder, at its expense, provides the Trustee with an Opinion of Counsel to the effect that such purchase (or such right to purchase) would not cause (a) either REMIC created hereunder to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding and (b) would not cause the arrangement between the Trust and the Class V-1 or Class V-2 Certificateholders to be other than a grantor trust for federal income tax purposes, and (i) an Opinion of Counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on either REMIC created hereunder under the REMIC Provisions or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC created hereunder.

            The proceeds of any such purchase hereunder shall be deposited in the Collection Account and disbursed as provided herein.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

               (i) to cure any ambiguity;

               (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

               (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either REMIC created hereunder as a REMIC at all times that any Certificate (other than the Class V-1 and Class V-2 Certificates) is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either REMIC created hereunder pursuant to the Code that would be a claim against the Trust Fund or either REMIC created hereunder, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

               (iv) to change the timing and/or nature of deposits into the Collection Account, the Distribution Accounts or REO Account or to change the name in which the Collection Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

               (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, cause the Trust Fund, either REMIC created hereunder or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person or a Transfer from a Person other than a U.S. Person;

               (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

               (vii) to amend or supplement any provision hereof to the extent necessary to maintain the then-current rating or ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

               (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

               (iv) modify the Servicing Standard in any manner which adversely affects certificateholders without the consent of the Holders of all Certificates; or

               (v) amend this Section 10.01.

            (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund, either REMIC created hereunder or cause either REMIC created hereunder to fail to qualify as a REMIC.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment to each Rating Agency and each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 10.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 10.01(a), (b) or (c) shall be payable out of the Collection Account.

            Section 10.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

            It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 10.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) (a) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Allan J. Baum, with a copy to Colleen Graham, Esq., Compliance Department, telecopy number: (212) 325-8162; (ii) in the case of the Underwriters and the Initial Purchaser, (a) Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Allan
J. Baum, with a copy to Colleen Graham, Esq., Compliance Department, telecopy number: (212) 325-8162, (b) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Brian DiDonato, telecopy number: (212) 761-0711, with a copy to Gregory D. Walker, telecopy number: (212) 762-9224;
(iii) in the case of the Servicers (a) CapMark Services, L.P., 245 Peachtree Center Avenue N.E., Suite 1800, Atlanta, Georgia 30303, Attention: Portfolio Manager - CSFB-2000-C1, telecopy number: (404) 654-2500 with a copy to CapMark Services, L.P., 245 Peachtree Center Avenue N.E., Suite 1800, Atlanta, Georgia 30303, Attention: Legal Department, and (b) National Consumer Cooperative Bank, 1401 Eye Street, NW-Suite 700, Washington, DC 20005, Attention: Managing Director-Real Estate Master Servicing, telecopy number: (202) 336-7800; (iv) in the case of the Special Servicer (a) Lennar Partners, Inc. 760 Northwest 107th Avenue, Suite 400, Miami, Florida 33172, Attention: Ron Schrager, telecopy number: (305) 226-3428, and (b) National Consumer Cooperative Bank, 1401 Eye Street, NW-Suite 700, Washington, DC 20005, Attention: Managing Director-Real Estate Master Servicing, telecopy number: (202) 336-7800; (v) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., at the Corporate Trust Office, telecopy number: (410) 884-2360; (vi) in the case of the Rating Agencies, (a) Fitch, One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Monitoring Group, telecopy number: (212) 635-0295; and (b) Standard and Poor's Ratings Services, 55 Water Street, New York 10041, Attention: CMBS Surveillance Group, telecopy number: (212) 438-2662; (vii) in the case of the CSFB Mortgage Loan Seller, Credit Suisse First Boston Mortgage Capital LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Compliance Department, telecopy number: (212) 325-8162; (viii) in the case of the MSDWMC Mortgage Loan Seller, Morgan Stanley Dean Witter Mortgage Capital Inc., 1585 Broadway, New York, New York, 10036, Attention: Russell Rahbany, Vice President, telecopy number: (212) 761-3286; and (ix) in the case of the NCCB Mortgage Loan Seller, National Consumer Cooperative Bank, 1401 Eye Street, NW-Suite 700, Washington, DC 20005, Attention: Managing Director - Capital Markets, telecopy number: (202) 336-7800 or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first Class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 10.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Loans, all principal and interest received or receivable with respect to the Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, the Distribution Accounts and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 10.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 10.08 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 10.09 Article and Section Headings.

            The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 10.10 Notices to Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation or termination of the Servicer or the Special Servicer;

               (iv) any change in the location of either of the Distribution Accounts;

               (v) the repurchase of Loans by any Mortgage Loan Seller, FINOVA, FINOVA Capital or Llama pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement or Section 5.1 of the related Llama Mortgage Loan Purchase Agreement, as applicable; and

               (vi) the final payment to any Class of Certificateholders.

            (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee; and

               (ii) any change in the location of the Collection Account.

            (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

               (i) each of its annual statements as to compliance described in
      Section 3.13;

               (ii) all reports and other items for Loans delivered by each of the Servicer and Special Servicer pursuant to Section 3.12;

               (iii) each of its annual independent public accountants' servicing reports described in Section 3.14;

               (iv) each waiver and consent provided pursuant to Section 3.08 for Loans;

               (v) any officers' certificates delivered by the Servicer and the Special Servicer to the Trustee;

               (vi) all site inspections (unless otherwise directed by such Rating Agency);

               (vii) all operating statements (unless otherwise directed by such Rating Agency);

               (viii) all rent rolls, and with respect to cooperative properties, maintenance schedules, and sales reports to the extent provided by the Borrowers and requested by such Rating Agency;

               (ix) any proposed no downgrade request;

               (x) any extension or modification of the Maturity Date of any Loan;

               (xi) any modification, waiver or amendment of any term of any Loan; and

               (xii) any other document that shall be reasonably requested by any Rating Agency.

            (d) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Statement to Certificateholders.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          SECURITIES CORP.
                                            Depositor

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       CAPMARK SERVICES, L.P.
                                           Pool I Servicer

                                       By: PEARL MORTGAGE, INC.,
                                           its sole general partner


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                       NATIONAL CONSUMER COOPERATIVE BANK
                                          Pool II Servicer and Pool II
                                          Special Servicer

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       LENNAR Partners, Inc.
                                          Pool I Special Servicer


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       WELLS FARGO BANK MINNESOTA, N.A.
                                            Trustee

                                       By:
                                           -------------------------------------
                                           Name: Jack A. Aini
                                           Title: Vice President

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )


            On the _____ day of August, 2000 before me, a notary public in and for said State, personally appeared ______________________________________ known to me to be a __________________________ of Credit Suisse First Boston Mortgage Securities Corp. and a __________________________ of Credit Suisse First Boston Corporation, the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporations, and acknowledged to me that such corporations executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        _______________________________________
                                                    Notary Public

STATE OF ____________   )
                        ) ss.:
COUNTY OF ___________   )


            On the _____ day of August, 2000 before me, a notary public in and for said State, personally appeared _________________________________ know to me to be a _________________________ of Pearl Mortgage, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        _______________________________________
                                                    Notary Public

STATE OF ____________   )
                        ) ss.:
COUNTY OF ___________   )


            On the _____ day of August, 2000 before me, a notary public in and for said State, personally appeared _________________________________ know to me to be a _________________________ of National Consumer Cooperative Bank, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        _______________________________________
                                                    Notary Public

STATE OF ____________    )
                         ) ss.:
COUNTY OF ___________    )


            On the _____ day of August, 2000 before me, _______________________, a notary public in and for said State, personally appeared ______________________________ known to me to be a ___________________ of Lennar
Partners, Inc., a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        _______________________________________
                                                    Notary Public

STATE OF ____________    )
                         ) ss.:
COUNTY OF ___________    )


            On the _____ day of August, 2000 before me, _______________________, a notary public in and for said State, personally appeared ______________________________ known to me to be a ___________________ of Wells
Fargo Bank Minnesota, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking association, and acknowledged to me that such banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        _______________________________________
                                                    Notary Public

                                                                     EXHIBIT A-1

                           FORM OF CLASS A CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                           Class A-[1]-[2] Certificate

Pass-Through Rate: [A-1] [7.325%]   [Initial Class A-1 Certificate Balance:
                                    $184,200,000]
Pass-Through Rate: [A-2] [7.5450%]  [Initial Class A-2 Certificate Balance:
                                    $677,500,000]

[CUSIP No. [A-1] 22540ASM1]         Denomination of this Certificate:
                                    $_________
[CUSIP No. [A-2] 22540ASN9]
                                    Rated Final Distribution Date:  April 2062


No.: A-[1][2]-[__]

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MSDWMC MORTGAGE LOAN SELLER, THE NCCB MORTGAGE LOAN SELLER, THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

      Unless this Certificate is presented by an authorized representative of DTC, to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among CapMark Services, L.P., as servicer (the "Pool I Servicer"), National Consumer Cooperative Bank, as servicer (the "Pool II Servicer") and special servicer (the "Pool II Special Servicer"), Lennar Partners, Inc., as special servicer (the "Pool I Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                       Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class A-[1][2] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                       Wells Fargo Bank MinnesotA, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                       Authorized Signatory

Dated:_______________

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 2000-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.

Dated: _______________                 By:____________________________________
                                              Signature

                                                                     EXHIBIT A-2

                          FORM OF CLASS A-X CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                              Class A-X Certificate
                                 (Variable Rate)

Pass-Through Rate:  0.7876%(1)      Original Class A-X Notional Balance:
                                    $1,111,999,815

CUSIP No. [144-A] 22540ASA7         Notional Denomination of this Certificate:
                                    $________

CUSIP No. [Reg S] U12679AC7         Rated Final Distribution Date:  April 2062


      No.: A-X-[ ]

      (1) The per annum rate, expressed as a percentage, obtained by dividing
(i) the sum of the product of (a) the Certificate Balance of the ClassA-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.

      THIS CERTIFICATE IS AN "INTEREST ONLY" CERTIFICATE AND DOES NOT HAVE A PRINCIPAL BALANCE. DISTRIBUTIONS WILL BE CALCULATED ON THE CLASS "A-X NOTIONAL BALANCE."

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G (a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MSDWMC MORTGAGE LOAN SELLER, THE NCCB MORTGAGE LOAN SELLER, THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

      Unless this Certificate is presented by an authorized representative of DTC, to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among CapMark Services, L.P., as servicer (the "Pool I Servicer"), National Consumer Cooperative Bank, as servicer (the "Pool II Servicer") and special servicer (the "Pool II Special Servicer"), Lennar Partners, Inc., as special servicer (the "Pool I Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Notional Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                             Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class A-X Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                       WELLS FARGO BANK MINNESOTA, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                             Authorized Signatory

Dated: ___________________

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 2000-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.

Dated: ________________                By:____________________________________
                                            Signature

                                                                     EXHIBIT A-3

                       FORM OF CLASS [B][C][D] CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                           Class [B][C][D] Certificate

Pass-Through Rate [Class B]:        [Initial Class B Certificate Balance:
Weighted Average Net Mortgage Rate $50,100,000] minus 0.535%

Pass-Through Rate [Class C]:        [Initial Class C Certificate Balance:
Weighted Average Net Mortgage Rate $44,500,000] minus 0.390%

Pass-Through Rate [Class D]:        [Initial Class D Certificate Balance:
Weighted Average Net Mortgage Rate $15,300,000] minus 0.273%

[CUSIP No. [Class B] 22540ASP4]     Denomination of this Certificate:
                                    $__________

[CUSIP No. [Class C] 22540SQ2]

[CUSIP No. [Class D] 22540ASR0]     Rated Final Distribution Date: April 2062


No.:  [B][C][D]-[__]

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2 AND CLASS A-X [AND CLASS [B] AND CLASS [C] CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MSDWMC MORTGAGE LOAN SELLER, THE NCCB MORTGAGE LOAN SELLER, THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

      Unless this Certificate is presented by an authorized representative of DTC, to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among CapMark Services, L.P., as servicer (the "Pool I Servicer"), National Consumer Cooperative Bank, as servicer (the "Pool II Servicer") and special servicer (the "Pool II Special Servicer"), Lennar Partners, Inc., as special servicer (the "Pool I Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                             Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [B][C][D] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                             Authorized Signatory

Dated: ___________________

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 2000-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.

Dated: ________________                By:____________________________________
                                            Signature

                                                                     EXHIBIT A-4

                  FORM OF CLASS [E][F][G][H][J] CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                        Class [E][F][G][H][J] Certificate
                                 (Variable Rate)

[Pass-Through Rate [Class E]:          [Initial Class E Certificate Balance:
                                       $29,100,000]

[Pass-Through Rate [Class F]:          [Initial Class F Certificate Balance:
                                       $13,900,000]

[Pass-Through Rate [Class G]:  Lesser
of 7.325% and Weighted Average Net     [Initial Class G Certificate Balance:
Mortgage Rate                          $30,600,000]
[Pass-Through Rate [Class H]: Lesser
of 7.325% and Weighted Average Net     [Initial Class H Certificate Balance:
Mortgage Rate                          $12,500,000]

[Pass-Through Rate [Class J]: Lesser
of 7.325% and Weighted Average Net     [Initial Class J Certificate Balance:
Mortgage Rate                          $9,800,000]

[CUSIP No. [Class E] [144-A]           Denomination of this Certificate:
22540ASB5]                             $[_________]
[CUSIP No. [Class E] [Reg S] U12679AD5]
[CUSIP No. [Class F] [144-A] 22540ASC3 Rated Final Distribution Date: April 2062 [CUSIP No. [Class F] [Reg S] U12679AE3]
[CUSIP No. [Class G] [144-A] 22540ASD1]
[CUSIP No. [Class G] [Reg S] U12679AFO]
[CUSIP No. [Class H] [144-A] 22540ASE9]
[CUSIP No. [Class H] [Reg S] U12679AG8]
[CUSIP No. [Class J] [144-A] 22540ASF6]
[CUSIP No. [Class J] [Reg S] U12679AH6]


No.: [E][F][G][H][J] -[__]

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS B, CLASS C AND CLASS D [AND CLASS [E] AND CLASS [F] AND CLASS [G] AND CLASS [H] CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MSDWMC MORTGAGE LOAN SELLER, THE NCCB MORTGAGE LOAN SELLER, THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE TRUSTEE, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

      Unless this Certificate is presented by an authorized representative of DTC, to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among CapMark Services, L.P., as servicer (the "Pool I Servicer"), National Consumer Cooperative Bank, as servicer (the "Pool II Servicer") and special servicer (the "Pool II Special Servicer"), Lennar Partners, Inc., as special servicer (the "Pool I Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                             Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [E][F][G][H][J] certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                             Authorized Signatory

Dated: ___________________

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 2000-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.

Dated: ________________                By:____________________________________
                                            Signature

                                                                     EXHIBIT A-5

                       FORM OF CLASS [K][L][M] CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                           Class[K][L][M] Certificate

[Pass-Through Rate (Class K):       [Initial Certificate Principal Balance
Lesser of 7.325% and Weighted       [Class K]:  $11,100,000]
Average Net Mortgage Rate]

[Pass-Through Rate (Class L):       [Initial Certificate Principal Balance
Lesser of 7.325% and Weighted       [Class L]:  $9,700,000]
Average Net Mortgage Rate]

[Pass-Through Rate (Class M):       [Initial Certificate Principal Balance
Lesser of 7.325% and Weighted       [Class M]:  $8,400,000]
Average Net Mortgage Rate]

[CUSIP No. [Class K] 22540AMSG4]    Denomination of this Certificate:  $[______]
[CUSIP No. [Class L] 22540ASH2]
[CUSIP No. [Class M] 22540ASJ8]     Rated Final Distribution Date: April 2062


No.: [K][L][M]-[   ]

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J [AND CLASS [K] AND CLASS [L] CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MSDWMC MORTGAGE LOAN SELLER, THE NCCB MORTGAGE LOAN SELLER, THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      This certifies that CREDIT SUISSE FIRST BOSTON CORPORATION (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among CapMark Services, L.P., as servicer (the "Pool I Servicer"), National Consumer Cooperative Bank, as servicer (the "Pool II Servicer") and special servicer (the "Pool II Special Servicer"), Lennar Partners, Inc., as special servicer (the "Pool I Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                       Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [K][L][M] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                       Authorized Signatory

Dated:_______________

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 2000-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.

Dated: _______________                 By:____________________________________
                                              Signature

                                                                     EXHIBIT A-6

                          FORM OF CLASS [N] CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                              Class[N] Certificate

[Pass-Through Rate (Class N):  Lesser    [Initial Certificate Principal Balance
of 7.325% and Weighted Average Net       [Class N]:  $15,299,815]
Mortgage Rate]

[CUSIP No. [Class N] [144-A] 22540ASK5]

[CUSIP No. [Class N] [IAI] 22540ASL3]    Denomination of this Certificate:

                                         $[______]

                                         Rated Final Distribution Date: April
                                         2062

    No. N-[ ]


      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-X, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MSDWMC MORTGAGE LOAN SELLER, THE NCCB MORTGAGE LOAN SELLER, THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      This certifies that CREDIT SUISSE FIRST BOSTON CORPORATION (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among CapMark Services, L.P., as servicer (the "Pool I Servicer"), National Consumer Cooperative Bank, as servicer (the "Pool II Servicer") and special servicer (the "Pool II Special Servicer"), Lennar Partners, Inc., as special servicer (the "Pool I Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                             Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [N] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                             Authorized Signatory

Dated: ___________________

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 2000-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.

Dated: ________________                By:____________________________________
                                            Signature

                                                                     EXHIBIT A-7

                       FORM OF CLASS V-[1][2] CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                           Class V-[1][2] Certificate

No.: V-[1][2]-[   ]                                   Percentage Interest:
[100%]

      THIS CERTIFICATE DOES NOT HAVE A PRINCIPAL BALANCE AND IS ENTITLED TO RECEIVE DISTRIBUTIONS ONLY IN RESPECT OF EXCESS INTEREST, IF ANY.

      THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE TO ANY PERSON THAT IS AN "INELIGIBLE CLASS V-1 OWNER" (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT.)

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

      THIS CERTIFICATE REPRESENTS, FOR FEDERAL INCOME TAX PURPOSES, AN INTEREST IN A GRANTOR TRUST CONSISTING OF THE EXCESS INTEREST AND YIELD PROTECTION PAYMENTS (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) AND ANY HOLDER THEREOF AGREES TO TREAT ITS INTEREST IN THE EXCESS INTEREST IN ACCORDANCE WITH THIS REPRESENTATION.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MSDWMC MORTGAGE LOAN SELLER, THE NCCB MORTGAGE LOAN SELLER, THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      This certifies that CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among CapMark Services, L.P., as servicer (the "Pool I Servicer"), National Consumer Cooperative Bank, as servicer (the "Pool II Servicer") and special servicer (the "Pool II Special Servicer"), Lennar Partners, Inc., as special servicer (the "Pool I Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest set forth above of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to
Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Percentage Interest equal to 100%, and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                       Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class V-[1][2] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                       Authorized Signatory

Dated:_______________

                                                                     EXHIBIT A-8

                          FORM OF RESIDUAL CERTIFICATE
                            Class [R][LR] CERTIFICATE

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

      THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

      THIS CERTIFICATE MAY NOT BE HELD OR TRANSFERRED TO A NON-U.S. PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

      THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE POOL I SERVICER, THE POOL II SERVICER, THE POOL I SPECIAL SERVICER, THE POOL II SPECIAL SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

      TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" OR A NON-U.S. PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT). A DISQUALIFIED ORGANIZATION (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) INCLUDES: ANY OF (i) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY THAT IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (ii) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (iii) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (iv) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION 1381(A)(2)(C) OF THE CODE AND (v) AN ELECTING LARGE PARTNERSHIP UNDER CODE SECTION 775. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION, IS NOT A NON-U.S. PERSON, AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION OR A NON-U.S. PERSON. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-U.S. PERSON OR ANY AGENT OF A DISQUALIFIED ORGANIZATION OR A NON U.S. PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

      A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE UNAFFILIATED SELLER OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER I OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES. ALL INTERESTS IN AN "ELECTING LARGE PARTNERSHIP" WILL BE TREATED AS HELD BY DISQUALIFIED ORGANIZATIONS FOR PURPOSES OF THIS TAX.

      This certifies that CREDIT SUISSE FIRST BOSTON CORPORATION (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among CapMark Services, L.P., as servicer (the "Pool I Servicer"), National Consumer Cooperative Bank, as servicer (the "Pool II Servicer") and special servicer (the "Pool II Special Servicer"), Lennar Partners, Inc., as special servicer (the "Pool I Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest set forth above of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to
Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Percentage Interest equal to 25%, and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                       Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [R][LR] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                       Wells Fargo Bank Minnesota, N.A.
                                       not in its individual capacity,
                                       but solely as Trustee

                                       By:____________________________________
                                       Authorized Signatory

Dated:_______________

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 2000-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.

Dated: _______________                 By:____________________________________
                                              Signature

                                                                       EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                                                     EXHIBIT C-1

                FORM OF QIB INVESTMENT REPRESENTATION LETTER -
                          QUALIFIED INSTITUTIONAL BUYER

Wells Fargo Bank Minnesota,
National Association
Sixth & Marquette
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)--
            Credit Suisse First Boston Mortgage
            Securities Corp., Commercial
            Mortgage Pass-Through
            Certificates, Series 2000-C1

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention:  Principal Transactions Group

      Re: Transfer of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1

Ladies and Gentlemen:

      This letter is delivered pursuant to the Confidential Offering Circular (the "Offering Circular") dated July 27, 2000 and to Section 5.02 of the Pooling and Servicing Agreement dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, CapMark Services, L.P., as Pool I Servicer, National Consumer Cooperative Bank, as Pool II Servicer and Pool II Special Servicer, Lennar Partners, Inc., as Pool I Special Servicer and you, as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "Certificates") in connection with the transfer by ______________ to the undersigned (the "Purchaser") of $____________ aggregate Certificate Balance of Class ____ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

      In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

      1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph
(d)(4)(i) of Rule 144A.

      2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account, (b) for resale to "qualified institutional buyers" in transactions under Rule 144A, or (c) in the case of Class A-X, Class E, Class F, Class G, Class H or Class J Certificates, for resale to persons that are not "U.S. persons" within the meaning of Regulation S under the Securities Act, and not in any event with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions), as expressed herein.

      3. The Purchaser has reviewed the Offering Circular and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

      4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder, or unless an exemption from such registration or qualification is available.

      5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Trustee and all Certificateholders present and future.

      6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

      7. The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      For this purpose, "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust.

      8. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60.

      9. The Purchaser understands that if it is a Person referred to in 8(a) or
(b) above, such Purchaser is required to provide to the Trustee an opinion of counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel shall not be at the expense of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Trustee or the Trust Fund.

      10. In the event that we purchase any of the Certificates, we will acquire Certificates having a minimum purchase price of not less than $25,000 [in the case of the Class N Certificates, $100,000] for our own account or for any separate account for which we are acting.

      IN WITNESS WHEREOF, the Purchaser hereby executes this Qualified Institutional Buyer Representation Letter on the ____ day of __________, ____.

                                       Very truly yours,

                                       [THE PURCHASER]



                                       By:  __________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT C-2

           FORM OF REGULATION S INVESTMENT REPRESENTATION LETTER -
                                 NON-U.S. PERSON

Wells Fargo Bank Minnesota,
National Association
Sixth & Marquette
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)--
            Credit Suisse First Boston Mortgage
            Securities Corp., Commercial
            Mortgage Pass-Through
            Certificates, Series 2000-C1

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention: Principal Transactions Group

      Re: Transfer of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1

Ladies and Gentlemen:

      This letter is delivered pursuant to the Confidential Offering Circular (the "Offering Circular") dated July 27, 2000 and to Section 5.02 of the Pooling and Servicing Agreement dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, CapMark Services, L.P., as Pool I Servicer, National Consumer Cooperative Bank, as Pool II Servicer and Pool II Special Servicer, Lennar Partners, Inc., as Pool I Special Servicer and you, as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "Certificates") in connection with the transfer by [___________________________________] to the undersigned (the "Purchaser") of $____________ aggregate Certificate Balance of Class A-X, Class E, Class, F, Class G, Class H and Class J Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

      In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

      1. The Purchaser is not a "U.S. person" within the meaning of Regulation S (a "Non-U.S. Person") under the Securities Act of 1933, as amended (the "Securities Act").

      2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account, (b) for resale to Non-U.S. Persons in transactions under Regulation S or (c) for resale to "qualified institutional buyers" in transactions under Rule 144A under the Securities Act, and not in any event with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions), as expressed herein.

      3. The Purchaser has reviewed the Offering Circular and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

      4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder, or unless an exemption from such registration or qualification is available.

      5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Trustee and all Certificateholders present and future.

      6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

      7. The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Trustee updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Trustee may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Trustee.

      For this purpose, "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      8. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60.

      9. The Purchaser understands that if it is a Person referred to in 8(a) or
(b) above, such Purchaser is required to provide to the Trustee an opinion of counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel shall not be at the expense of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Trustee or the Trust Fund.

      10. In the event that we purchase any of the Certificates, we will acquire Certificates having a minimum purchase price of not less than $25,000 for our own account or for any separate account for which we are acting.

      IN WITNESS WHEREOF, the Purchaser hereby executes this Regulation S Investment Representation Letter on the ____ day of __________, ____.

                                       Very truly yours,

                                       [THE PURCHASER]



                                       By:  __________________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT C-3

                  FORM OF INVESTMENT REPRESENTATION LETTER -
                        INSTITUTIONAL ACCREDITED INVESTOR

Wells Fargo Bank Minnesota,
  National Association
Sixth & Marquette
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)--
            Credit Suisse First Boston Mortgage
            Securities Corp., Commercial
            Mortgage Pass-Through
            Certificates, Series 2000-C1

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention:  Principal Transactions Group

      Re: Transfer of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1

Ladies and Gentlemen:

      This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, CapMark Services, L.P., as Pool I Servicer, National Consumer Cooperative Bank, as Pool II Servicer and Pool II Special Servicer, Lennar Partners, Inc., as Pool I Special Servicer you, as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "Certificates") in connection with the transfer by [______________________________________] to the undersigned (the "Purchaser") of $____________ aggregate Certificate Balance of Class N Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

      In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

      1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Act")), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Act (an "Accredited Investor") and we are acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

      2. (A) any purchase of the Certificate by the Purchaser will be for its own account or for the account of one or more other accredited investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Act and for each of which the Purchaser exercises sole investment discretion or (B) the Purchaser is a "bank," within the meaning of Section 3(a)(2) of the Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Act that is acquiring the Certificate as fiduciary for the account of one or more institutions for which the Purchaser exercises sole investment discretion.

      3. The Purchaser has received and reviewed the Confidential Offering Circular relating to the Certificate (the "Offering Circular") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

      4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

      5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Trustee and all Certificateholders present and future.

      6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

      7. The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      For this purpose, "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

      8. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60.

      9. The Purchaser understands that if it is a Person referred to in 8(a) or
(b) above, such Purchaser is required to provide to the Trustee an opinion of counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel shall not be at the expense of the Depositor, the Pool I Servicer, the Pool II Servicer, the Pool I Special Servicer, the Pool II Special Servicer, the Trustee or the Trust Fund.

      10. In the event that we purchase any of the Certificates, we will acquire Certificates having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting.

      IN WITNESS WHEREOF, the Purchaser hereby executes this Accredited Investor Investment Representation Letter on the ____ day of __________, ____.

                                       Very truly yours,

                                       [THE PURCHASER]



                                       By:  __________________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

       AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED

STATE OF                )
                        )  ss:
COUNTY OF               )


      [Name of Officer], being first duly sworn, deposes and says:

      1. That [he] [she] is a [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the State [Commonwealth] of [ ], on behalf of which he makes this affidavit.

      2. That the Transferee's Taxpayer Identification Number is [       ].

      3. That the Transferee of the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Class [R] [LR] Certificates (the "Class [R] [LR] Certificate") (i) is not a Disqualified Organization, an ERISA Prohibited Holder, or a Non-U.S. Person (as defined in Article I of the Pooling and Servicing Agreement, dated as of July 11, 2000, by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, CapMark Services, L.P., as Pool I Servicer, National Consumer Cooperative Bank, as Pool II Servicer and Pool II Special Servicer, Lennar Partners, Inc., as Pool I Special Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Pooling and Servicing Agreement") and will endeavor to remain other that a Disqualified Organization and other than a Non-U.S. Person for so long as it retains its ownership interest in the Class [R] [LR] Certificate, or
(ii) is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Person other than a Disqualified Organization or a Non-U.S. Person.

      4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

      5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

      6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit, and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

      7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      8. [That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Servicer as the Transferee's agent in performing the function of "tax matters person."]

      9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this ____ of ______, 2000.

                                       [NAME OF TRANSFEREE]



                                       By:____________________________________
                                       [Name of Officer]
                                       [Title of Officer]

      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that [he] [she] executed the same as [his] [her] free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this ____ day of ______ 2000.



NOTARY PUBLIC

COUNTY OF ___________________________

STATE OF  ___________________________

      My commission expires the ___ day of __________, 20__.

                                                                     EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                                                        [Date]

Wells Fargo Bank Minnesota,
National Association
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:  Corporate Trust Services (CMBS)--
            Credit Suisse First Boston Mortgage
            Securities Corp., Commercial
            Mortgage Pass-Through
            Certificates, Series 2000-C1

      Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1

Ladies and Gentlemen:

      [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.

                                       Very truly yours,

                                       [Transferor]



                                       _______________________________________
                                       Name:

                                                                       EXHIBIT E

                             LIST OF MEZZANINE LOANS

Loan No.     Loan Name

1            Exchange Apartments
2            Selig - Third and Broad
3            Selig - 3131 Elliot Building
4            Selig - Airborne Building
9            L'Enfant Participation
14           Hotel Union Square/Diva

                                                                       EXHIBIT F

                          FORM OF REQUEST FOR RELEASE

                                                                     EXHIBIT G-1

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                       COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ____________________

--------------------------------------------------------------------------------------------------------------------------
      S4        S57     S58                     P7        P8        P57         S72      S69       S70      S83     S84
--------------------------------------------------------------------------------------------------------------------------
                                                                              Original Underwriting Information
--------------------------------------------------------------------------------------------------------------------------
                                                                             Basis Year
--------------------------------------------------------------------------------------------------------------------------
                                  Last       Current    Paid                  Financial
Prospectus ID   City   State    Property    Allocated   Thru     Allocated     Info as  % Occ     Total    $ NCF    (1)
                              Inspect Date Loan Amount  Date    Debt Service   of Date           Revenue           DSCR
--------------------------------------------------------------------------------------------------------------------------
                              yy/mm                                          yy/mm
--------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CSSA Property and Loan file


Total:                                     $                    $                       WA     $           $      WA
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
     P65        P64     P59       P94          P95        P58       P57         P52      P92       P93
-----------------------------------------------------------------------------------------------------------
                 2nd Preceding Annual                                   Preceding Annual
                 Operating Information                                 OperatingInformation
-----------------------------------------------------------------------------------------------------------
as of ______                   Normalized               as of ______                   Normalized
-----------------------------------------------------------------------------------------------------------
                                                        Financial
  Financial           Total                    (1)      Info                  Total                (1)
  Info as of   % Occ  Revenue    $ NCF         DSCR     as of      % Occ      Revenue   $ NCF     DSCR
     Date                                               Date
-----------------------------------------------------------------------------------------------------------
yy/mm                                                   yy/mm
-----------------------------------------------------------------------------------------------------------





               WA     $       $            WA                   WA           $          $      WA
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
     P72        P73               P66          P96        P97       (2)
-----------------------------------------------------------------------------------------------
               Most Recent Financial                                   Net Change
                    Information
-----------------------------------------------------------------------------------------------
*normalized or actual                                               Preceding & Basis
-----------------------------------------------------------------------------------------------
               FS                                                                 %
FS Start Date  End     % Occ     Total        $ NCF     (1)        % Occ        Total    (1)
               Date             Revenue                  DSCR                  Revenue   DSCR
-----------------------------------------------------------------------------------------------
yy/mm          yy/mm
-----------------------------------------------------------------------------------------------





               WA             $            $            WA      WA           $          WA
-----------------------------------------------------------------------------------------------

(1) DSCR should match to Operating Statement and is normally calculated using NCF/Debt Service times the allocated loan percentage.

(2)  Net change should compare the latest year to the underwriting year

                                                                     EXHIBIT G-2

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

-----------------------------------------------------------------------------------------------------------------------------------
       S4            S55           S61      S57     S58    S62 or S63      P8           P7             P37              P39
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   (a)          (b)               (c)
-----------------------------------------------------------------------------------------------------------------------------------
                 Short Name                                                         Scheduled
 Prospectus ID      (When       Property    City   State    Sq Ft or    Paid Thru   Principal       Total P&I          Total
                Appropriate)      Type                        Units       Date       Balance    Advances To Date  Expenses To Date
-----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


Current & at Special Servicer
-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
        P38                                   P25         P10      P11       P58 or P73        P92 or P96       P93 or P97
------------------------------------------------------------------------------------------------------------------------------
(d)                  (e)=a+b+c+d
------------------------------------------------------------------------------------------------------------------------------
                                                        Current
   Other Advances      Total Exposure        Current    Interest  Maturity  LTM NCF Date        LTM NCF       LTM DSCR (NCF)
  (Taxes & Escrow)                         Monthly P&I   Rate       Date
------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD

* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan,

   TBD - To be determined etc . . . ). It is possible to combine the status codes if the loan is going in more than one direction. (i.e.
FCL/Mod, BK/Mod, BK/FCL/DPO)

** App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by underwriter and special servicer - to be provided by a third party.

                                                                     EXHIBIT G-2

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

-------------------------------------------------------------------------------------------------------------------------
       S4              S55           S61      S57     S58                        P74          P75
-------------------------------------------------------------------------------------------------------------------------
                                                            (f)=P38/P81                                (g)=(.90*f)-e
-------------------------------------------------------------------------------------------------------------------------
                                                                                           Appraisal
                   Short Name     Property                    Value using     Valuation      BPO or     Loss using 90%
 Prospectus ID        (When         Type      City   State  NOI & Cap Rate      Date        Internal   Appr. or BPO (f)
                  Appropriate)                                                              Value**
-------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


Current & at Special Servicer
-------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
      P35              P77           P79      P42     P82         P76
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                    Expected
Total Appraisal                  Resolution  FCL    FCL         Workout
   Reduction      Transfer Date     Date     Start  Sale       Strategy       Comments
    Realized                                  Date   Date
------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


Current & at Special Servicer
------------------------------------------------------------------------------------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD

* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan,

   TBD - To be determined etc . . . ). It is possible to combine the status codes if the loan is going in more than one direction. (i.e.
FCL/Mod, BK/Mod, BK/FCL/DPO)

** App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by underwriter and special servicer - to be provided by a third party.

                                                                     EXHIBIT G-3

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                       HISTORICAL LOAN MODIFICATION REPORT
                           AS OF ____________________

-----------------------------------------------------------------------------------------------------------------------------------
       S4           S57        S58          P49                          P48          P7*               P7*              P50*
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Balance When
                                           Mod /       Extension                    Sent to        Balance at the
 Prospectus ID     City       State      Extension    per Docs or    Effect Date    Special      Effective Date of     Old Rate
                                           Flag        Servicer                    Servicer        Rehabilitation
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL

Information is as of modification. Each line it should not change in the future. Only new modifications should be added.

Total For All Loans:
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                  P50*      P25*     P25*          P11*          P11*                            P47
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           (2) Est.
                                                                                                            Future
   # Mths for               Old                                   New        Total #     (1) Realized   Interest Loss
  Rate Change   New Rate    P&I     New P&I    Old Maturity    Maturity     Mths for         Loss to      to Trust $     COMMENT
                                                                          Change of Mod      Trust $        (Rate
                                                                                                         Reductions)
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL

Information is as of modification. Each line it should not change in the future. Only new modifications should be added.

Total For All Loans:
-----------------------------------------------------------------------------------------------------------------------------------

*The information in these columns is from a particular point in time and should not change on this report once assigned.
Future modifications done on the same loan are additions to the report.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                                                     EXHIBIT G-4

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
       HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                           AS OF ____________________

---------------------------------------------------------------------------------------------------------------------------
       S4              S55           S61      S57     S58       P45 /P3            P75
---------------------------------------------------------------------------------------------------------------------------
                                                                (c)=b/a            (a)                             (b)
---------------------------------------------------------------------------------------------------------------------------
                   Short Name                                                     Latest           Effect
 Prospectus ID        (When       Property    City   State   Received From     Appraisal or       Date of      Sales Price
                  Appropriate)      Type                      Liquidation    Brokers Opinion    Liquidation
---------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

Total all Loans:


Current Month Only:


(h)  Servicing Fee Expense is the work out fee charged by the special servicer
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
        P45                  P7               P37       P39+P38
---------------------------------------------------------------------------------------------------------------------
        (d)                  (e)              (f)         (g)      (h)        (i)=d-(f+g+h)           (k)=i-e
---------------------------------------------------------------------------------------------------------------------
                                                                 Servicing
  Net Amt Received    Scheduled Balance    Total P&I    Total    Fees          Net Proceeds         Actual Losses
     from Sale                              Advanced    Expenses Expense                            Passed thru
---------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

Total all Loans:


Current Month Only:


(h)  Servicing Fee Expense is the work out fee charged by the special servicer
---------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             (m)                        (n)=k+m     (o)=n/e
--------------------------------------------------------------------------------
  Date Loss Passed                                        Total       Loss %
        thru                               Minor Adj      Loss         of
                     Minor Adj to Trust   Passed thru     with       Scheduled
                                                        Adjustment    Balance
--------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

Total all Loans:


Current Month Only:


(h)  Servicing Fee Expense is the work out fee charged by the special servicer
--------------------------------------------------------------------------------

                                                                     EXHIBIT G-5

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                                REO STATUS REPORT
                           AS OF ____________________

----------------------------------------------------------------------------------------------------------------
     S4            S55         S61     S57    S58   S62 or S63      P8               P7               P37
----------------------------------------------------------------------------------------------------------------
                                                                            (a)                  (b)
----------------------------------------------------------------------------------------------------------------
                                                                               Allocated Loan
               Short Name   Property                 Sq Ft or    Paid Thru       Amount or         Total P&I
Prospectus ID     (When       Type     City  State     Units       Date        Scheduled Loan     Advances To
              Appropriate)                                                        Balance             Date
----------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
        P39                  P38                           P25        P11        P58 or P73        P93 or P97
----------------------------------------------------------------------------------------------------------------
(c)                  (d)                 (e)=a+b+c+d                                            (a)
----------------------------------------------------------------------------------------------------------------
                                                        Current
       Total           Other Advances        Total      Monthly    Maturity     LTM NCF Date     LTM DSCR (NCF)
  Expenses To Date    (Taxes & Escrow)      Exposure       P&I        Date
----------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------

REOs that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                                                                     EXHIBIT G-5

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                                REO STATUS REPORT
                           AS OF ____________________

--------------------------------------------------------------------------------------------------------
       S4              S55         S61       S57      S58        P74
--------------------------------------------------------------------------------------------------------
                                                                         (f)=(k/j)
--------------------------------------------------------------------------------------------------------
                                                                                           Appraisal
                   Short Name                                                Value          BPO or
  Prospectus ID       (When     Property    City     State    Valuation    using NOI       Internal
                  Appropriate)    Type                          Date         & Cap           Value
                                                                              Rate         Source**
--------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
         P75                              P35         P77        P82          P79
--------------------------------------------------------------------------------------------------------
(g)                   (h)=(.90*g)-e
--------------------------------------------------------------------------------------------------------
      Appraisal                          Total
       BPO or           Loss using     Appraisal   Transfer      REO        Pending
      Internal         90% Appr. or    Reduction     Date     Acquisition  Resolution       Comments
        Value             BPO (f)      Realized                  Date         Date
--------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------

REOs that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                                                                     EXHIBIT G-6

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                               SERVICER WATCH LIST
                           AS OF ____________________

-------------- ------------ -------- ------- ----- ----------- ------ --------- ----------- --------- -----------------------------
      S4            S55        S61    S57     S58      P7        P8      P11        P93        P97
-------------- ------------ -------- ------- ----- ----------- ------ --------- ----------- --------- -----------------------------
                Short Name                          Scheduled  Paid              Preceding    Most
Prospectus ID      (When    Property  City   State    Loan     Thru   Maturity   Fiscal Yr   Recent   Comment / Action to be taken
               Appropriate)    type                  Balance   Date     Date     DSCR NCF   DSCR NCF
-------------- ------------ -------- ------- ----- ----------- ------ --------- ----------- --------- -----------------------------
List all loans on watch list and reason sorted in descending balance order.
Should not include loans that are specially serviced






Total                                               $
-------------- ------------ -------- ------- ----- ----------- ------ --------- ----------- --------- -----------------------------

                                                                     EXHIBIT G-7

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                       OPERATING STATEMENT ANALYSIS REPORT
                           AS OF ____________________

PROPERTY OVERVIEW
  Prospectus Loan ID
  Sch Bal/Paid to Date/Allocated %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                Underwriting   1994         1995         1996         Trailing
                                    ------------   ----         ----         ----         --------
  Occupancy Rate*
  Average Rental Rate
                                    * Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME:                                                                                   No. of Mos.
  Number of Mos.                                                Prior Year   Current Yr.
  Period Ended                      Underwriting      1994         1995         1996      97 Trailing**    1996-Base   1996-1995
  Statement Classification           Base Line     Normalized   Normalized   Normalized   as of   /  /97   Variance    Variance
                                    ------------   ----------   ----------   ----------   --------------   ---------   ---------
  Rental Income (Category 1)
  Rental Income (Category 2)
  Rental Income (Category 3)
  Pass Through/Escalations
  Other Income

Effective Gross Income               $0.00           $0.00         $0.00        $0.00        $0.00               %           %
                                     Normalized - Full year financial statements that have been reviewed by the underwriter or
                                                  Servicer.
                                     ** Servicer will not be expected to "Normalize" these YTD numbers.


OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  General and Administration
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent
Total Operating Expenses             $0.00           $0.00         $0.00        $0.00        $0.00               %           %

Operating Expense Ratio

Net Operating Income                 $0.00           $0.00         $0.00        $0.00        $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve
  Total capital Items                $0.00           $0.00         $0.00        $0.00        $0.00                       $0.00

N.O.I. After Capital Items           $0.00           $0.00         $0.00        $0.00        $0.00

Debt Service (per Servicer)          $0.00           $0.00         $0.00        $0.00        $0.00
Cash Flow after debt service         $0.00           $0.00         $0.00        $0.00        $0.00

DSCR: (NOI/Debt Service)

(1)DSCR: (after reserves\Cap exp.)

Source of Financial Data
                                     (i.e., operating statements, financial statements, tax return, other)
Notes and Assumptions
------------------------------------------------------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials. This report may vary depending on the property type and because of the way information may vary in each borrowers statement. Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base
Rent 2) Percentage rents on cashflow.

Hotel: 1) Room Revenue 2) Food/Beverage Nursing home: 1) Private 2) Medicaid 3) Medicare

INCOME: COMMENT
EXPENSE: COMMENT
CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                                                                     EXHIBIT G-8

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                 FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                           AS OF ____________________

PROPERTY OVERVIEW
  LB Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                Borrower       Adjustment   Normalized
                                    --------       ----------   ----------
  Occupancy Rate*
  Average Rental Rate

                                     * Occupancy rates are year end or the ending date of the financial statement for the period.
INCOME:
  Number of Mos.                     "Year"
  Period Ended                      Borrower                    Adjustment                Normalized
  Statement Classification           Actual
                                    -------                     ----------                ----------
  Rental Income (Category 1)
  Rental Income (Category 2)
  Rental Income (Category 3)
  Pass Through/Escalations
  Other Income

Effective Gross Income               $0.00                        $0.00                      $0.00
                                     Normalized - Full year financial statements that have been reviewed by the Servicer
OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  General and Administration
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent
Total Operating Expenses             $0.00                        $0.00                       $0.00

Operating Expense Ratio

Net Operating Income                 $0.00                        $0.00                       $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve

Total capital Items                  $0.00                        $0.00                       $0.00

N.O.I. After Capital Items           $0.00                        $0.00                       $0.00

Debt Service (per Servicer)          $0.00                        $0.00                       $0.00
Cash Flow after debt service         $0.00                        $0.00                       $0.00

(1) DSCR:(NOI/Debt Service)

DSCR: (after reserves\Cap exp.)

Source of Financial Data
Notes and Assumptions                (i.e. operating statements, financial statements, tax return, other) Notes and Assumptions
------------------------------------------------------------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.
The "Normalized" column is used in the Operating Statement Analysis Report.
This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE

------------ --------- -------- ------------------ ----------------
          1         2        3                  4                5
              Group              Offering Doc ID    Orig Note Amt
  Transid       ID      Svcrn        prospln             oa
------------ --------- -------- ------------------ ----------------


--------------- ------------------ ---------------- ---------------
             6                  7                8               9
 Orig in Term    Orig Amort term   Orig Note rate   Orig pmt rate
      ot             oaterm              oir             oir
--------------- ------------------ ---------------- ---------------


-------------- ---------- ----------
           10         11         12
 Dt 1st Pmt               int only
     dfp        gracedy      io
-------------- ---------- ----------

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE

--------------- ----------------- ----------- ---------------- ----------------
             3                 4          13               14                15
                Offering Doc ID                  in rt typ     int accr meth cd
    svcrln          prospin        Balloon        irtype          intaccrcod
--------------- ----------------- ----------- ---------------- ----------------


--------------- ------------------ --------------------- ----------------
            16                 17                    18               19
   int arr         pmt type cd     prepmt lkout end dt    Y/M end date
  intarrears       pmttypcode           pplkoenddt         yldmntendd
--------------- ------------------ --------------------- ----------------


---------------------
                  20
 Prepay Prem end dt
     pppremendd
---------------------

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE

--------------- ----------------- ----------------------- ---------------
             3                 4                      21              22
                Offering Doc ID        Prepay terms        Arm Ind cod
    svcrln          prospin             pptermdesc           indexcd
--------------- ----------------- ----------------------- ---------------


------------- -------------- ------------------ --------------- ---------------
          23             24                 25              26              27
 Rate adj 1   Pmt adj dt 1        ARM mgn          Life cap      Life floor
 rateadjdt1     pmtadjdt1         Margin           lifecap       life floor
------------- -------------- ------------------ --------------- ---------------


--------------------
                 28
Periodic Rt inc lmt
    pratinclmt
--------------------

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE

------------- ----------------- ---------------------- -----------------------
           3                 4                     29                      30
              Offering Doc ID    Periodic Rt dec lmt     Per Pmt adj max %
   Svcrln         prospin            pratdeclmt               ppadjmax
------------- ----------------- ---------------------- -----------------------


------------------- ------------------ ------------------- ---------------------
                31                 32                  33                    34
Per Pmt adj max $       Pmt freq       Rt Reset freq mos    pmt reset freq mos
    ppadmaxamt            pfreq            rresetfreq           presetfreq
------------------- ------------------ ------------------- ---------------------


----------------
             35
   Round cd
   roundcode
----------------

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE

------------ ------------------- ------------------ ---------------
          3                   4                 36              37
              Offering Doc ID       Round incre       ndx lookbk
  svcrln          prospin           roundincre         ndxlkbk
------------ ------------------- ------------------ ---------------


--------------- ----------------- ----------------- ------------------
            38                39                40                 41
  Neg Am all       Max Neg %         max neg $        Rem term sec
    negam            maxneg          maxneg amt           rterm
--------------- ----------------- ----------------- ------------------


------------------- ----------------
                12               43
 Rem Am Term sec     Mat Date sec
     rematerm             dmt
------------------- ----------------

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE

      77
-------------- ------------ ------------------ -------------- -----------------
            3            4                 44             45                46
               Offering Doc   Sched UPB sec      secure ir    Svc/trus free rt
    svcrin      ID prospin      begschbal        secureir        svctterate
-------------- ------------ ------------------ -------------- -----------------


------------- -------------- --------------- -------------- --------------
          47             48              49             50             51
 frt/srt 1      frt/srt 2      frt/srt 3       frt/srt 4      frt/srt 5
  srate 1        srate 2        srate 3         srate 4        srate 5
------------- -------------- --------------- -------------- --------------


---------------
            52
  Net Rt sec
   secnetir
---------------

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE


--------------- ----------------- --------------------- --------------
             3                 4                    53             54
                Offering Doc ID     Per P&I pmt sec       # of prop
    svcrin          prospln             perpisec          proptotal
--------------- ----------------- --------------------- --------------


--------------------------- --------------------------- --------------
                        55                          56             57
     Property name                  prop addr              prop ci
       propname                     propaddres            propcity
--------------------------- --------------------------- --------------


-------------- ---------------
           58              59
   prop st        Prop zip
  propstate       propzip
-------------- ---------------

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE


------------------------ ------------------- ----------------- ---------------
                      3                   4                60              61
                          Offering Doc ID        Property       Prop type cd
                              prospln             County          proptype
         svcrln
------------------------ ------------------- ----------------- ---------------


--------------- -------------- --------------- -------------- --------------
            62             63              64             68             66
Net Sq Ft sec    # Units sec     Year built       NOI sec       DSCR sec
  netsqftsec       nounits        yrbuilt        mrfytdnoi     mrfytddscr

--------------- -------------- --------------- -------------- --------------


---------------
            67
 Appr Val sec
  mrrecappr

---------------

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE


------------------------- ------------------ ----------------- ---------------
                       3                  4                68              69
                           Offering Doc ID     Appr Dt Sec      Phys Occ sec
                               prospln           mrapprdt         mrfytdpo
       svcrln
------------------------- ------------------ ----------------- ---------------


--------------- -------------- --------------- ------------ --------------
            70             71              72           73             74
 Revenue sect   Oper Exp sec    Sec Fin aod                  Grnd lease
  mrfytdrev       mrfytdexp      secfinaod      Recoursc     groundleas

--------------- -------------- --------------- ------------ --------------


------------------
               75
Cross-Coll In grp
    crcolngrp

------------------

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE

---------------------------------------------------------------------------------------------------------------
                     3                     4                    76                    77                    78
                          OFFERING DOC ID          COLL ESCR             COLL RESV           LIEN POS SEC
        SVCRLN                PROPSLN             COLLESCROW            COLLOTHRES            LIENPOSSEC
---------------------------------------------------------------------------------------------------------------




                                                                    EXHIBIT G-10

                            LOAN PERIODIC UPDATE FILE


-------------- ------------ ----------- -------------------- -----------


                  Group                   Offering Doc ID
   transid       groupid      svcrln         prosprln        distribdt
-------------- ------------ ----------- -------------------- -----------


-------------- -------------- ------- ------------- ----- -------------


                                                          Mat Date sec
  begschbal      endschbal     dpt     index rate    ir       dmt
-------------- -------------- ------- ------------- ----- -------------


-----------------


Svc/trus fee rt
   svctterate
-----------------

                                                                    EXHIBIT G-10

                            LOAN PERIODIC UPDATE FILE


--------- ---------- ---------- ----------- ------------ ----------- -------- -------- ------------ -------- ------ ------ --------


          frt/srt 1  frt/srt 2  frt/srt 3    frt/srt 4   frt/srt 5
 svcrln    srate1     srate2      srate3      srate4       srate5     netir   idex_rate note_rate    dnic     dnpc  schint schprin
--------- ---------- ---------- ----------- ------------ ----------- -------- -------- ------------ -------- ------ ------ --------




                                                                    EXHIBIT G-10

                            LOAN PERIODIC UPDATE FILE


----------- ---------- ------------- ----------- -------- ----------- ----------- --------- ---------- ------- ---------- ---------



  svcrin      schpi     negamdefin    unprcoll   othpradj liqppmtdt   ppmtenyld   ppintexc  liqppcode  aseramt   aserdt   asercum
----------- ---------- ------------- ----------- -------- ----------- ----------- --------- ---------- ------- ---------- ---------





                                                                    EXHIBIT G-10

                            LOAN PERIODIC UPDATE FILE


--------- ---------- ---------- --------- ----------- ----------- ----------- ----------- --------- ---------- ------------ -------



 svcrln   actenbal    piadvos   tiadvos   oexpadvout    Instat    bankruptcy   forecldt    reodt    bankrupdt  netliqproc   liqexp
--------- ---------- ---------- --------- ----------- ----------- ----------- ----------- --------- ---------- ------------ -------







                                                                    EXHIBIT G-10

                            LOAN PERIODIC UPDATE FILE


---------- ------------ ------------- ------------- ------------ ------------



 svcrln    reallosstr     dtlstmod      modcode       modrate     modpmtrat
---------- ------------ ------------- ------------- ------------ ------------


------------- -------------- ----------- -------------- ----------- -----------



  prefyrrev     prefyrexp    prefyrnoi    preyfyrdsam   prefyrdscr   prefyrocc
------------- -------------- ----------- -------------- ----------- -----------

                                                                    EXHIBIT G-10

                            LOAN PERIODIC UPDATE FILE


---------------- -------------- -------------- ------------- --------------



    svcrln         prefyrodt     sprefyrrev     sprefyrexp    sprefyrnoi
---------------- -------------- -------------- ------------- --------------


-------------- -------------- ------------- -------------- --------------


                                                           Revenue sect
  sprefyrds     sprefyrdsc     sprefyrpo     sprefyraod      mrfytdrev
-------------- -------------- ------------- -------------- --------------


--------------


Oper Exp sec
  mrfytdexp
--------------

                                                                    EXHIBIT G-10

                            LOAN PERIODIC UPDATE FILE

---------- ----------- ------------- ------------ ---------------- -----------


            NOI sec                    DSCR sec     Phys Occ sec
  svcrln   mrfytdnoi     mrfytdds     mrfytddscr      mrfytdpo     mrfytdstdt
---------- ----------- ------------- ------------ ---------------- -----------


------------ --------------- ------------------ ------------ ---------------


                               Appr Val sec
 mrfytdendd      mrapprdt         mrrecappr       wkostrcod     mrsstrandt
------------ --------------- ------------------ ------------ ---------------

                                                                    EXHIBIT G-10

                               LOAN PERIODIC FILE


-------------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------


                                                                            primary      master     special
   svcrln      mrmsretdt   dtasstres   yrlastren                Accrual       fees        fees        fees        Days
-------------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------





                                                                    EXHIBIT G-11

                                  PROPERTY FILE



1              2            3                         4            5            6                         7
Tran ID        Loan ID      Prosup       Other        Prop ID      Distrib      Crossed                   Property Name
                            Loan ID      ID                        Date         Collateralized
                                                                                Loan Grouping
============== ============ ============ ============ ============ ============ ========================= =================






                                                                    EXHIBIT G-11

                                  PROPERTY FILE


1            2              8                              9        10    11     12      13        14     15        16
Tran ID      Loan ID                                                      Zip    County  Prop      Year   Year      Net SF
                            Address                        City     State Code           Type      Built  Renovated At Securitzn
                                                                                         Code
============ ============== ============================== ======== ===== ====== ======= ========= ====== ========= ==============






                                                                    EXHIBIT G-11

                                  PROPERTY FILE


1        2      17               18     19           20        21          22       23           24         25          26
Tran ID  Loan   # of             Prop   Alloc. %     Current   Current     Ground   Other        Most       Most        Date Asset
         ID     Units/Beds/Rooms Stat   of Loan      Alloc. %  Alloc.      Lease    Escrow/      Recent     Recent      To
                At                      At                     Loan                 Reserve      Appraisal  Appraisal   Be Resolved
                Securization            Securitization         Amount               Balances     Date       Value
======== ====== ================ ====== ============ ========= =========== ======== ============ ========== =========== ===========







                                                                    EXHIBIT G-11

                                  PROPERTY FILE



1            2            27          28       29     30        31           32         33         34         35         36
Tran ID      Loan ID      Foreclosure REO      Occ.   Occ.      Date Lease   % SF       % SF       % SF       % SF       % SF
                          Date        Date     %      Date      Rollover     expire     expire     expire     expire     expire
                                                                Review       1-12 mo.   13-24 mo.  25-36 mo.  37-48 mo.  49-60 mo.
============ ============ =========== ======== ====== ========= ============ ========== ========== ========== ========== =========






                                                                    EXHIBIT G-11

                                  PROPERTY FILE



1         2          37               38          39          40            41            42        43             44
Tran ID   Loan ID    Largest Tenant   SF          2nd         SF 2nd        3rd Largest   SF 3rd    Fiscal Year    Securitization
                                      Largest     Largest     Largest       Tenant        Largest   End Month      Finan.
                                      Tenant      Tenant      Tenant                      Tenant                   As of Date
========= ========== ================ =========== =========== ============= ============= ========= ============== ==============





                                                                    EXHIBIT G-11

                                  PROPERTY FILE



1                2             45               46              47               48              49                 50
Tran ID          Loan ID       Revenue At       Oper. Exp. At   NOI At           DSCR At         Appraisal Value    Appraisal Date
                               Securitization   Securitization  Securitization   Securitization  Securitization     Securitization
================ ============= ================ =============== ================ =============== ================== ===============







51                 52              53               54
Physical Occup     Date of Last    Preceding FY     Preceding FY
At Securitization  Inspection      Fin. as of Date  Revenue
================== =============== ================ ===============

                                                                    EXHIBIT G-11

                                  PROPERTY FILE



1               2             55              56            57            58             59               60
Tran ID         Loan ID       Preceding FY    Preceding FY  Preceding FY  Preceding FY   Preceding FY     2nd Preceding
                              Expenses        NOI           Debt Service  DSCR           Occupancy        FY Fin as of Date
=============== ============= =============== ============= ============= ============== ================ ==================






61               62                63
2nd Preceding    2nd Preceding     2nd Preceding
FY Revenue       FY Expenses       FY NOI
================ ================= ===============

                                                                    EXHIBIT G-11

                                  PROPERTY FILE



1            2        64               65            66            67                68           69            70
Tran ID      Loan ID  2nd Preceding    2nd           2nd           Most Recent       Most Recent  Most Recent   Most Recent
                      FY Debt Service  Preceding     Preceding     FY Fin as of      FY Revenue   FY Expenses   FY NOI
                                       FY DSCR       FY Occup %    date
============ ======== ================ ============= ============= ================= ============ ============= =============







71              72           72
Most Recent     Most Recent  Most Recent
FY Debt         FY DSCR      FY Occup %
Service
=============== ============ ==============

                                                                    EXHIBIT G-12

                                      CSSA
                             BOND LEVEL FILE LAYOUT
              BOND LEVEL ONLY - REFLECTS DISTRIBUTION STATEMENTS
                             VERSION 1.0 (12/31/98)

  -----------------------------------   ------------------------   -------------------------------------------------------
                                                       FORMAT
              FIELD NAME                #     TYPE     EXAMPLE                      DESCRIPTION/COMMENTS
  --------------------------------------------------------------   -------------------------------------------------------
  Character Set                            ASCII
  Field Delineation                        Comma
  -----------------------------------   ------------------------   -------------------------------------------------------
  Transaction ID                         1     AN      XXX97001    Unique Issue Identification Mnemonic (Consistent With
                                                                   CSSA Periodic Loan File)
  Distribution Date                      2     AN      YYYYMMDD    Date Payments Made To Certificateholders
  Record Date                            3     AN      YYYYMMDD    Date Class Must Be Held As Of To Be Considered Holder
                                                                       of Record

  Class Name/Class Id                    4     AN           A-1    Unique Class Identification Mnemonic
  Cusip                                  5     AN     999999AA1    Cusip # (Null If No Cusip Exists)
  Original Balance                       6  Numeric   1000000.00   The Class Balance At Inception Of The Issue
  Notional Flag                          7     AN             Y    "Y" For Notional
  Beginning Balance                      8  Numeric   100000.00    The Outstanding Principal Balance Of The Class At The
                                                                   Beginning Of The Current Period

  Scheduled Principal                    9  Numeric     1000.00    The Scheduled Principal Paid
  Unscheduled Principal                 10  Numeric     1000.00    The Unscheduled Principal Paid
  Total Principal Distribution          11  Numeric     1000.00    Total Principal Payment Made
  Deferred Interest                     12  Numeric     1000.00    Any Interest Added To The Class Balance Including
                                                                   Negative Amortization

  Realized Loss (Gain)                  13  Numeric     1000.00    The Total Realized Loss of (Gain) Allocated
  Cumulative Realized Losses            14  Numeric   100000.00    Realized Losses Allocated Cumulative-To-Date
  Ending Balance                        15  Numeric     1000.00    Outstanding Principal Balance Of The Class At The End
                                                                   Of The Current Period

  Current Index Rate                    16  Numeric       0.055    The Current  Index Rate Applicable To The Calculation
                                                                   Of Current Period Remittance Interest Rate

  Current Remittance                 `  17  Numeric       0.075    Annualized Interest Rate Applicable To The
  Rate/Pass-Through Rate                                           Calculation Of Current Period Remittance Interest
  Accrual Method                        18  Numeric           1    I=30/360, 2=Actual/365, 3=Actual/360,
                                                                   4=Actual/Actual, 5=Actual/366
  Current Accrual Days                  19  Numeric          30    The Number Of Accrual Days Applicable To the
                                                                   Calculation Of Current Period Remittance Interest

  Interest Accrued                      20  Numeric     1000.00    The Amount of Accrued Interest
  Prepayment Penalty/Premium            21  Numeric     1000.00    The Amount Of Prepayment Penalties Allocated
  Allocation
  Yield Maintenance Allocation          22  Numeric     1000.00    Total Amount Of Yield Maintenance Penalties Allocated
  Other Interest Shortfall              23  Numeric     1000.00    Other Specific Additions To Interest
  Prepayment Interest Shortfall         24  Numeric     1000.00    Total Interest Adjustments For PPIS
  Appraisal Reduction Allocation        25  Numeric     1000.00    Total Current Appraisal Reduction Allocated
  Other Interest Shortfall              26  Numeric     1000.00    Total Interest Adjustments Other Than PPIS
  Total Interest Distribution           27  Numeric     1000.00    The Total Interest Payment Made
  Cumulative Appraisal Reduction        28  Numeric     1000.00    Total Cumulative Appraisal Reduction Allocated
  Cumulative Prepayment                 29  Numeric     1000.00    The Amount Of Prepayment Penalties Allocated To Date
  Penalty/Premium Allocation
  Cumulative Yield Maintenance          30  Numeric     1000.00    Total Amount Of Yield Maintenance Penalties Allocated
  Allocation                                                       To Date
  Beginning Unpaid Interest Balance     31  Numeric     1000.00    Outstanding Interest Shortfall At The Beginning Of
                                                                   the Current Period

  Ending Unpaid Interest Balance        32  Numeric     1000.00    Outstanding Interest Shortfall At The End Of the
                                                                   Current Period

  DCR - Original Rating                 33     AN           AAA    The Original Rating Of The Class By Duff & Phelps
  DCR - Most Recent Rating              34     AN           AAA    The Most Recent Rating Of The Class By Duff & Phelps
  DCR - Date Transmitted from           35     AN      YYYYMMDD    The Date On Which The Most Recent Rating Was Provided
  Rating Agency                                                    To The Trustee By Duff & Phels
  Fitch - Original Rating               36     AN           AAA    The Original Rating Of The Class By Fitch
  Fitch - Most Recent Rating            37     AN           AAA    The Most Recent Rating Of The Class By Fitch
  Fitch - Date Transmitted from         38     AN      YYYYMMDD    The Date On Which The Most Recent Rating Was Provided
  Rating Agency                                                    To The Trustee By Fitch
  Moody's - Original Rating             39     AN           AAA    The Original Rating Of The Class By Moody's
  Moody's - Most Recent Rating          40     AN           AAA    The Most Recent Rating Of The Class By Moody's
  Moody's - Date Transmitted from       41     AN      YYYYMMDD    The Date On Which The Most Recent Rating Was Provided
  Rating Agency                                                    To The Trustee By Moody's
  Standard & Poors - Original Rating    42     AN           AAA    The Original Rating Of The Class By Standard & Poors
  Standard & Poors - Most Recent        43     AN           AAA    The Most Recent Rating Of The Class By Standard &
  Rating                                                           Poors
  Standard & Poors - Date               44     AN      YYYYMMDD    The Date On Which The Most Recent Rating Was Provided
  Transmitted From Rating Agency                                   To The Trustee By Standard & Poors
  -----------------------------------   ------------------------   -------------------------------------------------------

                                                                    EXHIBIT G-13

                         FORM OF COLLATERAL SUMMARY FILE
                                      CSSA
                         COLLATERAL SUMMARY FILE LAYOUT
         COLLATERAL LEVEL SUMMARY - SUMMARIZES CSSA 100.1 PERIODIC FILE
                             VERSION 1.0 (12/31/98)

--------------------------- ------- ------------------- ---------------------------------------------------
                            PERIODIC           FORMAT
                            FIELD
        FIELD NAME          REFERENC #   TYPE   EXAMPLE                 DESCRIPTION/COMMENTS
                              #
--------------------------- ------- ------------------- ---------------------------------------------------
Character Set                          ASCII
Field Delineation                      Comma
--------------------------- ------- ------------------- ---------------------------------------------------
Transaction Id                      1    AN    XXX97001 Unique Issue Identification Mnemonic
Group Id                            2    AN    XXX97001 Unique Identification Number Assigned To Each
                                                        Loan Group Within An Issue

Distribution Date                   3    AN    YYYYMMDD Date Payments  Made To Certificateholders
Original Loan Count                 4  Numeric   100    Number of loans at time of securitization
Ending current period               5  Numeric   99     Number of loans at end of current period
loan count
Ending current period         7     6  Numeric 1000000.0Aggregate scheduled balance of loans at end of
collateral balance                                      current period
1 month Delinquent -                7  Numeric    1     Number of loans one month delinquent
number
1 month Delinquent -                8  Numeric 1000.00  Scheduled principal balance of loans one month
scheduled balance                                       delinquent
2 months Delinquent -               9  Numeric    1     Number of loans two months delinquent
number
2 months Delinquent -               10 Numeric 1000.00  Scheduled principal balance of loans two months
scheduled balance                                       delinquent
3 months Delinquent -               11 Numeric    1     Number of loans three months delinquent
number
3 months Delinquent -               12 Numeric 1000.00  Scheduled principal balance of loans three months
scheduled balance                                       delinquent
Foreclosure - number                13 Numeric    1     Number of loans in foreclosure - overrides loans
                                                        in delinquency
Foreclosure - scheduled             14 Numeric 1000.00  Scheduled principal balance of loans in
balance                                                 foreclosure - overrides loans in delinquency
REO - number                        15 Numeric    1     Number of REOs - overrides loans in delinquency
                                                        or foreclosure
REO - scheduled balance             16 Numeric 1000.00  Book value of REOs - overrrides loans in delinquency or foreclosure
Specially serviced -                17 Numeric    1     Number of specially serviced loans - includes
number                                                  loans in delinquency, foreclosure, REO
Specially serviced -                18 Numeric 1000.00  Scheduled principal of Specially Serviced loans scheduled balance
In Bankruptcy - number              19 Numeric    1     Number of loans in bankruptcy - included in
                                                        delinquency aging category
In Bankruptcy - scheduled           20 Numeric 1000.00  Scheduled principal balance of loans in
balance                                                 bankruptcy - included in delinquency aging
                                                        category

Prepaid loans - number              21 Numeric    1     Number of prepayments in full for the current
                                                        period

Prepaid loans - principal           22 Numeric 1000.00  Principal balance of loans prepaid in full for the current period.
Total unscheduled           27+28   23 Numeric 1000.00  Includes prepayments in full, partial
principal                                               pre-payments, curtailments in the current period
Total Penalty for the               24 Numeric 1000.00  The aggregate prepayment or yield maintenance
period                                                  penalties on the loans for the period.
Current realized losses       47    25 Numeric 1000.00  Realized losses (gain) in the current period
(gains)
Cumulative realized losses          26 Numeric 1000.00  Cumulative realized losses
Appraisal Reduction Amount    33    27 Numeric 1000.00  Total Current Appraisal Reduction Allocated
Cumulative Appraisal          35    28 Numeric 1000.00  Total Cumulative Appraisal Reduction Allocated
Reduction
Total P&I Advance             37    29 Numeric 1000.00  Outstanding P&I Advances At The End Of The
Outstanding                                             Current Period
Total T&I                     38    30 Numeric 1000.00  Outstanding Taxes & Insurance Advances At The End
AdvanceOutstanding                                      Of The Current Period
Other Expense Advance         39    31 Numeric 1000.00  Other Outstanding Advances At The End Of The
Outstanding                                             Current Period
Reserve Balances                    32 Numeric 1000.00  Balance of cash or equivalent reserve accounts pledged as credit enhancement
LOC Balances                        33 Numeric 1000.00  Balance of letter of credit reserve accounts pledged as credit enhancement
Amortization WAM                    34 Numeric   333    Weighted average maturity based on amortization
                                                        term

Maturity WAM                        35 Numeric   333    Weighted average maturity based on term to
                                                        maturity

Calculated WAC                      36 Numeric  0.105   Weighted average coupon used to calculate gross
                                                        interest
--------------------------- ------- ------------------- ---------------------------------------------------

                                                                       EXHIBIT H

                         FORM OF AFFIDAVIT OF LOST NOTE

STATE OF                )
                        )  ss.:
COUNTY OF               )


     _______________________________ , ________________________________ , being duly sworn, deposes and says:

     1. that he/she is an authorized signatory of _________________________ (the "Noteholder");

     2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as _____________________ ____________________, located in ____________________;

      3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $___________ made by _____________________, to __________________________, under date of ___________ (the "Note");

     4. that the Note is now owned and held by the Noteholder;

     5. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

     6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

     7. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the Depositor to the Trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee) the Noteholder covenants and agrees (a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                       NAME OF NOTEHOLDER


                                       By:____________________________________
                                       Authorized Signatory

Sworn to before me this
_________ day of ____________, 2000

                                                                       EXHIBIT I

                             INVESTOR CERTIFICATION

                                                      Date:

Wells Fargo Bank Minnesota, N.A.
Sixth & Marquette
Minneapolis, Minnesota  55479-0113

Attention:__Corporate Trust Services (CMBS)
____________Credit Suisse First Boston Mortgage Securities Corp., Series
2000-C1

      In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of July 11, 2000 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, CapMark Services, L.P., as Pool I Servicer, National Consumer Cooperative Bank, as Pool II Servicer and Pool II Special Servicer, Lennar Partners, Inc., as Pool I Special Servicer and you, as Trustee, with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class ____ Certificates.

2. The undersigned is requesting, pursuant to Section 4.02 of the Agreement, is requesting access to certain information (the "Information") on the Trustee's website and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to Section 4.02 of the Agreement.

3. In consideration of the Trustee's disclosure to the undersigned of the Information, or providing access in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

                                       _________________________________
                                       Beneficial Owner or Prospective
                                       Purchaser

                                       Name: ___________________________
                                       Title: __________________________
                                       Company:_________________________
                                       Phone:___________________________

                                                                       EXHIBIT J

                   UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                       EXHIBIT K

                      FORM OF NCCB SUBORDINATION AGREEMENT

                                                                       EXHIBIT L

                       FORM OF REPORT REGARDING ADVANCES